EXECUTION VERSION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of
March 15, 2005

among

INTERPOOL CONTAINER FUNDING, SRL,
as the Borrower

INTERPOOL, INC.,
as the Parent Guarantor

FORTIS BANK (NEDERLAND) N.V.,
as the Agent

and

THE LENDERS NAMED HEREIN

TABLE OF CONTENTS

Page

SECTION 1.	DEFINITIONS; RULES OF INTERPRETATION	1

Section 1.1	Definitions	1

Section 1.2	Rules of Interpretation	33

SECTION 2.	THE CREDIT LOAN	34

Section 2.1	Commitments to Make Credit Loans	34

Section 2.2	The Notes	35

Section 2.3	Principal Payments on the Notes	36

Section 2.4	Interest on the Credit Loan	36

Section 2.5	Revolving Credit Facility	37

Section 2.6	Fees	37

Section 2.7	Prepayments	37

Section 2.8	Illegality or Impossibility	38

Section 2.9	Additional Costs and Expenses; Reserve Charge; Capital Requirements	39

Section 2.10	The Agent's or Lender's Certificates	41

Section 2.11	Pro Rata Treatment	41

Section 2.12	Funding of Credit Loans	41

Section 2.13	Obligations Several	41

Section 2.14	Replacement of an Affected Lender	41

Section 2.15	Form and Terms of Payment	42

Section 2.16	Funding Losses	42

Section 2.17	Payments Free and Clear of Taxes	43

Section 2.18	Trust Account	44

Section 2.19	Restricted Cash Account	48

Section 2.20	Investments	49

SECTION 3.	REPRESENTATIONS AND WARRANTIES	49

Section 3.1	Corporate Existence and Good Standing, Etc.	49

Section 3.2	Corporate Power; Consents; Absence of Conflict with Other Agreements, Etc.	49

Section 3.3	Title to Properties	50

Section 3.4	Financial Statements	50

Section 3.5	No Material Changes, Etc.	50

Section 3.6	Litigation	51

Section 3.7	No Materially Adverse Contracts, Etc.	51

Section 3.8	Compliance with Other Instruments Laws, Etc.	51

Section 3.9	Tax Status	51

Section 3.10	Compliance with ERISA	51

Section 3.11	Environmental Matters	51

Section 3.12	No Default	53

Section 3.13	Patents, Copyrights, Permits, Trademarks, Licenses and Leases	53

Section 3.14	Use of Proceeds	53

Section 3.15	Capitalization	53

Section 3.16	Subsidiaries	53

Section 3.17	Holding Company and Investment Company Acts	54

Section 3.18	Pension Plans	54

Section 3.19	Disclosure	54

Section 3.20	Title to Lease and Container	54

Section 3.21	First Lien	54

Section 3.22	Survival of Representations and Warranties, Etc.	54

Section 3.23	Waiver of Immunity	55

Section 3.24	Eligible Leases; Eligible Container	55

Section 3.25	Borrowing for Own Benefit	55

Section 3.26	[Section Intentionally Omitted]	55

Section 3.27	Foreign Assets Control Regulations	55

Section 3.28	Debt for Tax	56

SECTION 4.	CONDITIONS TO CLOSING ON THIRD RESTATEMENT DATE	56

Section 4.1	Request for Funds	56

Section 4.2	Representations and Warranties	56

Section 4.3	Performance; No Default	56

Section 4.4	Delivery of Officer's Certificate	56

Section 4.5	Legality; Consents	56

Section 4.6	Delivery of Loan Documents	56

Section 4.7	Delivery of Charter and Other Documents	57

Section 4.8	Opinions of the Borrower's, Parent Guarantor's and Seller's Counsel	57

Section 4.9	Security Documents	57

Section 4.10	Proceedings and Documents	57

Section 4.11	Compliance Certificate	58

Section 4.12	No Material Adverse Changes, Etc.	58

Section 4.13	Evidence of Insurance	58

Section 4.14	Litigation	58

Section 4.15	Fees	58

Section 4.16	[Reserved]	58

Section 4.17	No Defaults; Absence of Material Adverse Change	58

Section 4.18	[Reserved]	58

Section 4.19	Availability of Funding	58

Section 4.20	[Reserved]	58

Section 4.21	Officer Certificate	59

Section 4.22	Eligible Leases	59

Section 4.23	Solvency Certificate	59

Section 4.24	CAI Notice of Assignment	59

Section 4.25	[Reserved]	59

Section 4.26	[Reserved]	59

SECTION 5.	CONDITIONS TO SUBSEQUENT FUNDINGS	59

Section 5.1	Representations and Warranties	59

Section 5.2	Performance; No Default	59

Section 5.3	Compliance Certificate	60

Section 5.4	Security Documents	60

Section 5.5	[Reserved]	60

Section 5.6	Copies of Purchase Documentation, Invoices, Bills of Sale and Other Title Documents	60

SECTION 6.	AFFIRMATIVE COVENANTS	60

Section 6.1	Punctual Payment	60

Section 6.2	Location of Office	60

Section 6.3	Records and Accounts; Collateral Tracking System	60

Section 6.4	Financial Statements, Certificates and Information	61

Section 6.5	Business and Corporate Existence	62

Section 6.6	Payment of Taxes	62

Section 6.7	Maintenance of Property	63

Section 6.8	Insurance	63

Section 6.9	Inspection of Properties and Books	64

Section 6.10	Licenses and Permits	65

Section 6.11	Notice of Material Claims and Litigation	65

Section 6.12	Further Assurances	65

Section 6.13	Pension Plans	65

Section 6.14	Environmental and Safety Matters	66

Section 6.15	Payment of Wages	67

Section 6.16	Notice of Default	67

Section 6.17	OFAC	67

Section 6.18	Possession of Eligible Container	67

Section 6.19	Interest Rate Hedge Agreements	67

Section 6.20	UNIDROIT Convention	70

Section 6.21	Separate Identity	70

Section 6.22	Investment Company	70

Section 6.23	United States Tax Election	70

Section 6.24	Independent Quotaholder	70

Section 6.25	Intercreditor Delivery	70

SECTION 7.	NEGATIVE COVENANTS	71

Section 7.1	Liens	71

Section 7.2	Maximum Funded Debt to Tangible Net Worth	71

Section 7.3	Minimum Tangible Net Worth	71

Section 7.4	Fixed Charge Coverage Ratio	71

Section 7.5	Additional Financial Covenants	71

Section 7.6	Distributions	71

Section 7.7	Merger, Consolidation or Sale of Assets, Etc.	71

Section 7.8	[Reserved]	73

Section 7.9	ERISA	73

Section 7.10	Public Utility Holding Company	73

Section 7.11	Transactions with Affiliates	73

Section 7.12	Dispositions of Collateral	73

Section 7.13	Other Indebtedness	74

Section 7.14	Charter Documents	74

Section 7.15	Capital Expenditures	74

Section 7.16	Permitted Activities	74

Section 7.17	United States Tax Election	74

Section 7.18	Amendment to or Waiver of Loan Documents	74

Section 7.19	CAI Agreement	75

SECTION 8.	EVENTS OF DEFAULT	75

SECTION 9.	REMEDIES	79

SECTION 10.	NOTICE AND WAIVERS OF DEFAULT	81

Section 10.1	Notice of Default	81

Section 10.2	Waivers of Default	81

SECTION 11.	SET OFF	81

SECTION 12.	SECURITY AND DISCHARGE	82

SECTION 13	THE AGENT	82

Section 13.1	Appointment	82

Section 13.2	Delegation of Duties	83

Section 13.3	Exculpatory Provisions	83

Section 13.4	Reliance by Agent	83

Section 13.5	Notice of Default	84

Section 13.6	Non-Reliance on Agent and Other Lenders	84

Section 13.7	Indemnification	85

Section 13.8	Failure to Act	86

Section 13.9	The Agent in Its Individual Capacity	86

Section 13.10	Successor Agent	86

Section 13.11	Exercise of Remedies Under Security Documents	87

Section 13.12	Standard of Care	87

Section 13.13	Dealing with the Lenders	87

Section 13.14	Duties Not to be Increased	87

SECTION 14.	EXPENSES AND INDEMNITIES	87

SECTION 15.	SURVIVAL OF COVENANTS, ETC.	88

SECTION 16.	PARTIES IN INTEREST; SUCCESSORS AND ASSIGNS	88

SECTION 17.	NOTICES, ETC.	91

SECTION 18.	MISCELLANEOUS	92

SECTION 19.	ENTIRE AGREEMENT, ETC.	92

SECTION 20.	CONSENTS, AMENDMENTS, WAIVERS, ETC.	92

SECTION 21.	WAIVER OF JURY TRIAL	93

SECTION 22.	SUBMISSION TO JURISDICTION; WAIVERS	94

SECTION 23.	ACKNOWLEDGEMENTS	95

SECTION 24.	CONFIDENTIALITY	95

SECTION 25.	CERTAIN SPECIAL PROVISIONS	95

SECTION 26.	DOLLAR DENOMINATED TRANSACTION	96

SECTION 27.	NO NOVATION	97

SECTION 28.	LIMITATION ON DAMAGES	97

EXHIBITS AND SCHEDULES

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E-1 Exhibit E-2 Exhibit F Exhibit G Exhibit H Exhibit I Exhibit J Exhibit K Exhibit L Exhibit M Exhibit N	Form of Note
[Reserved]
Form of Borrowing Notice
Form of CAI Notice of Assignment
Form of Opinion of Borrower Counsel
Form of Opinion of Seller/ Servicer Counsel
Form of Opinion of Parent Guarantor Counsel
Form of Servicing Agreement
Form of Compliance Certificate
Form of Assignment and Acceptance
Form of Security Agreement
Form of Parent Guaranty
Form of Contribution and Sale Agreement
Form of Lockbox Agreement
Form of Intercreditor and Lockbox Administration Agreement

Schedule 3.10 Schedule 3.26 Schedule 4 Schedule 5	Subsidiaries of Parent Company Forbearance Agreements Terminating Prior to December 31, 2004 Funding Commitments of Lender and Payment Instructions Post Revolving Period Advance Rate

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

          This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (as amended, modified or supplemented in accordance with the terms hereof, the "Agreement"), dated as of March 15, 2005, is among INTERPOOL CONTAINER FUNDING, SRL, a society with restricted liability organized under the Societies with Restricted Liabilities Act, 1995-7 (together with its successors and permitted assigns, the Borrower), INTERPOOL, INC., a corporation organized under the laws of the State of Delaware (together with its successors and permitted assigns, the Parent Guarantor), the banks and other financial institutions whose signatures appear at the end of this Agreement or that join this Agreement as Lender parties from time to time (each individually, a Lender and collectively, the Lenders) and FORTIS BANK (NEDERLAND) N.V., a company organized under the laws of the Kingdom of The Netherlands, as administrative agent for the Lenders and as "representative" (as referred to in the UCC) (in such capacity, the Agent).

           WHEREAS, the parties hereto have previously entered into the Credit Agreement (as amended, modified or supplemented prior to November 1, 2004, the "Original Credit Agreement"), dated as of March 5, 2004;

           WHEREAS, the parties hereto have previously entered into the Amended and Restated Credit Agreement (as amended, modified or supplemented prior to the date hereof, the "Amended and Restated Credit Agreement"), dated as of November 1, 2004;

           WHEREAS, the parties hereto have previously entered into the Second Amended and Restated Credit Agreement (as amended, modified or supplemented prior to the date hereof, the "Second Amended and Restated Credit Agreement"), dated as of January 25, 2005;

           WHEREAS, the parties hereto wish to amend and restate the Second Amended and Restated Credit Agreement in its entirety as of March 15, 2005 (the "Third Restatement Date") in connection with several financial institutions providing commitments to the Borrower;

           WHEREAS, the Lenders wish to continue a facility which provides for revolving credit loans to the Borrower for the purposes set forth in Section 3.14 with the maximum principal amount of outstanding at any one time not to exceed the Aggregate Commitments in effect from time to time.

          NOW THEREFORE, IT IS HEREBY DECLARED AND AGREED AS FOLLOWS:

SECTION 1. DEFINITIONS; RULES OF INTERPRETATION.

           Section 1.1 Definitions. The following terms shall have the meanings respectively assigned to them below in this Section 1 or in the provisions of this Agreement referred to below:

           2003 Form 10K. The Annual Report on Form 10-K for the year ended December 31, 2003 with respect to the Parent Guarantor and its Subsidiaries.

           Additional Container. This term shall have the meaning set forth in the Contribution and Sale Agreement.

           Affiliate. With respect to any specified Person, any other Person (i) which directly or indirectly controls, or whose directors or officers directly or indirectly control, or is controlled by, or is under common control with, such specified Person, (ii) which beneficially owns or holds, or whose directors or officers beneficially own or hold, 5% or more of any class of the Voting Stock (or, in the case of an entity that is not a corporation, 5% of the Equity Interest) of such specified Person, or (iii) 5% or more of the Voting Stock (or, in the case of an entity that is not a corporation, 5% of the equity interest) of which is owned or held by such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           Agent. Fortis Bank (Nederland) N.V., a company organized under the laws of the Kingdom of The Netherlands, acting in the capacity of administrative agent and as "representative" (as referred to in the UCC) for itself and the other Lenders under this Agreement, and any other banking institution succeeding to and for the time being acting in such capacity.

           Agent Fee. The amount set forth in the Agent Fee Letter.

           Agent Fee Letter. The Agent Fee Letter, dated as of November 1, 2004, among the Borrower, the Parent Guarantor and the Agent.

           Aggregate Finance Lease Value. As of any date of determination, an amount equal to the sum of the Finance Lease Values of all Eligible Leases then subject to the Lien created by the Security Agreement and that is perfected and of first priority, subject only to Permitted Liens.

          Aggregate Commitments. As of any date of determination, an amount equal to the sum of the Commitment Amounts in effect from time to time.

          Aggregate Maximum Guaranteed Payment. This term shall have the meaning set forth in the Parent Guaranty.

          Aggregate Net Book Value. As of any date of determination, an amount equal to the sum of the then Net Book Values of all Eligible Containers not then subject to a Finance Lease.

           Aggregate Note Principal Balance. As of any date of determination, an amount equal to the sum of the then unpaid principal balances of all Notes.

           Agreement. This Third Amended and Restated Credit Agreement, together with all Exhibits and Schedules hereto, as originally executed, or if amended, restated, modified or supplemented from time to time, as so amended, restated, modified or supplemented.

           Applicable Law. With reference to any Person, all laws, statutes, regulations, ordinances, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any Governmental Authority applicable to such Person or its property or in respect of its operations.

           Applicable Margin. With respect to each Note for each Interest Period, one of the following amounts:

(A)	one and one half percent (1.5%) per annum for each Interest Period in which the long-term unsecured indebtedness of the Parent Guarantor is rated at least "BBB-" by S&P on the first day of such Interest Period (regardless of the then level of the Parent Guarantor's ratio of Funded Debt to Tangible Net Worth);

(B)	one and three quarters percent (1.75%) per annum for each Interest Period in which either one of the following conditions existed as of the first day of such Interest Period: (i) the long-term unsecured indebtedness of the Parent Guarantor is rated at least "BB+" (but less than "BBB-") by S&P, or (ii) the Parent Guarantor's ratio of (x) Funded Debt to (y) Tangible Net Worth is equal to or less than 3.0 to 1.0; or

(C)	two percent (2%) per annum at all times not covered by (A) or (B).

Notwithstanding the foregoing, the following modifications to the amount set forth in clauses (A), (B) and (C) shall apply:

(1) all of the amounts set forth in clauses (A), (B) and (C) shall increase by three quarters of one percent (.75) so long as an Early Amortization Event is continuing except that no such increase will occur if the only Early Amortization Event then in effect are the types set forth in clauses (a), (h) or (i) of the definition of such term; and

(2) for purposes of measuring the ratio of Funded Debt to Tangible Net Worth described in clause (B) above, the effects of any single sale, or series of related sales of assets, in excess of Fifty Million Dollars ($50,000,000) shall be excluded from such calculation.

           Asset Base. As of the date of determination, an amount equal to the sum of (1) the product of (i) seventy-five percent (75%) and (ii) the sum of (A) the then Aggregate Net Book Value and (B) the then Aggregate Finance Lease Value, plus (2) 100% of all cash and Eligible Investments then on deposit in the Restricted Cash Account.

           Asset Base Certificate. This term shall have the meaning set forth in the Servicing Agreement.

          Asset Base Deficiency. As of any Payment Date, the excess (if any) of (i) Aggregate Note Principal Balance (calculated after giving effect to all Credit Loans and principal payments actually paid on such Payment Date), over (ii) the Asset Base.

           Authorized Officer. Any person holding the title of Chairman, Chief Executive Officer, President, Chief Financial Officer, Controller or Treasurer (or other authorized officer performing the functions thereof).

           Availability. With respect to any Lender as of any date of determination, an amount equal to the lesser of (i) its then Unused Commitment and (ii) the product of (x) the Commitment Percentage of such Lender and (y) the Asset Base (calculated after giving effect to the addition of the Eligible Containers and/or Eligible Leases to be acquired with the proceeds of such Credit Loan).

           Borrower. Interpool Container Funding, SRL, a society with restricted liability organized under the laws of Barbados, and its successors and permitted assigns.

           Borrower Expenses. With respect to any Collection Period, an amount equal to the overhead and other selling, general and administrative expenses of the Borrower (other than the amounts that are expressly excluded below) payable during such Collection Period (including costs and expenses permitted to be paid by the Servicer, on behalf of the Borrower, in connection with the conduct of the Borrower's business), in each case determined on a cash basis, including, but not limited to, all of the following, in each case to the extent incurred by, or on behalf of, the Borrower:

(A) administration expenses of the Borrower including, without limitation, any fees and expenses payable by the Borrower with respect to the SRL Assets (as such term is defined in the Lockbox Agreement) in accordance with Section 5.1 of the Lockbox Agreement;

(B) accounting and audit expenses of the Borrower, and tax preparation, filing and audit expenses of the Borrower;

(C) premiums for liability, casualty, insurance for the Borrower and fidelity and directors and officers insurance for the officers and directors of the Borrower;

(D) the fees and expenses of the directors of the Borrower, including fees and expenses of the Independent Person serving as a quotaholder of the Borrower;

(E) legal fees and expenses of the Borrower;

(F) other professional fees incurred by the Borrower;

(G) taxes, if any, payable by the Borrower (including personal or other property taxes and all sales, value added, use and similar taxes but excluding any such amounts that are included as a Direct Operating Expense); and

(H) taxes imposed on the Borrower in respect of any and all issuances of equity interests, stock exchange listing fees, registrar and transfer expenses and trustee's fees with respect to any outstanding securities of the Borrower.

Notwithstanding the foregoing, Borrower Expenses shall not include (i) Direct Operating Expenses, (ii) any Servicing Fee, (iii) any Agent Fee, (iv) depreciation or amortization on the Containers and (v) payments of principal, interest and premium, if any, on or with respect to the Notes.

           Borrowing Notice. A request for funding of a Credit Loan substantially in the form of Exhibit C hereto and accompanied by all of the following: (i) the most recently delivered Servicer Report, (ii) an Asset Base Certificate, (iii) a Compliance Certificate and (iv) a report demonstrating compliance with the Hedging Requirements.

           Business Day. Any day other than (i) a Saturday, Sunday, legal holiday or other day on which banks in Rotterdam, The Netherlands or New York, New York are required or permitted by law to close, or (ii) for purposes of determining the Eurodollar Rate applicable to an Interest Period or any notice in respect of the foregoing, a day in which dealings in Dollars are not transacted in London, England.

           CAI. Container Applications International, Inc., a Nevada corporation.

           CAI Agreement. To the extent that it relates to the Containers, the Operating and Administration Agreement, dated as of April 29, 1998, between CAI, and Interpool Limited, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms and the terms of the Loan Documents.

           CAI Agreement Restructuring. CAI implements a lockbox arrangement or other arrangement acceptable to the Agent (acting at the direction of the Majority Lenders) that limits CAI's access to lease proceeds relating to the Borrower's containers (other than for the payment of Direct Operating Expenses associated with the Borrower's Containers) pending distribution of such funds to the Borrower.

           CAI Servicer Default. A Servicer Default of the type described in Section 7.01(xvi) of the Servicing Agreement.

           Capitalized Leases. Any lease agreement pursuant to which the Parent Guarantor or any of its Subsidiaries is the lessee and the lessee's obligations under which are required to be reflected as liabilities on a balance sheet prepared in accordance with GAAP.

           Capitalized Lease Obligations. All obligations of the Parent Guarantor and its Subsidiaries under Capitalized Leases, as reflected on a balance sheet prepared in accordance with GAAP.

           Cash Collateral Account. As defined in Section 9(h).

           Cash Equivalents. Any of the following: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within twelve months from the date of acquisition; (b) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $300,000,000 or, so long as such investments do not exceed Two Million Dollars ($2,000,000), Yardville National Bank; (c) commercial paper of a domestic issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within twelve months from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of twelve months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of twelve months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition).

           Casualty Item. Any Eligible Container that has become the subject of an Event of Loss.

           Change of Control. With respect to Interpool Limited and without the prior written consent of the Majority Lenders, if, (i) with the exception of Interpool, Inc, any Person, or two or more Persons acting in concert, shall have acquired beneficial ownership, directly or indirectly, of more than 50% of the combined economic or voting interests in Interpool Limited, or (ii) any Person referred to in the foregoing clause (i), or two or more such Persons acting in concert, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the composition of the board of directors or other similar management body of Interpool Limited, or otherwise over the management or policies of Interpool Limited.

           Closing Date. March 5, 2004.

           Code. The United States Internal Revenue Code of 1986 and the rules and regulations promulgated hereunder, in each case, as amended from time to time.

           Collateral. This term shall have the meaning set forth in the Security Agreement.

           Collection Period. With respect to any Payment Date or Transfer Date, as applicable, the period from the first day of the calendar month immediately preceding the month in which such Payment Date or Transfer Date, as applicable, occurs through the last day of such immediately preceding calendar month.

           Commitment(s). Subject to the terms and conditions of this Agreement, the agreement of a Lender to make Credit Loans to the Borrower pursuant to Section 2.1.

           Commitment Amount(s). The maximum amount of each Lender's Commitment set forth opposite such Lender's name from time to time in Schedule 4, as the same may be amended and/or modified from time to time in accordance with the terms of this Agreement.

           Commitment Fee. This term shall have the meaning set forth in Section 2.6(b).

           Commitment Percentage(s). The percentage set forth opposite each Lender's name from time to time in Schedule 4.

           Competitor. Any Person engaged, or having an Affiliate engaged, as an active trade or business, in the container leasing industry; provided, however, that in no event shall any insurance company, bank, bank holding company, finance company (including BTM Capital Corporation), savings institution or trust company, fraternal benefit society, pension, retirement or profit sharing trust or fund, or any collateralized bond obligation fund or similar fund (or any trustee of any such fund) or any holder of any obligations of any such fund (solely as a result of being such a holder) be deemed to be a Competitor.

           Compliance Certificate. As defined in Section 6.4(d).

           Concentration Limits. As of any date of determination, all of the following:

(1)	The sum of the Net Book Values of all Specialized Containers shall not exceed twenty percent (20%) of the Aggregate Net Book Value;

(2)	The sum of the Net Book Values of all 20', 40' and 40 foot high cube reefer containers shall not exceed twenty percent (20%) of the Aggregate Net Book Value;

(3)	The sum of the Net Book Values of all Containers then subject to a Lease under which rentals are payable less frequently than monthly shall not exceed ten percent (10%) of the Aggregate Net Book Value;

(4)	The sum of the Net Book Values of all Containers then subject to a Lease for which rentals are payable in a currency other than U.S. Dollars and for which a currency hedging agreement is not in effect shall not exceed five percent (5%) of the Aggregate Net Book Value;

(5)	The sum of the Net Book Values of all Containers then subject to a Lease under which the Lessee is not an intermodal transportation company shall not exceed five percent (5%) of the Aggregate Net Book Value;

(6)	The sum of the Net Book Values of all Containers then subject to a Lease with any single Lessee (including Affiliates of such Lessee of which the Borrower or the Servicer has actual knowledge) plus the sum of the Finance Lease Values with such Lessee (including Affiliates of such Lessee of which the Borrower or the Servicer has actual knowledge) shall not represent more than sixteen percent (16%) of the sum of the Aggregate Net Book Value and Aggregate Finance Lease Value; provided, however, if a merger of Lessees results in a breach of this clause, then this Concentration Limit shall be complied with so long as no additional Containers are leased to such Lessees after the date of the merger until such time as such Lessees are then again in compliance with this clause;

(7)	The sum of the Net Book Values of all Containers then on lease to any fifteen (15) Lessees shall not exceed sixty-five percent (65%) of the Aggregate Net Book Value; provided, however, if a merger of Lessees results in a breach of this clause, then this Concentration Limit shall be complied with so long as no additional Containers are leased to such Lessees after the date of the merger until such time as such Lessees are then again in compliance with this clause;

(8)	The sum of the Net Book Values of all Containers for which CAI is the sub-servicer, or another acceptable third-party servicer, shall not exceed thirty-five percent (35%) of the Aggregate Net Book Value;

(9)	The Aggregate Finance Lease Value shall not exceed fifty percent (50%) of the Asset Base;

(10)	The sum of Contract Payments discounted pursuant to the definition of Finance Lease Value of all Containers with respect to which (a) the lessee has provided the Servicer with notice of an Event of Loss with respect to such Container, (b) the related Lease allows the Lessee to make Contract Payments on its regularly scheduled basis despite the occurrence of an Event of Loss, and (c) the Lessee exercises such right to continue to make Contract Payments despite such Event of Loss shall not exceed two percent (2%) of the Asset Base.

The Concentration Limits set forth in any sublimit set forth in clauses (1) through (10) above shall be determined without duplication of excess amounts in another sub-limit. Any Containers which fall outside any of clauses (1) through (8) of the above Concentration Limits shall not be classified as Eligible Containers, and any Finance Leases which fall outside any of clause (9) through (10) of the above Concentration Limits shall not be classified as Eligible Leases.

           Conduit Lender. This term shall have the meaning set forth in Section 25 hereof.

           Consolidated. As applied to any term used in this Agreement, the relevant figures for the Parent Guarantor and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles.

           Contract Payment. With respect to any Finance Lease and any Collection Period, the minimum monthly or other periodic contractual payment to be made by the related Lessee for the use of the related Containers in accordance with the terms of such Finance Lease.

           Container. All of the containers (including Additional Containers and Substitute Containers) owned or acquired by the Borrower from time to time in accordance with the terms of the Loan Documents.

           Container Transfer Certificate. This term shall have the meaning set forth in the Contribution and Sale Agreement.

           Contribution and Sale Agreement. The Third Amended and Restated Contribution and Sale Agreement, dated as of March 15, 2005 and substantially in the form of Exhibit L hereto, pursuant to which the Seller conveyed to the Borrower the Container, the Leases and the other assets identified therein.

           Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

           Conversion Date. The earliest to occur of (i) October 31, 2006 (as such date may be extended from time to time in accordance with the terms hereof), (ii) the date on which either an Early Amortization Event or an Event of Default initially occurs and (iii) the date on which a Refinancing Event occurs.

           Corporation. Any or all of the following, as the context may require, corporations, limited partnerships, limited liability companies, limited liability partnerships, joint stock associations and business trusts.

           Counterparty Collateral Account. This term shall have the meaning set forth in Section 6.19(f) as and when such account has been established.

           Credit Loan(s). Each advance of funds made by a Lender to the Borrower in accordance with the terms of this Agreement.

           Credit Support Agreement. This term is defined in Section 25 hereof.

           Credit Support Party. This term is defined in Section 25 hereof.

           Current Maturities. As of any date of determination, the sum of all current maturities of long-term Indebtedness and, without duplication of the foregoing, Capitalized Lease Obligations, appearing on the consolidated balance sheet of the Parent Guarantor and its Subsidiaries in accordance with GAAP.

           Cut-Off Date. With respect to any Transfer Date, the last day of the immediately preceding Collection Period (for example, if the Transfer Date is to be the last Business Day of October, then the Cut-Off Date shall be the last day of September).

           Default(s). As defined in Section 8.

           Default Level Advance Rate. One of the following amounts: (i) during the Revolving Credit Period, eighty-five percent (85%), and (ii) for each Payment Date occurring on or after the Conversion Date, an amount equal to the Post Revolving Period Targeted Advance Rate for such Payment Date.

           Default Level Asset Base Deficiency. As of any date of determination the excess (if any) of (i) the Aggregate Note Principal Balance, over (ii) an amount equal to the sum of (1) the product of (i) Default Level Advance Rate and (ii) the sum of (A) the then Aggregate Net Book Value and (B) the then Aggregate Finance Lease Value, plus (2) 100% of all cash and Eligible Investments then on deposit in the Restricted Cash Account.

           Default Rate. An interest rate per annum equal to the sum of (i) two percent (2%) per annum, plus (ii) the rate of interest then in effect on such Note (inclusive of the Applicable Margin).

           Defaulted Lease. Any lease in which the Agent, for the benefit of the Lenders, has a security interest and for which (A) a rental or other payment (or a portion thereof) owing thereunder is more than 120 days delinquent (measured from its contractual due date), or (B) the related Lessee is in default under any other provision of such lease not dealt with in clause (A) and any applicable grace and/or cure period set forth in such lease has expired and the Servicer has in accordance with its normal procedures declared such lease to be in default, or (C) the Servicer has otherwise determined that the remaining amounts owing by the Lessee under such lease are expected to be uncollectible.

          Derivatives Obligations. All obligations of any Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity swap or equity index swap, equity option or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          Designated Early Amortization Amount. For any Payment Date on which a Designated Early Amortization Event is continuing, an amount equal to the product of (i) a fraction the numerator of which is the sum of the then Net Book Values of all Eligible Containers for which CAI is the subservicer and the denominator of which is the then Aggregate Net Book Value and (ii) the Distributable Cash Flow remaining after the payments made in clauses (i) through (vii) of Part (II) of Section 2.18(b) have been paid.

          Designated Early Amortization Events. Those events or conditions set forth in clauses (h) or (i) of the definition of the term "Early Amortization Event".

           Determination Date. The third (3rd) Business Day prior to each Payment Date.

           Direct Operating Expenses. All direct expenses and costs, calculated on an accrual basis in accordance with GAAP, incurred in connection with the ownership, use and/or operation of the Containers, including but not limited to: (i) agency costs and expenses; (ii) depot fees, handling, and storage costs and expenses; (iii) survey, maintenance and repair expenses (including the actual or estimated cost of repairs to be made pursuant to a damage protection plan); (iv) repositioning expense; (v) the cost of inspecting, marking and remarking such Containers; (vi) third-party fees for bankruptcy recovery; (vii) legal fees incurred in connection with enforcing rights under the leases of such Containers or repossessing such Containers; (viii) insurance expense; (ix) taxes, levies, duties, charges, assessments, fees, penalties, deductions or withholdings assessed, charged or imposed upon or against such Containers, including but limited to ad valorem, gross receipts and/or other property taxes imposed against such Containers or against the revenues generated by such Containers; (x) expenses, liabilities, claims and costs (including without limitation reasonable attorneys' fees) incurred by the Servicer or made against the Servicer by any third party arising directly or indirectly (whether wholly or in part) out of the state, condition, operation, use, storage, possession, repair, maintenance or transportation of such Containers; (xi) expenses and costs (including legal fees) of pursuing claims against manufacturers or sellers of such Containers; and (xii) non-recoverable sales and value-added taxes on such expenses and costs; provided, however, that in no event shall any Borrower Expense be considered a Direct Operating Expense.

           Disposition Fee. For any Payment Date, a fee payable to the Servicer, solely with respect to Containers sold by the Servicer to a third party for a net cash Sales Proceeds that exceeds an amount equal to seventy-five percent (75%) of the then Net Book Values of the related Containers, in an amount equal to five percent (5%) of Sales Proceeds (exclusive of repair allowances) actually received by, or on behalf of, the Borrower during the related Collection Period. The Servicer will not receive a Disposition Fee with respect to a Container for which an Event of Loss has occurred.

           Distributable Cash Flow. This term shall have the meaning set forth in Section 2.18(b) hereof.

           Distributions. For any period of measurement with respect to any Corporation, any of the following: (a) the declaration or payment of any dividend or distribution on or in respect of shares of any class of capital stock or other ownership interests of such Corporation, except dividends payable solely in shares of such Corporation's common stock or other ownership interests having rights similar to common stock; and (b) any other loan, dividend or distribution for any purpose from such Corporation (however characterized) to or for the benefit of any or all of its shareholders, whether paid on or in respect of shares of any class of the capital stock or other ownership interests of such Corporation or otherwise.

           Dollars and $. Dollars or such coin or currency of the United States of America as at the time of payment shall be legal funds for the payment of public and private debts in the United States of America.

           Early Amortization Event. The occurrence or existence of any of the following events or conditions:

(a)	The Weighted Average Age of all Eligible Containers and Containers subject to Finance Leases is eight (8) years or more;

(b)	The EBIT Ratio of the Borrower, determined as of the end of the most recent fiscal quarter, is less than 1.1 to 1;

(c)	A Servicer Default (other than a CAI Servicer Default) occurs;

(d)	An Asset Base Deficiency exists and continues unremedied for ten (10) Business Days;

(e)	The Borrower fails to pay on any Payment Date the full amount of the Scheduled Principal Payment due on such Payment Date and, if such failure results solely from an administrative failure (by a Person other than the Borrower or any of its Affiliates) in wiring such payment, such failure continues unremedied for two (2) Business Days;

(f)	The occurrence of an Event of Default;

(g)	Failure of the Servicer to achieve (such determination to be made in the reasonable judgment of the Servicer) the milestones described below by the dates described below in upgrading or replacing the Servicer's existing information systems:

(i)	By March 31, 2005:

Interpool Limited will have developed a formal project plan for the implementation of the new asset management and lease tracking system. It will set forth the timeline and identify significant milestones necessary to complete the construction and implementation of the system.

(ii)	By October 31, 2005:

(1)	The contract administration system will be installed and fully operational. The system will contain contract profile data including account number, customer address, contract rates, fees, equipment type, lease start and end dates.

(2)	The account receivable system will be installed and fully operational. The accounts receivable system will take data from the billing system and produce various aging reports. It will allow for the posting of cash and produce various cash receipts reports.

(h)	For so long as CAI is the subservicer of any of the Containers, the failure to complete either of the following by October 31, 2005: (i) a CAI Agreement Restructuring, or (ii) if clause (i) is not achieved, terminating CAI as a subservicer of the Containers;

(i)	For so long as CAI is the subservicer of any of the Containers, the occurrence of a CAI Servicer Default unless the Agent (acting at the direction of the Majority Lenders) shall have elected not to terminate CAI as a subservicer as the result of such occurrence; and

(j)	Two or more of Martin Tuchman, James Walsh, Art Burns and Richard W. Gross (together with any replacement or substitute key servicer approved in writing by the Agent, the "Key Officers") resign, are removed or no longer serve in their respective offices as Key Officers of the Parent Guarantor, and a replacement reasonably satisfactory to the Agent has not assumed their responsibilities within one hundred twenty days (120).

An Early Amortization Event of the type described in clauses (h) and (i) above shall be cured upon (x) termination of CAI as a subservicer with respect to all of the Containers, and (y) the effective transfer of the servicing of such Containers to a replacement servicer reasonably acceptable to the Agent and the Majority Lenders. All other Early Amortization Events shall continue in effect until waived in accordance with Section 20.

           Earnings Available for Fixed Charges. For any rolling four quarter period, the sum of Fixed Charges for such period plus Net Income for such period before income taxes plus interest expenses for such period relating to (A) the Parent Guarantor's 9-7/8% Junior Subordinated Deferrable Interest Debentures due 2027 and the related 9-7/8% Capital Securities of Interpool Capital on the consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries, (B) the 9.25% Convertible Redeemable Junior Subordinated Debentures due 2022 on the consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries and (C) any future subordinated debt of Parent Guarantor and its Consolidated Subsidiaries.

           EBIT. For any fiscal period, Net Income before Interest Expense and taxes, including gains and losses from the sale of assets and foreign exchange transactions, determined in accordance with GAAP.

           EBIT Ratio. With respect to the Borrower as of the last day of each fiscal quarter, the ratio of (a) EBIT of the Borrower for the four fiscal quarters then ended to (b) Interest Expense of the Borrower for the four fiscal quarters then ended. For the first three fiscal quarters of the Borrower following the Closing Date, the EBIT ratio will be calculated by including the EBIT of Borrower and Interest Expense of Borrower for the fiscal quarters which have been completed since the Closing Date.

           Eligible Container. As of any date of determination any Container which, when considered with all other Eligible Containers owned by the Borrower, shall comply with all of the following requirements; provided, however, that the provisions of clause (10) shall be applied to a Container only on the date on which the Borrower acquired such Container:

(1)	The Container substantially conforms to the standard specifications used by the Servicer for containers purchased for its own account, for that category of container and applicable industry standards including, without limitation, The Customs Convention on Containers, The International Convention for Safe Containers and the International Organization for Standardization;

(2)	The Container shall comply with all of the Concentration Limits other than clauses (9) and (10) of the definition thereof;

(3)	To Servicer's or Borrower's knowledge, such Container is not then the subject of an Event of Loss (or an event which, with notice and/or lapse of time, would constitute an Event of Loss);

(4)	The Seller shall have had good and marketable title to such Container as of the related Transfer Date and, at all times thereafter, the Borrower holds legal, beneficial and marketable title thereto;

(5)	Such Container is not subject to any Liens except Permitted Liens;

(6)	The conveyance of such Container and the Related Assets from the Seller to the Borrower does not violate any agreement to which the Seller is a party or by which it and/or its properties are bound;

(7)	No consent or approval from the Lessee or other Person is required to transfer such Container or the Related Assets from the Seller to the Borrower except for any such consents or approvals that have been obtained;

(8)	The Seller shall have taken all necessary actions to transfer title to such Container and the Related Assets from each Seller to the Borrower;

(9)	Such Container was not subject to any adverse selection procedures by the Seller or the Servicer in selecting such containers to be transferred to the Borrower;

(10)	Solely on the Transfer Date occurring after the Restatement Date of such Container, at least 95% (measured on a Net Book Value basis) of all Containers included in the tranche of Containers conveyed on such Transfer Date will be subject to either a Term Lease or a Finance Lease;

(11)	Such Container is not then on lease to a Prohibited Person or used in a Prohibited Jurisdiction;

(12)	Such Container is not then subject to a Defaulted Lease or a Finance Lease;

(13)	The Agent, for the benefit of the Lenders, has a first priority, perfected security interest in such Container;

(14)	The purchase price paid by the Seller to the manufacturer thereof did not exceed the then fair market value of such Container; and

(15)	If such Container is then subject to the terms of a Lease Agreement, the terms of such Lease Agreement comply with all of the following:

(i)	Valid Contracts. Such Lease is a legal, valid and binding full recourse payment obligation of the related Lessee enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies) and is in full force and effect and such Lease has not been satisfied, subordinated or rescinded;

(ii)	Absolute Obligations. The related Lessee's obligations under such Lease are "hell or high water" obligations that are, among other characteristics, non-cancellable, unconditional and not subject to any right of set-off, rescission, counterclaim, off-set, reduction or recoupment during the non-cancellable term of such Lease; and

(iii)	Taxes; Maintenance; Insurance. Such Lease contains provisions requiring the related Lessee to pay all sales, use, excise, rental, property or similar taxes imposed on or with respect to the Container and to assume all risk of loss or malfunction of the related Container and such Lease requires the related Lessee, at its own expense, to maintain the Container in good and workable order and to obtain and maintain liability insurance and physical damage insurance on the Container subject thereto, except where the Lessee is permitted to self insure in accordance with the Servicing Agreement.

           Eligible Interest Rate Hedge Provider. Fortis Bank (Nederland) N.V. or such other bank or other financial institution (or any party providing credit support on such Person's behalf) that at the time of execution and delivery of the related Interest Rate Hedge Agreement, has (x) a long-term senior unsecured debt rating of at least (1) "AA-" from S&P and "Aa3" from Moody's or (2) "AA-" from S&P and "A1" from Moody's or (3) "A+" from S&P and "Aa3" from Moody's and (y) a short-term unsecured debt rating of "A1" from S&P and "P1" from Moody's or is otherwise approved by the Agent.

           Eligible Investments. One or more of the following:

(i) direct obligations of, and obligations fully guaranteed as to the timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) certificates of deposit and bankers' acceptances (which shall each have an original maturity of not more than three hundred sixty-five (365) days) of any United States depository institution or trust company incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State authorities, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated at least "A-1" by S&P and "P-1" by Moody's or which is otherwise acceptable to the Agent;

(iii) commercial paper (having original maturities of not more than two hundred seventy (270) days) of any corporation incorporated under the laws of the United States or any State thereof which on the date of acquisition has been rated at least "A-1" by S&P and "P-1" by Moody's or which is otherwise acceptable to the Agent;

(iv) any money market fund that invests solely in Eligible Investments;

(v) eurodollar deposits (which shall each have an original maturity of not more than three hundred sixty-five (365) days) of any depository institution or trust company, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated at least "A-1" by S&P and "P-1" by Moody's or which is otherwise acceptable to the Agent; and

(vi) other obligations or securities that are acceptable to the Agent.

           Eligible Leases. Any Finance Lease that as of any date of determination meets all of the following characteristics:

(i)	Defaulted Lease. Such Finance Lease is not a Defaulted Lease;

(ii)	Delinquencies. No rental payment owing pursuant to the terms of such Finance Lease is more than sixty (60) days delinquent (measured from its contractual due date) as of such date of determination;

(iii)	Valid Contracts. Such Finance Lease is a legal, valid and binding full recourse payment obligation of the related Lessee enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies) and is in full force and effect and such Finance Lease has not been satisfied, subordinated or rescinded;

(iv)	Absolute Obligations. The related Lessee's obligations under such Finance Lease are "hell or high water" obligations that are, among other characteristics, non-cancellable, unconditional and not subject to any right of set-off, rescission, counterclaim, off-set, reduction or recoupment during the non-cancellable term of such Finance Lease;

(v)	Taxes; Maintenance; Insurance. Such Finance Lease contains provisions requiring the related Lessee to pay all sales, use, excise, rental, property or similar taxes imposed on or with respect to the Container and to assume all risk of loss or malfunction of the related Container and such Lease requires the related Lessee, at its own expense, to maintain the Container in good and workable order and to obtain and maintain liability insurance and physical damage insurance on the Container subject thereto;

(vi)	No Violation. Neither (i) the transfer, assignment and contribution by the Seller to the Borrower of its right, title and interest in and to such Finance Lease and the related Container nor (ii) the pledge of Borrower's right, title and interest in and to such Finance Lease and the related Container, will violate the terms or provisions of such Finance Lease or any other agreement to which the Seller is a party or by which it is bound;

(vii)	No Amendment. Such Finance Lease has not been amended prior to the Closing Date or Substitution Date, as appropriate, such that the amount of any Contract Payment owing pursuant to the terms of such Finance Lease has been decreased, or any other obligations of the Lessee under such Finance Lease have been diminished, due to the related Lessee's financial inability to make such payments;

(viii)	Insolvency. The related Lessee is not subject to bankruptcy or other insolvency proceedings;

(ix)	U.S. Dollars. All payments owing under such Finance Lease are required to be made in Dollars, or, if not in Dollars, then in compliance with Concentration Limit clause (4);

(x)	Acceleration. Such Finance Lease provides for the acceleration of all rental payments thereunder upon default by the Lessee;

(xi)	Event of Loss. Such Finance Lease requires that in the event of an Event of Loss, the related Lessee must take one of the following actions: (a) restore or repair the affected Container to good repair, condition and working order; (b) replace the Container with like equipment of the same or later model in good repair, condition and working order; (c) make a lump sum payment in an amount that is not less than the then Finance Lease Value of the Casualty Item; or (d) continue to make Contract Payments on its regularly scheduled basis despite the occurrence of an Event of Loss, subject in the case of clause (d) to Concentration Limit clause (10);

(xii)	[Intentionally Omitted].

(xiii)	Partial Pledges. Except as disclosed in writing by the Borrower to the Agent, no portion of such Finance Lease or the Container subject to such Finance Lease has been pledged to a third party;

(xiv)	Good Title and First Lien. The Borrower shall have good and marketable title to such Finance Lease and the Agent, for the benefit of the Lenders, shall have a first priority, perfected security interest in the Borrower's rights in such Finance Lease;

(xv)	Concentration Limits. Such Finance Lease shall comply with clauses (6), (9) and (10) of the definition of Concentration Limits; and

(xvi)	Purchase Option. If such Finance Lease contains an option for the related Lessee to purchase the Containers subject to such Finance Lease, the exercise price of such option is for an amount that is equal to or greater than the Finance Lease Value of such Lease.

           Environmental Laws. Any and all United States federal, state, local and foreign laws, statutes, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials or to the generation, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to the Parent Guarantor or any of its Subsidiaries or any of their respective properties, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss.9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C.ss.1801 et seq.), the Solid Waste Disposal Act (42 U.S.C.ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.ss.1251 et seq.), the Clean Air Act (42 U.S.C.ss.7401 et seq., the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq., the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq. and the Emergency Planning and Community Right-to-Know Act (42 U.S.C.ss. 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal or foreign statutes and rules and regulations promulgated pursuant thereto, each as in effect on the date of determination.

          Equity Interests. With respect to any Person, any and all shares, partnership, membership, trust and other interests, participations or other equivalents (however designated) of equity ownership interests of such Person.

           ERISA. The United States Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, collectively, as the same may be amended from time to time.

          Eurodollar Rate. With respect to any Interest Period, an interest rate per annum determined pursuant to the following formula:

         Eurodollar Rate =  Interbank Offered Rate
                            1-Eurodollar Reserve Percentage

The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

           Eurodollar Rate Basis. Any Credit Loan for which the rate of interest applicable thereto is being determined by reference to the Eurodollar Rate.

           Eurodollar Reserve Percentage. For any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Credit Loans on Eurodollar Rate Basis is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Credit Loans on a Eurodollar Rate Basis shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to any Lender.

           Event of Default. As defined in Section 8.

           Event of Loss. With respect to any Container as of any date of determination, any of the following events or conditions:

(i) total loss or destruction thereof;

(ii) theft or disappearance thereof without recovery within sixty (60) days after such theft or disappearance becomes known to the Borrower;

(iii) damage rendering such Container unfit for normal use and, in the judgment of the Borrower, beyond repair at reasonable cost;

(iv) any condemnation, seizure, forced sale or other taking of title to or use of any such Container;

(v) if such Container is then subject to the terms of a Lease, such item of Container shall have been deemed under the terms of such Lease to have suffered an Event of Loss (or an equivalent term); or

(vi) it is then located in a Prohibited Jurisdiction.

          Excluded Amounts. All of the following: (i) any payments received from a Lessee in connection with any late charges, taxes, fees or other charges imposed by any Governmental Authority, (ii) any indemnity payments made by a lessee or payments made for the benefit of any Person pursuant to a liability insurance policy or (iii) any payments collected from a Lessee for the benefit of the originator or vendor which relate to maintenance payments pursuant to the related Lease or maintenance agreement, as applicable.

           Facility Fee Letter. The Facility Fee Letter, dated as of November 1, 2004, among the Agent, the Borrower and the Parent Guarantor as such agreement may be amended, modified or supplemented.

           Fair Market Value. With respect to a Container, an amount equal to the value that would be obtained in an arm's length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell.

           Final Maturity Date. The Payment Date occurring in the sixty-sixth (66th) month after the Conversion Date.

           Finance Lease. Any Lease of a Container which provides the Lessee with the right or option to purchase such Container at the expiration of the term of the Lease for a nominal price or which otherwise satisfies the criteria for classification as a "direct financing lease" as determined in accordance with GAAP, on the books and records of the Borrower.

           Finance Lease Value. With respect to each Finance Lease as of any date of determination, an amount in Dollars equal to the present value of the remaining Contract Payments becoming due under such Finance Lease after such date of determination, discounted monthly at one-twelfth of (x) for the Finance Leases owned by the Borrower on the Restatement Date, nine percent (9%) per annum and (y) for the Finance Leases acquired by the Borrower after the Restatement Date, the greater of (a) nine percent (9%) and (b) the sum of (I) the fixed rate payable under the Interest Rate Hedge Agreement related to such Finance Lease and (II) four percent (4%); provided, however, that (i) the Finance Lease Value of any Defaulted Lease or a Finance Lease that is repurchased or required to be repurchased by the Seller or the Servicer shall be equal to zero, and (ii) with respect to any Contract Payment that remains unpaid for more than 60 days after its contractual due date, such Contract Payment shall be deemed to be zero for purposes of calculating the Finance Lease Value of such Finance Lease.

           Financial Statement Restatement. The restatement by the Parent Guarantor of its Consolidated financial statements for 2001 and 2000 and for the first three quarters of 2002.

           Fixed Charges. For any rolling four quarter period, the sum of (i) interest expense (as determined in accordance with GAAP); excluding interest expense for such period with respect to (A) the Parent Guarantor's 9-7/8% Junior Subordinated Deferrable Interest Debentures due 2027 and the related 9-7/8% Capital Securities of Interpool Capital on the consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries, and (B) the amount representing the 9.25% Convertible Redeemable Junior Subordinated Debentures due 2022 on the consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries and (C) any future subordinated debt of Parent Guarantor and its Consolidated Subsidiaries, plus (ii) obligations of Parent Guarantor and its Consolidated Subsidiaries as a lessee for lease rentals on long term leases (as determined in accordance with GAAP) for such period.

           Funding Date. Each date which a Credit Loan is made to Borrower in accordance with the terms of this Agreement.

           Funded Debt. All indebtedness for borrowed money with recourse to Parent Guarantor and its Consolidated Subsidiaries, or any of them, including purchase money mortgages, capitalized leases, conditional sales contracts and similar title retention debt instruments, (excluding any current maturities portion of such indebtedness that becomes due within 12 months from the date of calculation thereof). The calculation of Funded Debt shall include all Funded Debt of Parent Guarantor and its Consolidated Subsidiaries which appears in financial statements, plus any liabilities which would otherwise be classified as Funded Debt of any other Person (if such Person was a Consolidated Subsidiary), which has been guaranteed by Parent Guarantor and its Consolidated Subsidiaries or any of them, either jointly or severally. Funded Debt shall exclude (A) the amount representing the Parent Guarantor's 9-7/8% Junior Subordinated Deferrable Interest Debentures due 2027 and the related 9-7/8% Capital Securities of Interpool Capital on the consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries as of the most recently ended fiscal quarter for which financial statements are available, (B) the amount representing the 9.25% Convertible Redeemable Junior Subordinated Debentures due 2022 on the consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries as of the most recently ended fiscal quarter for which financial statements are available and (C) any future subordinated debt of Parent Guarantor and its Consolidated Subsidiaries.

           Funding Losses. As defined in Section 2.16.

           Generally Accepted Accounting Principles or GAAP. Accounting principles which are (i) consistent with the principles promulgated or adopted from time to time by the Financial Accounting Standards Board and its predecessors, (ii) generally accepted in the United States of America, and (iii) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

          Governmental Authority. Any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

           Gross Lease Revenues. As defined in the Servicing Agreement.

           Guarantees. By any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the primary obligor) in any manner, whether directly or indirectly, including all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain working capital or any other balance sheet condition or otherwise to advance or to make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

           Guarantor Event of Default. The occurrence or existence of any of the events or conditions set forth in Section 8 that occurs because of an action or inaction of the Parent Guarantor.

           Hazardous Material. Any (a) oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (i) pose a hazard to any property of the Parent Guarantor or any of its Subsidiaries or to Persons on or about such property or (ii) cause such property to be in violation of any Environmental Laws, (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or electric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (c) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the rules and regulations adopted or publications promulgated pursuant thereto, including Environmental Laws, and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority having jurisdiction over the Parent Guarantor or any of its Subsidiaries or any of their respective properties.

           Hedging Requirements. As defined in Section 6.19(a) hereof.

           Indebtedness. For any Person, all obligations, contingent or otherwise, that in accordance with Generally Accepted Accounting Principles should be classified on such Person's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether so classified, all: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capitalized Lease Obligations of such Person; (f) the net amount of any mark to market exposure under Derivatives Obligations of such Person; (g) without duplication, obligations of such Person under Guarantees of Indebtedness of others; and (h) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date (but only to the extent such fixed date occurs prior to June 30, 2010).

           Indemnified Party. As defined in Section 6.14(d).

          Independent Accountant. Any nationally or regionally recognized accounting firm, that is reasonably acceptable to the Agent and that is independent with respect to the Parent Guarantor and its Subsidiaries within the meaning of the Securities Act of 1933, as amended, and the applicable published rules and regulations thereunder.

          Independent Person. A Person who at the date of appointment possesses the following qualifications: (a) has prior experience as a shareholder for a company, the corporate instruments of which require the unanimous consent of all shareholders thereof before such company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable law; and (b) is an entity that provides, in the ordinary course of its business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities; provided always that such Person at the date of appointment as shareholder, or at any time in the preceding five years, or during such person's tenure shall not be: (i) an employee, director, shareholder, manager, partner or officer of Parent Guarantor or an Affiliate thereof; (ii) a customer or supplier of Parent Guarantor or an Affiliate thereof; (iii) a beneficial owner at the time of such appointment as an independent shareholder, or at any time thereafter while serving as an independent shareholder, of more than 2% of the voting securities of Parent Guarantor or an Affiliate thereof; (iv) affiliated with a significant customer, supplier or creditor of Parent Guarantor or an Affiliate thereof; (v) a party to any significant personal service contracts with Parent Guarantor or an affiliate thereof; or (vi) a member of the immediate family of a person described in (i) or (ii) above.

           Initial Lease. Each of (i) the lease agreements that are set forth on Schedule 4 to the Security Agreement, (ii) the CAI Agreement and (iii) the Management Agreement.

           Insolvency Law. The Bankruptcy Code, any state insolvency scheme or any similar Applicable Law in Barbados or in any other applicable jurisdiction.

           Interbank Offered Rate. For any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" means, for any Credit Loan for any Interest Period therefor, the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of one month which are offered by four major banks. as selected by the Agent, in the London interbank market at approximately 11:00 am. London time, on the day that is two (2) Business Days preceding the first day of such Interest Period. The principal London office of each of such four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks (as selected by the Agent) for a period of one month offered by major banks in New York City at approximately 11:00 am. New York City time, on the day that is two Business Days preceding the first day of such Interest Period. In the event that the Agent is unable to obtain any such quotation as provided above, it will be deemed that the "Interbank Offered Rate" for such Credit Loan cannot be determined.

           Intercreditor and Lockbox Administration Agreement. An intercreditor and lockbox administration agreement, dated as of March 15, 2005, among Borrower, Interpool Limited, U.S. Bank National Association, as lockbox administrator, the Agent and such other equipment owners and equipment lenders named therein, in the form attached as Exhibit N hereto, as such agreement may be amended, modified or supplemented in accordance with its terms.

          Interest Expense. For any period, the aggregate amount of net interest expense as shown for such period on the income statement of the Borrower prepared in accordance with GAAP.

           Interest Period. With respect of any Payment Date, (x) the period commencing on (and including) the immediately preceding Payment Date (or, in the case of the first Interest Period, the Restatement Date) to (but excluding) such Payment Date or (y) such other period as the Borrower and the Agent shall agree.

           Interest Rate Hedge Agreement. An ISDA interest rate cap agreement, ISDA interest rate swap agreement, ISDA interest rate ceiling agreement, ISDA interest rate floor agreement or any combination of the foregoing or other similar agreement, in each case in form and substance including any schedules and confirmations prepared and delivered in connection therewith, pursuant to which recourse by the Interest Rate Hedge Provider to the Borrower is limited to the Collateral and the Distributable Cash Flow which pursuant to the terms of this Agreement is available for such purpose.

           Interest Rate Hedge Provider. Any counterparty to an Interest Rate Hedge Agreement or other cap, collar or other hedging instrument permitted to be entered into pursuant to this Agreement.

           Interest Rate Hedge Provider Minimum Rating Downgrade Event. Unless waived in writing by the Agent (acting at the direction of the Majority Lenders and the Borrower), the Interest Rate Hedge Provider's (or any party providing credit support on its behalf) rating with respect its unsecured and unsubordinated debt, deposit or letter of credit obligations are rated as set forth in the table below:

  ---------------------------------------------------------------------------------------
                          Rating of Interest Rate Hedge Provider
  ---------------------------------------------------------------------------------------
    Interest Rate Hedge Provider only has a     Interest Rate Hedge Provider has both a
               long-term rating                 long-term rating and a short-term rating
  ---------------------------------------------------------------------------------------
           S&P                 Moody's                 S&P                 Moody's
  ---------------------------------------------------------------------------------------
  Long-term of "A" or    Long-term of "A1"      Long-term of "A-"     Long-term  of "A2"
  lower                  and on watch or        or lower or Short-    and on watch or
                         lower                  term of "A2" or       lower or short-term
                                                lower                 of "P1" and  on
                                                                      watch or lower
  ---------------------------------------------------------------------------------------

           Interest Rate Hedge Provider Required Rating Downgrade Event. Unless waived in writing by the Agent (acting at the direction of the Majority Lenders and the Borrower), the Interest Rate Hedge Provider's (or any party providing credit support on its behalf) rating with respect its unsecured and unsubordinated debt, deposit or letter of credit obligations are rated as set forth in the table below:

 -------------------------------------------------------------------------------------------
                          Rating of Interest Rate Hedge Provider
 -------------------------------------------------------------------------------------------
 Interest Rate Hedge Provider only has a        Interest Rate Hedge Provider has both a
               long-term rating                 long-term rating and a short-term rating
 -------------------------------------------------------------------------------------------
           S&P                 Moody's                 S&P                 Moody's
 -------------------------------------------------------------------------------------------
  Long-term of "BBB+"    Long-term of "A3"      Long-term of "BBB+"   Long-term  of "Baa1"
  or lower               and on watch or        or lower or Short-    and on watch or
                         lower                  term of "A2" or       lower or short-term
                                                lower                 of "P2" and  on
                                                                      watch or lower
 -------------------------------------------------------------------------------------------

           Interpool Limited. Interpool Limited, a company organized under the laws of Barbados and its successors and permitted assigns.

           Investment. The purchase or acquisition of any share of capital stock, partnership or limited liability company interest, evidence of indebtedness or other equity security of any other Person; any loan, advance or extension of credit to, or contribution to the capital of, any other Person, other than extensions of credit resulting from the sale of goods (where the Borrower retains title to, or a security interest in, any Container sold) or rendering of services in the ordinary course of the Borrower's business; any real estate held for sale or investment; any commodities futures contracts held other than in connection with bona fide hedging transactions; any other investment in any other Person; and the making of any commitment or acquisition of any option to make any such Investment.

           Key Officer. As defined in the definition of Early Amortization Event.

           Law. Any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

           Lease or Lease Agreement. All leases or contracts for use or hire of a Container (other than the CAI Agreement) by a Lessee and the Borrower (or one of its Affiliates acting as agent for the Borrower) as lessor, but only to the extent such lease or contract relates to a Container.

           Lease Proceeds. All rents, fees, lease payments and other amounts due or collected under the Leases in respect of the Containers.

           Lender(s). Individually, each of the banks or financial institutions (including, without limitation, any Conduit Lenders) signatory hereto or which may provide additional commitments and become a party to this Agreement as a Lender hereunder, as set forth in Schedule 4, as it may be amended from time to time, and each of their respective successors and permitted assigns and collectively, all such banks or other financial institutions and their respective successors and permitted assigns.

           Lessee. A person that is contractually obligated to make rental and other payments under a Lease, including any guarantor of such obligations.

           Lien. Any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor, upon or with respect to any property or assets.

           Loan Documents. This Agreement, the Notes, the Security Agreement, the Parent Guaranty, the Contribution and Sale Agreement, the Servicing Agreement, the Structuring Fee Letter, the Agent Fee Letter, the Facility Fee Letter, the Interest Rate Hedge Agreements (upon execution thereof), the syndication side letter, each Credit Support Agreement, the CAI notice of assignment, the Lockbox Agreement and the Intercreditor and Lockbox Administration Agreement.

           Lockbox Account. As defined in the Servicing Agreement.

           Lockbox Agreement. The lockbox agreement, dated as of March 15, 2005, among Interpool Limited, the Borrower, the Agent U.S. Bank, National Association, as lockbox administrator, and PNC Bank, National Association, as lockbox bank, in the form of Exhibit M hereto, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

           Majority Lenders. Lenders which, individually or in the aggregate, represent more than sixty-six and two thirds of one percent (66?%) of the then Aggregate Note Principal Balance.

           Management Agreement. Means, to the extent it relates to the Containers, that certain letter agreement, dated February 12, 2004, by and between Interpool Limited and CAI, as amended, modified or otherwise supplemented from time to time.

           Materially Adverse Effect. Any act, omission, event, condition or circumstance or undertaking which would, singly or in the aggregate, have a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), or results of operations of the Parent Guarantor and its Subsidiaries, taken as a whole, or of the Borrower considered individually, (b) upon the respective ability of the Parent Guarantor or any of its Subsidiaries to perform any obligations under this Agreement or under any other Loan Document to which it is a party, or (c) the legality, validity, binding effect or enforceability or the ability of the Agent to enforce any rights or remedies under or in connection with any Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, omissions situations, statuses, events, or undertakings.

           Moody's. Moody's Investors Service, Inc. and any successors thereto.

          Net Book Value. With respect to any Eligible Container that is not subject to a Finance Lease, the Original Equipment Cost of such Container less accumulated depreciation calculated based on (i) straight-line depreciation over 15 years with a remaining residual value of 15% of the Original Equipment Cost at the end of such period, or (ii) any other depreciation method used by the Servicer which is more conservative than the depreciation policy outlined in clause (i) (i.e. more conservative policy in terms of greater annual depreciation or a lower remaining residual value).

           Net Operating Income or "NOI". For the containers owned by the Borrower for any period of time, the Gross Lease Revenues received with respect to such containers minus the Direct Operating Expenses incurred with respect to such containers.

           Net Income. For any fiscal period of the any Person, the consolidated net income of such Person and its Subsidiaries for such period determined in accordance with Generally Accepted Accounting Principles.

           Note. A note, substantially in the form of Exhibit A hereto, executed by the Borrower to evidence a Credit Loan made hereunder.

           Note Interest Payment. For each Payment Date and each Note, an amount equal to the product of (i) the unpaid principal balance of such Note on the first day of the Interest Period ending on the day prior to such Payment Date, (ii) an interest rate per annum equal to the sum of (x) the Eurodollar Rate for such Interest Period and (y) the Applicable Margin for such Interest Period, and (iii) a fraction, the numerator of which is equal to the actual number of days in such Interest Period and the denominator of which is equal to 360.

           Obligations. All indebtedness, obligations and liabilities of the Borrower to the Agent, or the Lenders and/or any Credit Support Party (to the extent they have funded a Credit Loan previously held by a Conduit Lender) existing on the date of this Agreement or arising thereafter, whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise under or in connection with this Agreement or any other Loan Documents.

           Officers' Certificate. A certificate signed on behalf of a Corporation by its Chairman of the Board, President or Executive Vice President and by its Chief Financial Officer, Treasurer, Controller, Secretary or Assistant Secretary.

           Opinion of Counsel. A written opinion of counsel, who, unless otherwise specified or unless the opinion is being rendered in respect of the laws of any jurisdiction other than the Untied States of America, may be counsel employed internally by the Parent Guarantor or the Servicer, in each case reasonably acceptable to the Person or Persons to whom such Opinion of Counsel is to be delivered. The counsel rendering such opinion may rely (i) as to factual matters, on a certificate of a Person whose duties relate to the matters being certified, and (ii) insofar as the opinion relates to local law matters, upon opinions of local counsel.

           Original Equipment Cost. With respect to any container, an amount equal to the sum of (i) the vendor's or manufacturer's invoice price, plus (ii) reasonable and customary out-of-pocket direct costs related to inspection, transport and initial positioning necessary to put such Container in its initial service; provided, however, that, in no event shall the amounts described in clause (ii) include any allocated overhead expenses of the Servicer.

           Parent Guarantor. Interpool, Inc., a corporation organized under the laws of the State of Delaware, and its successors and permitted assigns.

           Parent Guaranty. The Second Amended and Restated Parent Guaranty of the Parent Guarantor, dated as of March 15, 2005 and substantially in the form of Exhibit K, pursuant to which the Parent Guarantor has unconditionally guaranteed, the payment, subject to the aggregate limitation set forth therein, and performance of the Obligations, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

           Participant(s). As defined in Section 16(f).

          Payment Date. The twentieth (20th) day of each month, provided that if such day is not a Business Day, then the next succeeding Business Day or if such day would fall in the succeeding calendar month, the preceding Business Day.

           PBGC. The Pension Benefit Guaranty Corporation created by ERISA or any governmental authority succeeding to any or all of the functions of the Pension Benefit Guaranty Corporation.

           Permitted Liens. With respect to any item of Collateral, any or all of the following: (i) with respect to a Container, Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings and for the payment of which adequate reserves are maintained; (ii) with respect to a Container, carriers', warehousemen's, mechanics, or other like Liens arising in the ordinary course of business and relating to amounts not yet due or which shall not have been overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings and for the payment of which adequate reserves are maintained; provided, however, in no event shall any such contest result in the loss of the affected Container; (iii) with respect to a Container, Leases entered into in the ordinary course of business providing for the leasing of such Container; (iv) with respect to any Container then on lease to a Lessee, any purchase option in favor of such Lessee that is set forth in such Lease; and (v) Liens created by the Security Agreement or any other Loan Document; provided that any proceedings of the type described in clauses (i) and (ii) above could not (A) reasonably be expected to subject the Agent or any Lender to any civil or criminal penalty or liability or (B) involve any significant risk of material loss, sale or forfeiture of all, or any material portion of, the Collateral.

           Person. An individual, any partnership, a corporation, a joint venture, a trust, an unincorporated organization, or a government or any agency or political subdivision thereof.

           Plan. At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, or (b) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

           Post Revolving Period Targeted Advance Rate. For each Payment Date occurring on or after the Conversion Date, the percentage set forth opposite such Payment Date in Schedule 5 hereto under the column titled "Post Revolving Period Targeted Advance Rate".

           Proceeds. The meaning assigned to such term under the UCC.

           Prohibited Institution. Any institution designated by the Borrower as a "prohibited institution" in a side letter delivered to the Agent; provided, however, that: (i) no more than five (5) institutions may be listed at any one time as a "prohibited institution", (ii) such prohibited institution may only be an institution at which the Servicer or its Affiliates maintains a bank account, (iii) institutions that the Agent has contacted prior to the Second Restatement Date in connection with the syndication of this Agreement may not be designated as a "prohibited institution", (iv) no existing Lender, including Gotham Funding Corporation as a Conduit Lender and each of BTM Capital Corporation and The Bank of Tokyo-Mitsubishi, Ltd., as its Credit Support Party may be a Prohibited Institution and (v) designations may only be made prospectively.

          Prohibited Jurisdiction. Any country or jurisdiction, from time to time, that is subject of a prohibition order (or any similar order or directive), sanctions or restrictions promulgated or administered by the Office of Foreign Assets Control of the United States Treasury Department.

           Prohibited Person. Any Person appearing on the Specially Designated Nationals List compiled and disseminated by the Office of Foreign Assets Control of the United States Treasury Department, as the same may be amended from time to time.

          Refinancing Event. Placement of notes or other evidences of indebtedness (or interests therein) issued by the Borrower into the asset backed securities term market or the bank market, or notes or other evidences of Indebtedness (or interests therein) issued by the Borrower that shall have received an "AAA" rating by S&P as the result of the Borrower having obtained external credit enhancement.

           Register. As defined in Section 16(d).

           Related Assets. With respect to any Container, all of the following: (i)  all of Seller's right, title and interest in and to, but none of its obligations under, any agreement between a Seller and the manufacturer of each such Container pursuant to which such Seller acquired a transferred container from such manufacturer, and all amendments, additions and supplements hereafter made with respect thereto, (ii) all of Seller's right, title and interest in and to any Lease which such Container is subject to on the Transfer Date for such Container, including all lease revenues accrued on or after the Cut-Off Date, (iii) all right, title and interest of such Seller in and to all payments, proceeds and other amounts which have accrued but have not been paid, and (iv) all payments, proceeds and income of the foregoing or related thereto.

           Release. Any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration in, by, from or related to any real property (including all buildings, fixtures or other improvements located thereon) or personal property owned, leased or operated by the Parent Guarantor or any of its Subsidiaries into the indoor or outdoor environment, including the movement of any Hazardous Material through air, soil, surface water, groundwater or property.

           Restatement Date. November 1, 2004.

           Restricted Cash Account. The account designated as such established in accordance with Section 2.19 hereof.

           Restricted Cash Amount. As of any Payment Date, the amount required to be deposited or maintained in the Restricted Cash Account, which shall be equal to one of the following amounts:

(A)	if the average EBIT Ratio for two most recently completed calendar quarters exceeds 1.40 to 1, zero; or

(B)	if the average EBIT Ratio is less than or equal to 1.40 to 1 for the two most recently completed calendar quarters the product of (i) four (4), (ii) one-twelfth, (iii) the weighted average (based on the then composition of the Asset Base) for the previous six months of, (x) with respect to any Finance Lease and Term Lease then subject to an Interest Rate Hedge Agreement, the interest rate per annum payable by the Borrower thereunder for the total amount of interest payable with respect to such portion of the Asset Base, and (y) for the remaining portion of the Asset Base, the annual rate of interest payable by the Borrower on all Notes then outstanding, and (iv) the Aggregate Note Principal Balances as of such Payment Date, which principal balances shall be calculated after giving effect to all advances of principal and principal payments made on such Payment Date.

           Revolving Credit Period. The period commencing on the Third Restatement Date and ending on the Conversion Date.

           S&P. Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, and any successor thereto.

           Sales Proceeds. The proceeds of all Containers that are being sold by the Borrower in their ordinary course of business.

           Scheduled Principal Payment. For any Payment Date occurring on or after the Conversion Date, an amount equal to the product of (i) the Aggregate Note Principal Balance on the Conversion Date and (ii) .0151515, as such product shall be adjusted pursuant to the provisions of Section 2.7(a) hereof.

           Second Restatement Date. January 25, 2005.

           Security Agreement. The Second Amended and Restated Security Agreement, dated as of March 15, 2005 and substantially in the form of Exhibit J hereto, pursuant to which the Borrower has granted to the Agent, for the benefit of the Lenders, as security for the Obligations, a continuing first priority security interest in all of the assets of the Borrower.

           Security Documents. The Security Agreement, the UCC Financing Statements, the Statement of Charge filed with the Corporate Affairs Registry in Barbados and the Parent Guaranty.

           Seller. Interpool Limited, a company organized under the laws of Barbados, and its successors and permitted assigns.

           Servicer. The Person performing the duties of the Servicer under the Servicing Agreement; initially, Interpool Limited, a company organized under the laws of Barbados, and its successors and permitted assigns.

           Servicer Advance. Any advance of funds made by the Servicer with respect to delinquent Contract Payments or Lease Proceeds in accordance with the terms of Section 4.05 of the Servicing Agreement.

           Servicer Default. Any of the events or conditions set forth in Section 7.01 of the Servicing Agreement.

           Servicing Agreement. The Third Amended and Restated Servicing Agreement, dated as of March 15, 2005 and substantially in the form of Exhibit G hereto, pursuant to which the Servicer agrees to manage and service, on behalf of the Borrower, the Eligible Containers, the Eligible Leases and the Related Assets.

           Servicing Fee. This term shall have the meaning set forth in the Servicing Agreement.

           Servicing Fee Arrearage. For any Payment Date, an amount equal to the excess, if any, of (i) the sum of the Servicing Fee due and payable to the Servicer on all prior Payment Dates, over (ii) the aggregate amount of Servicing Fees actually paid to the Servicer on all prior Payment Dates.

           Specialized Containers. All types of containers, other than Standard Dry Cargo Containers and refrigerated containers, including, but not limited to open top, flat rack, tank and cellular palletwide containers.

           Stamping Lease. This term shall have the meaning set forth in the Security Agreement.

           Standard Dry Cargo Container. Any of the following types of containers: (i) a twenty foot (20') dry cargo container, (ii) a forty foot (40') dry cargo container or (iii) a forty foot (40') high cube container.

           Structuring Fee Letter. The Structuring Fee Letter, dated as of November 1, 2004, among the Agent, the Borrower and the Parent Guarantor as such agreement may be amended, modified or supplemented.

           Subsidiary. The Borrower and any other present or future Corporation a majority of whose Voting Stock shall at the time be owned directly or indirectly or can otherwise be controlled by the Parent Guarantor and/or by one or more of the Subsidiaries of the Parent Guarantor.

          Substitute Container. This term shall have the meaning set forth in the Contribution and Sale Agreement.

           Substitute Lease. This term shall have the meaning set forth in the Contribution and Sale Agreement.

           Substitution Date. With respect to Substitute Container and/or a Substitute Lease, the Business Day on which such Substitute Container and/or Substitute Lease are acquired by the Borrower in accordance with the provisions of the Loan Documents.

           Tangible Net Worth. As of any date of determination the amount equal to (A) the amount of stockholders' equity of the Parent Guarantor and its Consolidated Subsidiaries appearing in the consolidated financial statements of the Parent Guarantor and its Consolidated Subsidiaries as of the most recently ended fiscal quarter for which financial statements are available and prepared in accordance with GAAP, less (B) trademarks, goodwill, covenants not to compete and all other assets classified as intangible assets determined in accordance with GAAP, plus (C) the amount representing the Parent Guarantor's 9-7/8% Junior Subordinated Deferrable Interest Debentures due 2027 and the related 9-7/8% Capital Securities of Interpool Capital on the consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries as of the most recently ended fiscal quarter for which financial statements are available, plus (D) the amount representing the 9.25% Convertible Redeemable Junior Subordinated Debentures due 2022 on the consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries as of the most recently ended fiscal quarter for which financial statements are available, plus (E) any future subordinated debt of Parent Guarantor and its Consolidated Subsidiaries, plus (or minus) (F) any adjustments to the accounts of the Parent Guarantor, both positive and negative, that results from SFAS 133/138. In this regard, "SFAS 133/138" means, Statement of Financial Accounting Standards No. 133 – "Accounting for Derivative Instruments and Hedging Activities" and Statement of Financial Accounting Standards No. 138 – "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment to FASB Statement No. 133" issued by the Financial Accounting Standard Board, as such pronouncement may be amended from time to time in accordance with its terms.

           Taxes. Any and all present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including gross receipts, excise, property, sales, transfer, license, payroll, social security and franchise taxes now or hereafter imposed or levied by the United States of America, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof and all interest, penalties, additions to tax or similar liabilities with respect thereto.

           Term Lease. A Lease, other than a Finance Lease, having an initial term (measured from the commencement date of such lease) of thirty-six (36) months or greater.

           Third Restatement Date. March 15, 2005.

           Transfer Date: As defined in the Contribution and Sale Agreement.

           Trust Account. The account designated as such that is established in accordance with the provisions of Section 2.18 hereof.

           Unused Commitment. With respect to any Lender as of any date of determination, the excess of (i) the Commitment then in effect for such Lender, over (ii) the then unpaid principal balance of the Note owned by such Lender as of such date of determination, after giving effect to all principal payments to be received by such Lender on such date of determination.

           UCC or Uniform Commercial Code. The Uniform Commercial Code as the same may be in effect in the State of New York on the date hereof; provided, however, that in the event that by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the terms UCC and Uniform Commercial Code shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

           UCC Financing Statements. UCC Financing Statements naming (i) the Borrower as debtor, the Agent, as secured party, and the Collateral as the collateral, and (ii) the Seller, as seller/debtor, the Borrower, as purchaser/secured party, the Agent, as assignee of secured party, and the assets that are the subject of the Contribution and Sale Agreement, as collateral, in each case, filed or to be filed in the office of the Secretary of State of the States of New Jersey, the Recorder of Deeds for the District of Columbia and other locations from time to time with respect to the Collateral.

           Voting Stock. With respect to any Corporation, its capital stock of any class having ordinary voting power for the election of the members of the board of directors or other governing body of such Corporation (other than stock having such power only by reason of the happening of a contingency).

           Weighted Average Age. As of any date of determination shall be equal to the quotient of (A) the sum for each Eligible Container and each Container subject to an Eligible Lease of the product of (i) the age of such Eligible Container and each Container subject to a Finance Lease and (ii) the then Net Book Value of such Eligible Container and the Net Book Value of such Container subject to an Eligible Lease, divided by (B) the then Aggregate Net Book Value determined by including the Net Book Values of Containers subject to Eligible Leases.

           Section 1.2 Rules of Interpretation.

                (a) All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

                (b) Except as otherwise expressly provided herein, all financial and accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under Generally Accepted Accounting Principles, including applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees, and all financial and accounting calculations referred to herein shall, to the extent applicable, be made in accordance with Generally Accepted Accounting Principles, and by reference to the most recently delivered financial statements of the Parent Guarantor furnished in accordance with Section 6.4 hereof.

                (c) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

                (d) The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

                (e) The preamble hereto is part of this Agreement. Titles of Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Section, Subsection, paragraph, clause, subclause, Schedule or Exhibit attached to this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of such Schedule or Exhibit to or in another document or instrument.

                (f) Each definition of a Loan Document or other document in this Agreement shall include such document as amended, modified, supplemented, restated, renewed or extended from time to time.

                (g) Except where specifically restricted, reference to a party in a Loan Document includes that party and its successors and assigns permitted hereunder or under such Loan Document.

                (h) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in the city in which the head office of the Agent is located.

                (i) Any list in this Agreement of one or more items preceded by the words "include or "including" shall not be deemed limited to the stated items but shall be deemed without limitation.

                (j) Whenever this Agreement makes reference to a party's knowledge, such knowledge shall refer to the actual knowledge of an Authorized Officer of such party, without having made a special inquiry.

                (k) Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" and "until" means "to but excluding".

SECTION 2. THE CREDIT LOAN.

           Section 2.1 Commitments to Make Credit Loans.

           (a) Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants set forth herein, each Lender shall make available to the Borrower on the Restatement Date or such later date on which such Lender becomes a party to this Agreement its Commitment in the Commitment Amount set forth opposite the name of such Lender on Schedule 4 hereto.

           (b) Evidence of Credit Loans. During the Revolving Credit Period, each of the Notes shall be a revolving note with a maximum principal amount equal to the then current Commitment of the related Lender.

           (c) Funding of Credit Loans. On any Business Day requested by the Borrower and presuming that the Borrower shall have satisfied all applicable conditions precedent set forth in Sections 4 and 5 hereof, each Lender shall, subject to the terms and conditions of this Agreement, deposit with the account designated by the Borrower by wire transfer of same day funds not later than 4:00 p.m. (Amsterdam time) an amount equal to its pro rata share of the requested Credit Loan; provided, however, that each Credit Loan by each Lender shall be for an amount (A) not less than the lesser of (x) its then Unused Commitment and (y) such Lender's pro rata share of Five Hundred Thousand Dollars ($500,000), and (B) not greater than the then Availability of such Lender.

           (d) Request for Credit Loan. Each Borrowing Notice shall be submitted in writing to the Agent by no later than 4:00 p.m. (Amsterdam time) on the fourth (4th) Business Day prior to the date of the requested Credit Loan, and the Agent shall promptly (but in no event later than 6:00 p.m. (Amsterdam time) on the Business Day after a Borrowing Notice is received) provide each Lender with a copy of each such Borrowing Notice accompanied by all of the attachments set forth in the definition thereof. Such notice shall include a calculation of the Asset Base (calculated to include any Eligible Containers and/or Eligible Leases to be acquired with the proceeds of such Credit Loan). Each Borrowing Notice shall constitute a reaffirmation by Borrower that (1) no Default, Event of Default, Early Amortization Event or Servicer Default has occurred and is continuing and no event or condition has occurred or is existing that with the giving of notice or the passage of time or both would constitute an Event of Default, Early Amortization Event or a Servicer Default and (2) the representations and warranties of the Borrower, the Servicer and the Parent Guarantor contained in the Loan Documents are true, correct and complete in all material respects to the same extent as though made on and as of the date of the request, except to the extent such representations and warranties specifically relate to an earlier date, in which event such representations and warranties shall be true, correct and complete in all material respects as of such earlier date.

           (e) A Borrowing Notice, once delivered to the Agent, shall be irrevocable and binding on the Borrower. If any Credit Loan requested by the Borrower is not made or effectuated on the specified Funding Date, for any reason whatsoever related to a default or nonperformance by the Borrower, the Borrower shall pay Funding Losses. In connection with any Credit Loan or any Funding Date, all of the Lenders may, in their collective and absolute discretion, grant the Borrower extensions and/or waivers in fulfilling its obligations under this Section 2.1 and in fulfilling the conditions set forth in Section 5 hereof.

           (f) Obligations of Lenders Several. The failure of any Lender to make a Credit Loan hereunder shall not relieve any other Lender of its obligation to make a Credit Loan on such funding date, but no Lender shall be responsible for the failure of any other Lender to make the Credit Loan to be made by such other Lender on such funding date.

           (g) Extension of the Revolving Credit Period. The Borrower may, within 60 days, but no later than 45 days, prior to the date set forth in item (i) of the definition of Conversion Date (or such shorter period, as has been approved by the Lenders), by written notice to each Lender request the extension of the Revolving Credit Period for an additional period of up to 364 days from the date on which the renewal is approved. Each of the Lenders shall make a determination, in its sole discretion and after a full credit review, within 30 days of its receipt of the Borrower's request, as to whether or not it will agree to extend the Revolving Credit Period; provided, however, that the failure of any Lender to make a timely response to the Borrower's request for extension of the Revolving Credit Period shall be deemed to constitute a refusal by such Lender to extend the Revolving Credit Period. The Revolving Credit Period shall only be extended upon the consent of 100% of the Lenders. Any such renewal shall become effective only upon written confirmation to the Borrower by each Lender of its agreement to so renew and upon receipt by each Lender of a renewal fee in an amount as shall be determined at such time.

           Section 2.2 The Notes.  The obligation of the Borrower to repay the Credit Loans and to pay interest thereon and other sums which may become payable with respect thereto shall be evidenced by separate promissory notes (collectively the Notes, and singly, a Note) of the Borrower, substantially in the form of Exhibit A, appropriately completed in accordance with the provisions of this Section 2.2. Each Note shall evidence the Borrower's obligations in respect of the Credit Loans and shall be denominated in an amount up to the Lender's Commitment Amount; provided, however, that the indebtedness evidenced by such Note shall in no event exceed the aggregate principal amount of all Credit Loans at any time advanced by the payee Lender that remain unpaid. Each Lender shall endorse on its Note, or enter in a record pertaining thereto, all Credit Loans and repayments thereof, provided that the failure by any Lender to make any such notation shall not affect the unconditional obligation of the Borrower to pay all amounts due under the Note held by such Lender as and when payments with respect to the Credit Loan are due.

           Section 2.3 Principal Payments on the Notes.

                (a) On each Payment Date occurring during the Revolving Credit Period, the Borrower shall pay to the Agent on behalf of each Lender in accordance with the priority of payments set forth in subpart (I) of Section 2.18(b) a principal payment on its Note in an amount equal to its pro rata share of the Asset Base Deficiency (if any).

                (b) On each Payment Date occurring after the Revolving Credit Period has expired or been terminated and on which no Early Amortization Event is continuing, the Borrower shall pay to the Agent on behalf of each Lender a principal payment on its Note in an amount equal to its pro rata share of the Scheduled Principal Payment for such Payment Date.

                (c) On each Payment Date on which an Early Amortization Event is then continuing, all of the remaining available Distributable Cash Flow, in accordance with the priority of payments set forth in subpart (II) of Section 2.18(b), will be used to repay the principal balance of the Notes; provided, however, that if only a Designated Early Amortization Event is then continuing, then, so long as no other Early Amortization Event is then continuing, only the Designated Early Amortization Amount will be used to repay the Note, which amount shall be in addition to the Scheduled Principal Payment payable on such date. On each Payment Date on which an Event of Default is then continuing, all of the remaining available Distributable Cash Flow, in accordance with the priority of payments set forth in subpart (III) of Section 2.18(b), will be used to repay the principal balance of the Notes.

                (d) The unpaid principal balance of, and all accrued interest and other amounts owing on, or with respect to, the Notes shall be payable in full on the earlier to occur of (x) the Final Maturity Date and (y) the date on which the Note(s) have been declared due and payable in accordance with the provisions of Section 9 hereof.

     Section 2.4 Interest on the Credit Loan.

                (a) Interest will be paid on each Note on each Payment Date in an amount equal to the Note Interest Payment for the Interest Period ended on the day prior to such Payment Date.

                (b) In no event shall the interest charged with respect to a Note exceed the maximum amount permitted by Applicable Law. If at any time the interest rate charged with respect to a Note exceeds the maximum rate permitted by Applicable Law, the rate of interest to accrue pursuant to such Note shall be limited to the maximum rate permitted by Applicable Law, but any subsequent reductions in Eurodollar Rate shall not reduce the interest to accrue on such Note below the maximum amount permitted by Applicable Law until the total amount of interest accrued on such Note equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate had at all times been in effect. If the total amount of interest paid or accrued on the Note under the foregoing provisions is less than the total amount of interest that would have accrued if the interest rate had at all times been in effect, the Borrower agrees to pay to the affected Lender(s) an amount equal to the difference between (a) the lesser of (i) the amount of interest that would have accrued if the maximum rate permitted by Applicable Law had at all times been in effect, or (ii) the amount of interest that would have accrued if the interest rate had at all times been in effect, and (b) the amount of interest accrued in accordance with the other provisions of this Agreement.

                (c) All computations of interest hereunder shall be made on the basis of a year composed of 360 days and calculated for the actual number days elapsed. Each overdue amount payable to the Agent or the Lenders under this Agreement or any Note, whether of principal, interest, Funding Losses, or otherwise, shall, to the extent permitted by applicable law, bear interest from the due date thereof to the date such amount is paid in full (whether before or after judgment) at the Default Rate from time to time in effect, compounded daily and payable by the Borrower upon demand by the Agent or any Lender at any time and from time to time.

           Section 2.5 Revolving Credit Facility.

          The facility evidenced by this Agreement is a revolving credit facility. Accordingly, the Borrower will, subject to compliance with the terms of this Agreement and prior to the occurrence of the Conversion Date have the right to reborrow any amounts repaid to the Lenders in accordance with the terms of this Agreement.

           Section 2.6 Fees. (a) At the times and in the amounts set forth in the Structuring Fee Letter, the Borrower shall pay to the Agent the "Structuring Fee" described therein.

                (b) At the times and in the amounts set forth in the Facility Fee Letter, the Borrower shall pay to the Agent the "Facility Fee" described therein.

                (c) On each Payment Date occurring on or prior to the Conversion Date and on the Conversion Date, the Borrower shall pay to each Lender a commitment fee (the "Commitment Fee") in an amount equal to the product of (i) forty-five hundredths of one percent (0.45%), (ii) the average Unused Commitment of such Lender for the Interest Period (or portion thereof) ended on the immediately preceding day, and (iii) a fraction the numerator of which is the actual number of days in the Interest Period (or portion thereof) referred to in clause (ii) above, and the denominator of which is 360.

                (d) At the times and in the amounts set forth in the Agent Fee Letter, the Borrower shall pay the Agent Fee to the Agent in accordance with the priority of payments set forth in Section 2.18 hereof.

           Section 2.7 Prepayments.

                (a) Voluntary Prepayment. Upon not less than thirty (30) days' prior written notice to the Agent, the Borrower may, on any Payment Date, prepay, in whole or in part, the then unpaid principal amount of all of the Notes. In connection with any prepayment made in accordance with the provisions of this Section 2.7(a), the Borrower shall be required to pay, contemporaneously with such prepayment, an amount equal to the sum of (i) accrued interest on the principal balance being prepaid calculated through the date of such prepayment, and (ii) any Funding Losses incurred as the result of such prepayment. Any such voluntary prepayment made subsequent to the Conversion Date shall be used to reduce all future Scheduled Principal Payments in equal amounts.

           (b) Mandatory Payments for Asset Base Deficiency. On each Payment Date, the Borrower shall make a mandatory payment of the Notes in an amount equal to the Asset Base Deficiency; provided, however, that the failure to make such payment shall not in itself constitute an Event of Default unless and until such time as an Event of Default may occur pursuant to the provisions of Section 8(o) hereof.

                (c) Mandatory Prepayment for Servicer Default. Upon the occurrence of a Servicer Default (unless otherwise waived in accordance with the Servicing Agreement and except for a CAI Servicer Default), the Borrower shall be required to make a mandatory prepayment of the Notes in an amount equal to the then remaining Aggregate Maximum Guaranteed Payment (and payment to the Agent by the Parent Guarantor shall be deemed to be a prepayment by the Borrower). In connection with any prepayment made in accordance with the provisions of this Section 2.7(c), the Borrower shall be required to pay, contemporaneously with such prepayment, an amount equal to the sum of (i) accrued interest on the principal balance being prepaid, calculated through the date of such prepayment, and (ii) any Funding Losses incurred as the result of such prepayment.

                (d) Voluntary Prepayment Related to Certain Events of Default. Upon the occurrence of an Event of Default of the type set forth in Section 8(m), the Borrower may prepay in whole (but not in part) the then unpaid principal amount of all of the Notes. In connection with any prepayment made in accordance with the provisions of this Section 2.7(d), the Borrower shall be required to pay, contemporaneously with such prepayment, an amount equal to the sum of (i) accrued interest on the principal balance being prepaid calculated through the date of such prepayment, and (ii) any Funding Losses incurred as the result of such prepayment.

           Section 2.8 Illegality or Impossibility.  (a) Notwithstanding any other provision of this Agreement, if on any date: (A) the introduction of, change in, or change in the interpretation by any central bank or other Governmental Authority of, any Law or regulation applicable to any Lender shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful for any Lender to permit a Credit Loan to be loaned on a Eurodollar Rate Basis in accordance with the provisions hereof, or (B) if any Lender shall reasonably determine that: (i) by reason of circumstances affecting the Eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, (ii) deposits of Dollars in the relevant amount and for the relevant Interest Period are not available to such Lender in the Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to such Lender of maintaining any Credit Loan on a Eurodollar Rate Basis during any Interest Period, then such affected Lender shall promptly give facsimile or other written notice of such determination to the Agent, and the Agent shall promptly give facsimile or other written notice of such determination to the Borrower (which notice shall be conclusive and binding upon the Borrower) and to the other Lenders. Upon such notification by the Agent, the obligation of the affected Lender(s) to lend or maintain any Credit Loan on the applicable Eurodollar Rate Basis shall be suspended until the affected Lender determines that such circumstances no longer exist. Upon such notification and suspension by the Agent, the Borrower shall have the option to prepay immediately the affected Credit Loans in full without penalty or premium; provided, however, that the Borrower shall pay all of the following: (i) any Funding Losses, (ii) accrued interest on the principal balance being prepaid, calculated through the date of such prepayment and (iii) any additional amounts or fees payable to each of the Lenders pursuant to the terms of this Agreement. If the Borrower shall not exercise its option to prepay immediately then, unless any such Law, regulation or other authority requires otherwise, any existing Credit Loan shall continue to bear interest at the applicable Eurodollar Rate Basis until the succeeding Payment Date, and thereafter, shall bear interest at the sum of (A) the Applicable Margin plus (B) the lower of (x) the Lender's cost of funds and (y) the prime or base rate of interest announced by from time to time by Citibank, N.A. If such Law, regulation, interpretation or other authority requires any existing Credit Loan bearing interest on a Eurodollar Rate Basis to be converted prior to the succeeding Payment Date, the Borrower shall pay to the Agent on demand any required Funding Losses.

                (b) Each Lender will make reasonable efforts and will take reasonable actions (including, without limitation, the designation of a different lending office for the Credit Loan if such efforts and/or actions will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender.

           Section 2.9 Additional Costs and Expenses; Reserve Charge; Capital Requirements.

                (a) Notwithstanding any other provision of this Agreement, if after the date hereof the enactment of, change in or change in the interpretation of any Law (which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or interpretation thereof, and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender (or Credit Support Party) by any central bank or other fiscal, monetary or other authority, whether or not having the force of law) shall: (i) subject any Lender (or Credit Support Party) to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement or any Loan Document or with respect to maintaining any Credit Loan on a Eurodollar Rate Basis (except for Taxes on the overall net income of such Lender (or Credit Support Party) or any franchise Taxes in lieu thereof); or (ii) materially change the basis of taxation of payments to any Lender of the principal of, interest or any other amounts payable by the Borrower while a Credit Loan is on a Eurodollar Rate Basis; or (iii) impose or increase or render applicable any special deposit or reserve or similar requirements against assets held by, or deposits in or for the respective accounts of, or loans (including the Credit Loan) made by any Lender (or Credit Support Party); or (iv) impose on any Lender (or Credit Support Party) any other conditions or requirements with respect to this Agreement, and the result of any of the foregoing is: (A) to increase the cost to such Lender of maintaining (or agreeing to acquire or maintain) a Credit Loan on a Eurodollar Rate Basis; or (B) to reduce the amount of principal, interest or other amount payable to such Lender (or Credit Support Party) hereunder; or (C) to require such Lender (or Credit Support Party) to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Agent from the Borrower hereunder, then, and in each such case, the Borrower shall, on the Payment Date following demand made by the Agent (following notice thereof from the affected Lender (or Credit Support Party) to the Agent) at any time and from time to time as often as the occasion therefor may arise, pay to the Agent in accordance with the priority of payments set forth in Section 2.18 hereof such additional amounts as will be sufficient, in the reasonable judgment of the affected Lender (or Credit Support Party), to compensate such Lender (or Credit Support Party) for such additional costs, reduction, payment or foregone interest or other amount; provided, however, that if an affected Lender (or Credit Support Party) fails to notify the Borrower of such additional costs, reductions, foregone interest or other amounts within ninety (90) days after such Lender (or Credit Support Party) obtains actual notice that such amounts have been or will be incurred, then such Lender (or Credit Support Party) should only be entitled to payment of such costs, reductions or other amounts incurred from and after the date 90 days prior to the date on which the affected Lender (or Credit Support Party) gives such notice, and provided further that, in lieu of paying such additional fee, the Borrower shall have the option to prepay immediately the Credit Loan of the affected Lender (or Credit Support Party) in full (together with accrued interest thereon) without penalty or premium except for (i) any Funding Losses that may become due and payable as a consequence of such prepayment, (ii) accrued interest on the principal balance being prepaid, calculated through the date of such prepayment, and (iii) any additional amounts or fees payable to each of the Lenders pursuant to the provisions of this Section 2.9(a) that were not eliminated by virtue of such prepayment.

                (b) If any Lender (or Credit Support Party) shall have determined that: (i) the adoption of or change after the date hereof in any Law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change after the date hereof in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of such entity issued after the date hereof regarding capital adequacy (whether or not having the force of law) has or would have the effect of reducing the return on such Lender's or such holding company's capital as a consequence of any Credit Loan made or agreed to be made or acquired, by such Lender (or Credit Support Party) pursuant to the terms of this Agreement or the Loan Documents to a level below that which such Lender (or Credit Support Party) could have achieved (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's (or Credit Support Party) capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance, then (A) such Lender (or Credit Support Party) shall promptly after its determination of such occurrence give notice thereof to the Agent, and thereafter the Agent shall promptly give notice thereof to the Borrower; and (B) the Borrower shall, on the Payment Date following demand therefore from the Agent, pay to the Agent in accordance with the priority of payments set forth in Section 2.18 hereof for the respective account(s) of the affected Lender(s), as an additional fee such amount as each affected Lender(s) (or Credit Support Party) shall have certified to the Agent to be the amount that will compensate it for such reduction, provided that in lieu of paying such additional fee, the Borrower shall have the option to prepay immediately the Credit Loan in full (together with accrued interest thereon) without penalty or premium except for (i) any Funding Losses that may become due and payable as a consequence of such prepayment, (ii) accrued interest on the principal balance being prepaid, calculated through the date of such prepayment and (iii) any additional amounts or fees payable to each of the Lenders pursuant to the provisions of this Section 2.9(b) that were not eliminated by virtue of such prepayment.

           Section 2.10 The Agent's or Lender's Certificates. A certificate signed by the Agent or any Lender setting forth any additional amount required to be paid by the Borrower to the Agent pursuant to the provisions of any of Sections 2.8, 2.9 or 2.17 shall be delivered by the Agent to the Borrower in connection with each demand made at any time upon the Borrower under any of such sections. Each such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined, which may include any reasonable averaging and attribution methods. Each such certificate shall absent manifest error, be deemed true and correct evidence of the additional amount required to be paid by the Borrower to the Agent. A claim by the Agent for all or any part of any additional amount required to be paid by the Borrower pursuant to the provisions of any of Sections 2.8, 2.9 or 2.17 may be made before and/or after the end of the Interest Period to which such claim relates or during which such claim has arisen and before and/or after any repayment or prepayment of any amount owed hereunder to which such claim relates.

           Section 2.11 Pro Rata Treatment.  Except as expressly set forth herein, principal and interest payments and amounts received in payment of the Notes for any reason and from any source shall be applied pro rata among the Lenders in accordance with the proportion of then unpaid Credit Loans made by each Lender to the Aggregate Note Principal Balance. All other payments received by the Agent from, or on behalf of, the Borrower hereunder shall, unless specifically attributable to the Agent or a Lender or otherwise provided herein, be applied on a pro rata basis among the Lenders based upon the proportion of outstanding Credit Loans of each Lender to the Aggregate Note Principal Balance.

           Section 2.12 Funding of Credit Loans.  Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Credit Loan in any manner it sees fit, it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if such Lender had actually funded and maintained each Credit Loan made on or converted to a Eurodollar Rate Basis during the Interest Period for such Credit Loan through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the applicable Eurodollar Rate in the case of a Credit Loan made on a Eurodollar Rate Basis.

          Section 2.13 Obligations Several.  The rights and obligations of each Lender hereunder shall be several and not joint, and no Lender's obligation to lend shall be affected by any other Lender's failure to make any Credit Loan.

          Section 2.14 Replacement of an Affected Lender.  (a) If no Default or Event of Default then exists or is continuing and if (i) as the result of the application of Section 2.8, the obligation of one or more (but not all) of the Lenders to permit a Credit Loan to be loaned in a Eurodollar Rate Basis is suspended for more than thirty (30) days, or (ii) as the result of the application of Section 2.9, one or more (but not all) of Lenders which has caused the Agent to notify the Borrower of increased capital requirements and the affected Lender(s) are unable to agree on an adjustment to the compensation payable to such Lender within the specified 30 day period, or (iii) the Borrower must make a payment pursuant to Section 2.17 with respect to such Lender, then, in each such case, during a period of thirty (30) days thereafter, the Borrower, by notice to the Agent, may elect to cause such affected Lender to assign its interest hereunder and in its Credit Loans to one or more of the other Lenders (if any such Lender so desires to accept such an assignment), or to another financial institution selected by the Borrower and acceptable to the Agent, any such assignment to be effected in accordance with Section 16.

                (b) In the event any Lender does not consent (or fails to respond) to a proposed amendment, modification or waiver to any provision of this Agreement or any other Loan Document requested by the Borrower (including, without limitation, any proposed amendment, modification or waiver with respect to the matters set forth in Section 20 of this Agreement), the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 16(b)), all of its interests, rights and obligations under this Loan Agreement to an Assignee that shall assume such assigned obligations (which Assignee may be another Lender, if a Lender accepts such assignment); provided that: (i) such replaced Lender shall have received payment of an amount equal to the outstanding principal of its Credit Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (ii) such assignment does not conflict with Applicable Law.

           Section 2.15 Form and Terms of Payment.  All payments made by the Borrower hereunder in respect of the Credit Loan, including principal, interest, Funding Losses, and any other obligations of the Borrower, shall be made to the Agent in accordance with the instructions set forth on Schedule 4 hereto or such other account as the Agent shall specify. Promptly upon receipt of each such payment, the Agent shall distribute all such amounts to the appropriate Lenders. All payments shall be made in immediately available and freely transferable funds. Any payment due hereunder or under any other Loan Document that falls due on a day that is not a Business Day shall be rescheduled to the next succeeding Business Day and interest and fees shall continue to accrue to such next succeeding Business Day, unless with respect to a loan on a Eurodollar Rate Basis such Business Day falls in another calendar month, in which case the date for such payment shall be the immediately preceding Business Day.

           Section 2.16 Funding Losses.  The Borrower shall compensate the Lenders, upon request (which request shall set forth in reasonable detail the basis for requesting such amounts), for all losses, expenses and liabilities (including any swap breakage costs, loss or cost (including interest paid) in liquidating or employing deposits required to fund or maintain a Credit Loan on a Eurodollar Rate Basis and any interest paid by the Lenders to lenders of funds borrowed by them to make or carry a Credit Loan on a Eurodollar Rate Basis) which the Lenders may sustain: (a) if for any reason a Credit Loan does not occur on a date specified therefor in a Borrowing Notice due to an act of omission of the Borrower; (b) if any repayment (including repayments following acceleration of the Obligations due to an Event of Default) or continuation of any Credit Loan occurs for any reason on a date which is not the last day of an Interest Period applicable thereto; (c) if any prepayment of any Credit Loan is not made on any date specified in a notice of prepayment given by the Borrower; or (d) as a consequence of any failure by the Borrower to repay a Credit Loan when required by the terms of this Agreement or the Notes (collectively, Funding Losses). The Borrower shall pay such amount upon presentation by the affected Lenders of a certificate pursuant to Section 2.10 setting forth the amount and such calculation thereof pursuant hereto.

           Section 2.17 Payments Free and Clear of Taxes.

                (a) All payments of principal, interest, fees and other amounts under this Agreement, the Notes or any other Loan Document or otherwise paid or payable to Agent (as used in this Section 2.17, Payments) shall be made free and clear of, and without deduction by reason of, Taxes, all of which shall be paid by the Borrower for its own account not later than the date when due. If the Borrower is required by law or regulation to deduct or withhold any Taxes from any Payment, it shall: (a) make such deduction or withholding; (b) pay the amount so deducted or withheld to the appropriate taxing authority not later than the date when due; (c) deliver to Agent, promptly and in any event within fifteen (15) days after the date on which such Taxes become due, original tax receipts and other evidence satisfactory to Agent of the payment when due of the full amount of such Taxes; and (d) pay to Agent or the affected Lender forthwith upon any request by Agent therefor from time to time, such additional amounts as may be necessary so that each Lender receives, free and clear of all Taxes, the full amount of such Payment stated to be due under this Agreement, the Notes or any other Loan Document as if no such deduction or withholding had been made. The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes paid by such Lender or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto (except for Taxes on the overall net income of such Lender or the Agent or any franchise Taxes in lieu thereof) without duplication of any amounts paid by the Borrower pursuant to Section 2.9(a).

                (b) From time to time, if requested in writing by the Borrower or the Agent, each Lender listed on the signature pages hereof, and on or prior to the date on which it becomes a Lender in the case of each other Lender, organized under the laws of a jurisdiction outside the United States (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) United States Internal Revenue Service (IRS) Form W-8BEN or W-8ECI or any successor form prescribed by the IRS, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, and (ii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                (c) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 2.17(b) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to any "gross-up" of Taxes or indemnification under Section 2.17(a) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

           Section 2.18 Trust Account.

                (a) On or prior to the Closing Date, the Borrower established the Trust Account with Fortis Bank (Nederland) N.V., which account shall be titled in the name of, the Agent, for the benefit of the Lenders. The Trust Account shall be under the "control" (as defined in the UCC) of the Agent for the benefit of the Lenders. The Borrower has caused and shall cause the Servicer to deposit in the Trust Account all Gross Lease Revenue at the times required pursuant to the terms of the Servicing Agreement. The Borrower has not established and shall not establish any additional accounts or change the location of the Trust Account without the prior written consent of the Agent in each instance.

                (b) On each Payment Date, the Agent, based on the Servicer Report, shall distribute an amount equal to the sum of (1) all Gross Lease Revenue deposited into the Trust Account during the related Collection Period, (2) all payments received by the Borrower since the immediately preceding Payment Date pursuant to all Interest Rate Hedge Agreements then in effect, (3) any Servicer Advances funded with respect to such Payment Date, (4) all amounts transferred from the Restricted Cash Account in accordance with the terms of this Agreement, (5) any capital contributions received by the Borrower during the related Collection Period, and (6) any earnings on investments in the Trust Account credited during the related Collection Period (the sum of (1), (2), (3), (4), (5) and (6), the "Distributable Cash Flow"), to the following Persons in the following order of priority, with no payment being made toward any item unless and until all prior items have been fully satisfied:

(I)     On each Payment Date, if neither an Early Amortization Event nor an Event of Default shall have occurred and then be continuing:

(i) to the Agent, the Agent Fee then due and payable;

(ii) at any time that Interpool Limited (or an Affiliate) is not the Servicer, to such replacement Servicer or to such other Person(s) as the Servicer shall direct, any unpaid Direct Operating Expenses incurred with respect to the Containers and not reimbursed by the applicable Lessee; provided, however, that, the aggregate amount payable pursuant to this clause (ii) on any Payment Date shall not exceed an amount equal to five percent (5%) of the aggregate amount of all Gross Lease Revenues deposited into the Trust Account during the immediately preceding Collection Period;

(iii) to the Servicer by wire transfer of immediately available funds, an amount equal to the sum of (x) Servicing Fee Arrearage, (y) Servicing Fee and (z) Disposition Fee;

(iv) to the Servicer, by wire transfer of immediately available funds, in reimbursement of any unpaid Servicer Advances pursuant to the terms of the Servicing Agreement;

(v) to the Persons entitled thereto, any Borrower Expenses then due and payable, provided, that the aggregate amount paid pursuant to this clause (v) in any calendar year shall not exceed $100,000 in the aggregate;

(vi) to each Interest Rate Hedge Provider, any scheduled payments (other than termination or breakage payments) owing by the Borrower pursuant to all Interest Rate Hedge Agreements then in effect;

(vii) to each Lender, on a pro rata basis, by wire transfer of immediately available funds (to the account that the Lender has designated to the Agent in writing on or prior to the Business Day immediately preceding such Payment Date), an amount equal to the sum of (x) the Note Interest Payment for such Payment Date and any unpaid Note Interest Payments from all prior Payment Dates and (y) any Commitment Fees for such Payment Date and any unpaid Commitment Fees from all prior Payment Dates;

(viii) on a pari passu basis, (A) to the Lenders, to repay the principal balance of the Notes, one of the following amounts:

(1)	so long as the Revolving Credit Period is continuing, the Asset Base Deficiency (if any);

(2)	if the Revolving Credit Period has terminated, the Scheduled Principal Payment for such Payment Date;

                and (B) to each Interest Rate Hedge Provider, all termination and other amounts then payable by the Borrower under all Interest Rate Hedge Agreements then in effect (to the extent not paid pursuant to clause (vi) above;

(ix) to each Lender, all other amounts payable to the Lenders pursuant to the terms of this Agreement (including any expense, reimburse and indemnification payments owing by the Borrower amounts payable pursuant to Sections 2.8, 2.9, 2.16, 2.17 and 14 hereof) or any other Loan Documents;

(x) to the Restricted Cash Account, the amount necessary to make the balance on deposit therein equal to the Restricted Cash Amount;

(xi) any expense, reimbursement and indemnification payments owed by the Borrower to its officers and directors pursuant to the terms of this Agreement or any other Loan Document;

(xii) to the Servicer, any expense, reimbursement and indemnification payments owing by the Borrower to the Servicer pursuant to the terms of the Servicing Agreement; and

(xiii) to the Borrower or its designee, any remaining Distributable Cash Flow.

(II)     On each Payment Date, if an Early Amortization Event shall have occurred and then be continuing but no Event of Default has occurred and is continuing:

(i) to the Agent, any Agent Fee then due and payable;

(ii) at any time that Interpool Limited (or an Affiliate) is not the Servicer, to such replacement Servicer or to such other Person(s) as the Servicer shall direct, any unpaid Direct Operating Expenses incurred with respect to the Container and not reimbursed by the applicable Lessee; provided, however, that, the aggregate amount payable pursuant to this clause (ii) on any Payment Date shall not exceed an amount equal to five percent (5%) of the aggregate amount of all Gross Lease Receivables deposited into the Trust Account during the immediately preceding Collection Period;

(iii) to the Servicer by wire transfer of immediately available funds, an amount equal to the sum of (x) Servicing Fee Arrearage, (y) Servicing Fee and (z) Disposition Fee;

(iv) to the Servicer, by wire transfer of immediately available funds, in reimbursement of any unpaid Servicer Advances pursuant to the terms of the Servicing Agreement;

(v) to the Persons entitled thereto, any Borrower Expenses then due and payable, provided, that the aggregate amount paid pursuant to this clause (v) in any calendar year shall not exceed $100,000 in the aggregate;

(vi) to each Interest Rate Hedge Provider, any scheduled payments (other than termination or breakage payments) owing by the Borrower pursuant to all Interest Rate Hedge Agreements then in effect;

(vii) to each Lender, on a pro rata basis, by wire transfer of immediately available funds (to the account that the Lender has designated to the Agent in writing on or prior to the Business Day immediately preceding such Payment Date), an amount equal to the sum of (x) the Note Interest Payment for such Payment Date and any unpaid Note Interest Payments from all prior Payment Dates and (y) any Commitment Fees for such Payment Date and any unpaid Commitment Fees from all prior Payment Dates;

(viii) on a pari passu basis, (A) to the Lenders, the Aggregate Note Principal Balance until the principal balance of the Notes are repaid in full; provided, however, that if only a Designated Early Amortization Event is then continuing, then the amount payable pursuant to this clause (A) shall be limited to the sum of (x) the Scheduled Principal Payment for such Payment Date and (y) the Designated Early Amortization Amount; and (B) to each Interest Rate Hedge Provider, all termination and other amounts then payable by the Borrower under all Interest Rate Hedge Agreements then in effect (to the extent not paid pursuant to clause (vi) above;

(ix) to each Lender, all other amounts payable to the Lenders pursuant to the terms of this Agreement (including any expense, reimburse and indemnification payments owing by the Borrower amounts payable pursuant to Sections 2.8, 2.9, 2.16, 2.17 and 14 hereof) or any other Loan Documents;

(x) any expense, reimbursement and indemnification payments owed by the Borrower to its officer and director pursuant to the terms of this Agreement or any other Loan Document;

(xi) to the Servicer, any expense, reimbursement and indemnification payments owing by the Borrower to the Servicer pursuant to the terms of the Servicing Agreement; and

(xii) to the Borrower or its designee, any remaining Distributable Cash Flow.

(III)     On each Payment Date, if an Event of Default shall have occurred and then be continuing with respect to any Series of Notes:

(i) to the Agent, any Agent Fee then due and payable;

(ii) at any time that Interpool Limited (or an Affiliate) is not the Servicer, to such replacement Servicer or to such other Person(s) as the Servicer shall direct, any unpaid Direct Operating Expenses incurred with respect to the Container and not reimbursed by the applicable Lessee; provided, however, that, the aggregate amount payable pursuant to this clause (ii) on any Payment Date shall not exceed an amount equal to five percent (5%) of the aggregate amount of all Gross Lease Revenues deposited into the Trust Account during the immediately preceding Collection Period;

(iii) to the Servicer by wire transfer of immediately available funds, an amount equal to the sum of (x) Servicing Fee Arrearage, (y) Servicing Fee and (z) Disposition Fee;

(iv) to the Servicer, by wire transfer of immediately available funds, in reimbursement of any unpaid Servicer Advances pursuant to the terms of the Servicing Agreement;

(v) to the Persons entitled thereto, any Borrower Expenses then due and payable, provided, that the aggregate amount paid pursuant to this clause (v) in any calendar year shall not exceed $100,000 in the aggregate;

(vi) to each Interest Rate Hedge Provider, any payments (other than termination or breakage payments) owing by the Borrower pursuant to all Interest Rate Hedge Agreements then in effect;

(vii) to each Lender, on a pro rata basis, by wire transfer of immediately available funds (to the account that the Lender has designated to the Agent in writing on or prior to the Business Day immediately preceding such Payment Date), an amount equal to the sum of (x) the Note Interest Payment for such Payment Date and any unpaid Note Interest Payments from all prior Payment Dates and (y) any Commitment Fees for such Payment Date and any unpaid Commitment Fees from all prior Payment Dates;

(viii) on a pari passu basis, (A) to the Lenders, the Aggregate Note Principal Balance until the principal balance of the Notes are repaid in full; and (B) to each Interest Rate Hedge Provider, all termination and other amounts then payable by the Borrower under all Interest Rate Hedge Agreements then in effect (to the extent not paid pursuant to clause (vi) above;

(ix) to each Lender, all other amounts payable to the Lenders pursuant to the terms of this Agreement (including any expense, reimburse and indemnification payments owing by the Borrower amounts payable pursuant to Sections 2.8, 2.9, 2.16, 2.17 and 14 hereof) or any other Loan Documents;

(x) any expense, reimbursement and indemnification payments owed by the Borrower to its officers and directors pursuant to the terms of this Agreement or any other Loan Document;

(xi) to the Servicer, any expense, reimbursement and indemnification payments owing by the Borrower to the Servicer pursuant to the terms of the Servicing Agreement; and

(xii) to the Borrower or its designee, any remaining Distributable Cash Flow.

If the amounts to be distributed on any Payment Date are not sufficient to make payment in full to the Lenders with respect to any of the clauses described in Section 2.18(b) above, then payments to Lenders pursuant to any such clause will be allocated among such Lenders on a pro rata basis based on the amount payable to each such Lender pursuant to each such clause.

           Section 2.19 Restricted Cash Account.

                (a) The Agent shall establish and maintain in its name an account which shall be designated the restricted cash account (the "Restricted Cash Account") and which shall be held by the Agent for the benefit of itself and the Lenders pursuant to this Agreement. The Restricted Cash Account shall be under the "control" (as defined in the UCC) of the Agent for the benefit of the Lenders. Any and all moneys remitted by the Borrower, or the Servicer on its behalf, to the Restricted Cash Account from the Trust Account, together with any Eligible Investments in which such moneys are or will be invested or reinvested, shall be held in the Restricted Cash Account. No amounts shall be required to be deposited in the Restricted Cash Account on the Closing Date. Thereafter, amounts shall be deposited into the Restricted Cash Account in accordance with Section 2.18(b) hereof. Any and all moneys remitted by the Agent to the Restricted Cash Account shall be invested in Eligible Investments in accordance with this Agreement and shall be distributed in accordance with this Section 2.19.

           (b)     On each Determination Date, the Agent shall, in accordance with the Servicer Report, withdraw from the Restricted Cash Account and deposit into the Trust Account an amount equal to the excess, if any, of (A) the Note Interest Payment over (B) amounts then on deposit in the Trust Account (determined after giving effect to all other deposits to the Trust Account on or prior to such Determination Date).

           (c)     On each Payment Date, the Agent shall apply and deposit in the Trust Account for distribution in accordance with Section 2.18(b) of this Agreement, the excess, if any, of (A) amounts then on deposit in the Restricted Cash Account (after giving effect to any withdrawals therefrom on such Payment Date) over (B) the Restricted Cash Amount.

           (d)     On earliest to occur of an Early Amortization Event, an Event of Default or the Final Maturity Date, any remaining funds in the Restricted Cash Account shall be deposited in the Trust Account and, be distributed in accordance with Section 2.18(b) of this Agreement.

           Section 2.20 Investments. The Agent may, at its election, invest any cash deposited in the Trust Account and Restricted Cash Account in Eligible Investments. Each Eligible Investment (including reinvestment of the income and proceeds of Eligible Investments) shall, if uncertificated, be registered in the name of the Agent for the benefit of the Lenders or if certificated be delivered to the Agent, and be held to its maturity and shall mature not later than the Business Day immediately preceding the next succeeding Payment Date. Any earnings on Eligible Investments in the Trust Account and Restricted Cash Account shall be retained in each such account and be distributed in accordance with the terms of this Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

          Each of the Parent Guarantor and the Borrower, severally as to itself, represents to the Agent and each of the Lenders that as of the Third Restatement Date and each subsequent Funding Date:

           Section 3.1 Corporate Existence and Good Standing, Etc.

                (a) It and its respective Subsidiaries are Corporations validly organized and existing and in good standing under the laws of the jurisdictions in which they are organized, and each has the requisite organizational power to own its property and conduct its business as presently conducted by it; and

                (b) In all jurisdictions where it or any of its Subsidiaries owns real property or maintains plants or warehouses, it is either qualified to do business and in good standing or such qualification can readily be obtained without substantial penalty; and the failure to qualify in jurisdictions where the Parent Guarantor or any Subsidiary have not done so will have no Materially Adverse Effect.

           Section 3.2 Corporate Power; Consents; Absence of Conflict with Other Agreements, Etc.

                (a) The execution, delivery and performance of the Loan Documents by it and the borrowings and transactions contemplated hereby and thereby:

(i) are within their respective organization powers and have been duly authorized by all necessary organization action;

(ii) do not require any approval or consent of, or filing with, any governmental agency or authority, and do not and will not contravene any provision of Law or the terms of their respective charter documents or bylaws or any amendment thereof; and

(iii) will not conflict with or result in any material breach or contravention of or default under, or the creation of any Lien under, any indenture, agreement, lease, instrument or undertaking to which the Borrower or the Parent Guarantor is a party or by which any of them or any of their properties are bound.

                (b) Each of the Loan Documents executed by it is, and will be, a valid and legally binding obligation of the Borrower or the Parent Guarantor, as the case may be, enforceable in accordance with their respective terms.

                (c) This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and the Parent Guarantor, as the case may be.

          Section 3.3 Title to Properties. The Parent Guarantor and each of its Subsidiaries own all of its respective assets reflected as such in the consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at December 31, 2003. Neither the Parent Guarantor nor the Borrower is insolvent (as defined in Section 101 (29) of Title 11 of the United States Code or any other applicable Insolvency Law) and will not be rendered so insolvent as a result of the transactions contemplated hereby or referred to herein.

          Section 3.4 Financial Statements. The Agent and the Lenders have been furnished with (i) the 2003 Form 10-K and the Parent Guarantor's Consolidated balance sheet as of December 31, 2003, and its consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, and related footnotes, audited by KPMG LLP and (ii) the Form 10-Q of the Parent Guarantor and its Consolidated Subsidiaries as of, and for the nine months ended, September 30, 2004. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial positions of the Parent Guarantor and its Subsidiaries as of such date and the results of their respective operations for the year then ended. There are no liabilities, contingent or otherwise, known to the Parent Guarantor, not disclosed in such financial statements or footnotes that involve a material amount.

           Section 3.5 No Material Changes, Etc. There have occurred no changes in the condition (financial or otherwise), operations, assets, income, or business of the Parent Guarantor and its Subsidiaries as shown on or reflected in the 2003 Form 10-K, the September 30, 2004 Form 10-Q and the Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at December 31, 2003, or the Consolidated statements of income and cash flows for the fiscal year then ended, the effect of which, individually or in the aggregate, could reasonably be expected to have a Materially Adverse Effect on the Parent Guarantor and its Subsidiaries taken as a whole.

           Section 3.6 Litigation.  Except for those matters disclosed in the financial statements provided to the Agent under Section 6.4 hereof, there are no actions, suits, proceedings or investigations of any kind pending or, to its knowledge, threatened, against it or any of its Subsidiaries before any court, tribunal or administrative agency or board which, if determined adversely, could reasonably be expected to, either in any case or in the aggregate, have a Materially Adverse Effect, or materially impair its ability to carry on their businesses substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or which question the validity of this Agreement, the Notes or any other Loan Document or any action taken or to be taken pursuant hereto or thereto.

           Section 3.7 No Materially Adverse Contracts,Etc. Neither it nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which, in the judgment of its officers, has or could reasonably be expected to have in the future a Materially Adverse Effect.

           Section 3.8 Compliance with Other Instruments Laws, Etc.  Neither it nor any of its Subsidiaries is violating any provision of its respective charter documents or bylaws or any agreement or instrument by which it or any of its properties may be bound or any decree, order, judgment, or, to the knowledge of its officers, any statute, license, rule or regulation, in a manner which could result in the imposition of substantial penalties or which could have a Materially Adverse Effect.

          Section 3.9 Tax Status.  (a)The Parent Guarantor and its Subsidiaries (i) other than as set forth in the 2003 Form 10-K, made or filed all Tax returns, reports and declarations required by any jurisdiction to which any of them are subject, (ii) paid all Taxes and other governmental assessments and charges that are material in amount and required to be paid, except those being contested in good faith, by appropriate proceedings diligently pursued, and (iii) set aside on their books provisions reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due from the Parent Guarantor or any of its Subsidiaries by the taxing authority of any jurisdiction, and the officers of the Borrower and the Parent Guarantor know of no basis for any such claim.

                (b) The Borrower has made all filings necessary in order to elect pursuant to Section 301.7701-3 of the Code to be either classified as a partnership or disregarded as an entity separate from Interpool Limited.

          Section 3.10 Compliance with ERISA.  To the extent required, the Parent Guarantor, its Subsidiaries and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provision of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan which could reasonably be expected to result in material liability for excise taxes.

           Section 3.11 Environmental Matters.

                (a) To the extent required, the Parent Guarantor and its Subsidiaries have obtained all material permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Materially Adverse Effect. The Parent Guarantor and its Subsidiaries are in compliance in all material respects with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect on the business, financial condition or operations of the Parent Guarantor and its Subsidiaries.

                (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Parent Guarantor, threatened by any governmental or other entity with respect to any alleged failure by the Parent Guarantor and its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials.

                (c) To the best of the Parent Guarantor's knowledge, no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of the Parent Guarantor or its Subsidiaries and no property now or previously owned, leased or used by the Borrower is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

                (d) To the best of the Parent Guarantor's knowledge, there are no Liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by the Parent Guarantor or its Subsidiaries other than Liens, if any, that do not materially detract from the value of the property or materially impair the use thereof in the operation of the business of the Parent Guarantor and its Subsidiaries or have a Materially Adverse Effect and no governmental actions have been taken or are in process which could subject any of such properties to such Liens or encumbrances or, as a result of which the Parent Guarantor or its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

                (e) Neither the Parent Guarantor and its Subsidiaries nor, to the best knowledge of the Parent Guarantor, any previous owner, tenant, occupant or user of any property owned, leased or used by the Parent Guarantor and its Subsidiaries has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance in all material respects with, all Environmental Laws; nor to the best knowledge of the Parent Guarantor and its Subsidiaries have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of the Parent Guarantor and its Subsidiaries, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance in all material respects with, all Environmental Laws.

Section 3.12 No Default.

                (a) No Default or Event of Default has occurred and is continuing under this Agreement or any other Loan Document including, without limitation, the Parent Guaranty. No Servicer Default has occurred and is continuing under the Servicing Agreement.

                (b) Neither the Parent Company nor any of its Subsidiaries is in default under any Indebtedness except for any default that arises out of the Financial Statement Restatement which default is the subject of a forbearance or waiver agreement described in Section 3.26 hereof.

           Section 3.13 Patents, Copyrights, Permits, Trademarks, Licenses and Leases.  The Parent Guarantor and its Subsidiaries each has rights with respect to all of their respective material patents, trademarks, permits, service marks, trade names, copyrights and licenses, and shall have obtained assignments of all leases, necessary for the present conduct of its business, the absence of which would result in a Materially Adverse Effect.

           Section 3.14Use of Proceeds.  The Borrower will use proceeds of the Credit Loans made hereunder only as follows: (i) in the case of the initial Credit Loan to be made on the Restatement Date, in accordance with the statement of sources and uses provided on the Restatement Date, (ii) to refinance existing indebtedness, (iii) to purchase additional Eligible Containers and/or Eligible Leases and (iv) for other corporate purposes; provided, however, that such proceeds will be used to acquire additional Eligible Containers having an aggregate Original Equipment Cost of at least One Hundred Fifty Million Dollars. The Borrower is the ultimate beneficiary of this Agreement and the Credit Loan to be received hereunder. No portion of any Credit Loan is to be used, for the "purpose of purchasing or carrying" any "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, as amended and the Borrower is not engaged in the business of extending credit to others for such purpose.

           Section 3.15 Capitalization.   Interpool Limited owns 100% of the issued and outstanding Voting Stock of the Borrower, free and clear of all Liens. The Borrower has not issued or granted any options or rights with respect to the issuance of its Voting Stock or other capital stock which is presently outstanding.

          Section 3.16 Subsidiaries.  The Borrower has no Subsidiaries. The Parent Guarantor has no Subsidiaries other than the Borrower and the Persons set forth on Schedule 3.16 hereto. All shares of the Borrower have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

          Section 3.17 Holding Company and Investment Company Acts. None of the Borrower nor the Parent Guarantor nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          Section 3.18 Pension Plans.  The funding by the Parent Guarantor and its Subsidiaries, of any Guaranteed Pension Plan (as defined in ERISA) complies with the minimum funding standards of Section 302 of ERISA and Section 412 of the Code, as amended. The Parent Guarantor and its Subsidiaries have made all contributions to each Multiemployer Plan (as defined in ERISA) required pursuant to any applicable collective bargaining agreement. No material Reportable Event (as defined in ERISA) has occurred with respect to any Guaranteed Pension Plan; the Parent Guarantor and its Subsidiaries have not incurred any material liability as a result of a complete or partial withdrawal, as defined in ERISA, from any Multiemployer Plan; and no steps have been taken to terminate any Guaranteed Pension Plan.

          Section 3.19 Disclosure.  This Agreement and all certificates furnished to the Agent and the Lenders by or on behalf of the Borrower, the Parent Guarantor or any of its Subsidiaries to the Agent and the Lenders in connection herewith do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to any of the Borrower, the Parent Guarantor or any of its Subsidiaries which has or is expected to have a Materially Adverse Effect, except as has been disclosed previously to the Agent and each Lender in writing.

          Section 3.20 Title to Lease and Container. With respect to each Lease and each Container that becomes subject to the lien of the Security Agreement, the Borrower will have good and valid legal and beneficial title to, and shall be the lawful owner of, all such Leases and Containers, free and clear of all Liens whatsoever, except for Permitted Liens.

          Section 3.21 First Lien.  Upon the completion of the actions specified in Schedule 1 to the Security Agreement, the Security Agreement will create a legal, valid and perfected first Lien on and first priority security interest in all of the Collateral described therein and any Proceeds thereof, as security for the Obligations, free and clear of all other Liens whatsoever except Permitted Liens not of record. No security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral which has been signed by the Borrower or which the Borrower has authorized any other Person to sign or file or record, is on file or of record with any public office, except such as may have been filed by or on behalf of the Borrower in favor of the Agent pursuant to the Loan Documents.

          Section 3.22 Survival of Representations and Warranties, Etc.  All statements contained in any certificate delivered by or on behalf of the Borrower and the Parent Guarantor pursuant to or in connection with this Agreement or any of the Loan Documents (including any such representation or warranty made or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution and delivery of this Agreement or any other Loan Document, any investigation or inquiry by the Agent or the Lenders, or by making any Credit Loan under this Agreement.

          Section 3.23 Waiver of Immunity.  To the extent that the Borrower, Parent Guarantor or any of their respective properties is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, each of the Borrower and the Parent Guarantor, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, and each of the other Loan Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of each of the Loan Documents and mandatory requirements of applicable law.

          Section 3.24 Eligible Leases; Eligible Container. Each Lease classified as an Eligible Lease and each Container classified as an Eligible Container on each Asset Base Certificate and Compliance Certificate delivered pursuant to the terms of this Agreement complies with the definition of Eligible Lease or Eligible Container, as the case may be, as of the effective date of each such Asset Base Certificate and Compliance Certificate, as the case may be.

          Section 3.25 Borrowing for Own Benefit. The Borrower confirms that the Credit Loans will be used for the purposes set forth in Section 3.14 hereof, and the use of such Credit Loans will comply with all applicable laws, including money laundering laws.

Section 3.26 [Section Intentionally Omitted]

          Section 3.27 Foreign Assets Control Regulations. None of the requesting or borrowing of any Credit Loan or the use of the proceeds of such will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the "Trading With the Enemy Act") or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the "Executive Order") and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrower or its Affiliates (a) is or will become a "blocked person" as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person".

          Section 3.28 Debt for Tax. Each of the Parent Guarantor and the Borrower will treat the obligations evidenced by the Notes as indebtedness for purposes of United States federal income tax purposes.

SECTION 4. CONDITIONS TO CLOSING ON THIRD RESTATEMENT DATE.

          The obligation of the Lenders to enter into this Agreement on the Third Restatement Date, and to issue their respective Commitments, shall be subject to the prior or simultaneous satisfaction of the following conditions precedent:

          Section 4.1 Request for Funds.  The Borrower shall have given to the Agent (i) a completed Borrowing Notice, substantially in the form of Exhibit C hereto accompanied by the attachments specified in the definition thereof, and (ii) a flow of funds memorandum setting forth the payment instructions with respect to the proceeds of the Credit Loan.

          Section 4.2 Representations and Warranties.  The representations and warranties of the Borrower, the Parent Guarantor, the Seller and the Servicer contained in Section 3 and the other Loan Documents in connection herewith on or after the date hereof shall have been materially correct when made and shall be deemed to be repeated at and as of the Third Restatement Date, and such representations and warranties shall be materially correct at and as of such Third Restatement Date.

          Section 4.3 Performance; No Default.  Each of the Borrower, the Seller, the Servicer and the Parent Guarantor shall have performed and complied in all material respects with all terms and conditions herein or in the other Loan Documents required to be performed or complied with by it prior to or at the time of the Third Restatement Date, and the consummation of the transactions on the Third Restatement Date shall not result in (i) a Default or an Event of Default or (ii) a Servicer Default.

          Section 4.4 Delivery of Officer's Certificate.  The Agent and each of the Lenders shall have received an Officer's Certificate dated as of the Third Restatement Date, in form and substance reasonably satisfactory to the Agent, in which the Borrower shall represent and warrant to the Lenders that the conditions precedent set forth in Sections 4.2 and 4.3 were satisfied at and as of the Third Restatement Date.

          Section 4.5 Legality; Consents.  The making of the Credit Loan shall not contravene any Law, regulation, decree or order binding on the Borrower and all necessary consents in connection with the transactions contemplated in this Agreement and all other Loan Documents and all instruments incidental hereto and thereto have been obtained and the Agent, on behalf of each of the Lenders, shall have received all such certified or copies of all such instruments and documents as the Agent shall have reasonably requested.

          Section 4.6 Delivery of Loan Documents.  Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on and as of the Third Restatement Date. Executed original counterparts of each of the Loan Documents, as executed and delivered by the respective parties thereto, shall have been delivered to the Agent.

          Section 4.7 Delivery of Charter and Other Documents.  The Agent, on behalf of the Lenders, shall have received from each of the Borrower, the Seller, the Servicer and the Parent Guarantor copies, certified by the respective Authorized Officer or assistant secretary of each to be true and complete as of the Third Restatement Date, of each of (a) its charter or other incorporation documents as in effect on such date, (b) its by-laws (if applicable) as in effect on such date, (c) resolutions authorizing its execution and delivery of each of the Loan Documents to which it is a party, its performance of all of its agreements and obligations under each of such documents and the borrowings and other transactions contemplated by this Agreement, and (d) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in its name and on its behalf, each of the Loan Documents to which it is a party, to make application for the Credit Loan, and to give notices and to take other action on its behalf under the Loan Documents to which it is a party.

          Section 4.8 Opinions of the Borrower's, Parent Guarantor's and Seller's Counsel.  The Agent and the Lenders, shall have received from Moore & Van Allen PLLC, U.S. counsel to the Borrower, the Seller, the Servicer and the Parent Guarantor, a favorable opinion, substantially in the form of Exhibit E, from Lex Caribbean, Barbados counsel to the Borrower, the Seller, the Servicer and the Parent Guarantor, a favorable opinion, substantially in the form of Exhibit F, each opinion addressed to the Agent and the Lenders and dated the Third Restatement Date. Such opinion letters shall also state that (i) the Borrower is not an entity taxable as a corporation under U.S. federal tax law, and (ii) in the event of the bankruptcy of any of the Seller, the Servicer or the Parent Guarantor under either the United States Bankruptcy Code or The Companies Act of Barbados, (A) the Borrower will not be "substantively consolidated" with any of the Seller, the Servicer or the Parent Guarantor and (B) the transfer of the Leases and Substitute Leases and Containers and Substitute Containers by the Seller to the Borrower on each Transfer Date pursuant to the terms of the Contribution and Sale Agreement will not be recharacterized as a loan secured by such equipment and leases.

          Section 4.9 Security Documents.  Subject only to the execution of this Agreement, the application or delivery of the proceeds of the Credit Loan hereunder, and the release of a Lien to be discharged with the proceeds of the Credit Loan, the Security Documents and the UCC Financing Statements and other documents in respect thereto (or amendments to existing filings) as necessary to enable the Agent to perfect a legal, valid and enforceable first-priority security interest in all of the Collateral, shall have been duly executed by the Borrower and the Parent Guarantor, as the case may be, and duly filed or recorded, as applicable, in all appropriate fling offices or other locations necessary for the perfection of such security interests, subject only to Permitted Liens not of record, and all other actions necessary for the perfection of such interests shall have been completed to the satisfaction of the Agent and its counsel.

          Section 4.10 Proceedings and Documents.  All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in substance and in form to the Lenders and the Agent and the Agent's special counsel, and the Agent, on behalf of the Lenders, and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Lenders, the Agent or such counsel may reasonably request.

          Section 4.11 Compliance Certificate.  The Agent and each of the Lenders shall have received a Certificate, substantially in the form of Exhibit H (a Compliance Certificate), duly executed by an Authorized Officer of the Borrower.

          Section 4.12 No Material Adverse Changes, Etc.  No event shall have occurred or shall result after giving effect to the funding contemplated hereunder that may cause a Materially Adverse Effect. There shall not have occurred any material adverse change, including in governmental regulations, and other Laws or policies, affecting any of the Parent Guarantor, the Servicer or the Borrower.

          Section 4.13 Evidence of Insurance.  Evidence of insurance maintained by, or on behalf of, the Borrower evidencing compliance with the requirements of Section 6.8, and naming the Agent, on behalf of the Lenders, as loss payee (with respect to casualty insurance) and the Agent and each Lender as an additional insured (with respect to liability insurance), and stating that such insurance shall not be canceled or revised without at least 30 days' prior written notice by the insurer to the Agent.

          Section 4.14 Litigation.  As of the date of the Third Restatement Date, there shall be no actions, suits or proceedings pending or, to either the Parent Guarantor's or its Subsidiaries' knowledge, threatened against either the Parent Guarantor or its Subsidiaries or which could be reasonably be expected to have a Materially Adverse Effect, except for those actions, suits or proceedings that are disclosed in the 2003 Form 10K and the Form 10-Q of the Parent Guarantor and its Consolidated Subsidiaries as of, and for the nine months ended, September 30, 2004.

          Section 4.15 Fees.  The Borrower shall have paid the fee referred to in Section 2.6.

Section 4.16 [Reserved].

          Section 4.17 No Defaults; Absence of Material Adverse Change.  (a) No Default, Event of Default, Early Amortization Event, Guarantor Event of Default or Servicer Default shall have occurred and then be continuing or would result from the execution and delivery of the Loan Documents.

                (b) No material and adverse change in the financial condition or business prospects of any of the Parent Guarantor, the Borrower or any of their respective Subsidiaries shall have occurred.

          Section 4.18 Execution of Lockbox Agreement and Intercreditor Agreement. The Borrower, Interpool Limited, U.S. Bank National Association and the Agent and, solely with respect to the Lockbox Agreement, PNC Bank, National Association shall enter into each of the Lockbox Agreement and the Intercreditor and Lockbox Administration Agreement.

          Section 4.19 Availability of Funding.  No event or condition shall exist which, in the reasonable opinion of the Agent or any Lender, makes it illegal or impractical for any Lender to enter into commitments or Credit Loans denominated in Dollars or to purchase Dollar denominated commitments reasonably necessary to make or maintain its commitments herein.

Section 4.20 [Reserved]

          Section 4.21 Officer Certificate.  A certificate, dated the Third Restatement Date, signed by an Authorized Officer of each of the Parent Guarantor and the Borrower to the effect that the Borrower has good title to the Collateral, free and clear of all Liens other than Permitted Liens not of record.

          Section 4.22 Eligible Leases. On or prior to the Third Restatement Date, the Agent, on behalf of the Lender, shall have received (i) the original counterpart of each Lease (other than the Stamping Leases) that constitutes "chattel paper", and (ii) a photocopy of the original counterpart of each Stamping Lease marked with the legend set forth in Section 4.8 of the Security Agreement.

          Section 4.23 Solvency Certificate. The chief financial officer or acting chief financial officer of each of the Parent Guarantor, the Seller and the Borrower, dated the Third Restatement Date, shall have delivered to the Agent a certificate certifying as to the solvency of each such entity.

          Section 4.24 CAI Notice of Assignment. On or prior to the Third Restatement Date the Agent shall have received an originally executed Notice of Assignment from CAI, substantially in the form of Exhibit D hereto.

          Section 4.25 Container Management System. An officer of the Servicer shall have delivered to the Agent a certificate setting forth the various software systems used by the Servicer in the operation of its container management system.

Section 4.26 [Reserved].

SECTION 5. CONDITIONS TO SUBSEQUENT FUNDINGS.

          The obligations of each Lender to make a Credit Loan after the Third Restatement Date shall be subject to the satisfaction prior to or at and as of each Funding Date of the following conditions precedent:

          Section 5.1 Representations and Warranties. Each of the representations and warranties of the Parent Guarantor, the Servicer and the Borrower contained in this Agreement, the Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement or the Loan Documents shall be true as of the date as of which they were made and shall also be true at and as of the time of the funding, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which singly or in the aggregate shall not have a Materially Adverse Effect and except to the extent that such representations and warranties relate expressly to an earlier date).

          Section 5.2 Performance; No Default. At the time of the funding, the Revolving Credit Period shall not have expired and there shall exist no Default, Event of Default, Early Amortization Event, Guarantor Event of Default or a Servicer Default, nor shall the making of such Funding result in a Default, Event of Default, Early Amortization Event, Guarantor Event of Default or a Servicer Default.

           Section 5.3 Compliance Certificate. The Agent shall have received (i) a Borrowing Notice at the times and in the form required pursuant to Section 2.1 hereof and (ii) a Certificate, substantially in the form of Exhibit H (a Compliance Certificate), duly executed by an Authorized Officer of the Borrower showing in reasonable detail that the Aggregate Note Principal Balance (after giving effect to the requesting Credit Loan) shall not exceed the Asset Base.

           Section 5.4 Security Documents. Subject only to the release of a Lien to be discharged with the proceeds of such Credit Loan (for which the Agent shall have received a payout letter), all actions shall have been taken to enable the Agent to perfect a legal, valid and enforceable first-priority security interest in all of the Eligible Leases and/or Eligible Containers to be acquired with the proceeds of such Credit Loan.

           Section 5.5 [Reserved].

           Section 5.6 Copies of Purchase Documentation, Invoices, Bills of Sale and Other Title Documents. With respect to any Containers for which the manufacturer thereof is owed any payment thereon, the Agent shall have received (A) copies of purchase documentation, invoices, conditional bills of sale and/or releases with respect to (i) that portion of the Eligible Containers for which the Lenders will pay the purchase price therefore directly to the applicable manufacturer, (B) such other documentation as the Agent or any Lender may request to establish the then Fair Market Value and Net Book Value of each such Container, (C) wire transfer directions for each of the manufacturers of the Containers setting forth the locations to which the Agent and the Lenders should remit payment of the invoices referred to in clause (A), and (D) written authorization from the Borrower to remit all or a portion of the Credit Loan proceeds in satisfaction of the unpaid invoices referred to in clause (A) above.

SECTION 6. AFFIRMATIVE COVENANTS.

          Each of the Parent Guarantor and the Borrower (except as expressly noted below) covenant and agree that, so long as any amounts are owing with respect to the Notes or otherwise pursuant to this Agreement or the Commitments (or any portion thereof) remain in effect, the Parent Guarantor and the Borrower shall, and to the extent applicable, shall cause each of their Subsidiaries to:

          Section 6.1 Punctual Payment. Duly and punctually pay or cause to be paid the principal and interest on the Notes and all fees and other amounts from time to time owing hereunder, all in accordance with the terms of this Agreement and the Notes.

          Section 6.2 Location of Office. Maintain its chief executive office and principal place of business at (A) in the case of the Parent Guarantor, 211 College Road East, Princeton, New Jersey 08540, and (B) in the case of the Borrower, Worthing Corporate Center, Worthing Main Road, Christ Church, Barbados, or, in either case, at such other address as the Borrower shall designate in a notice to the Agent at least sixty (60) days prior to the effective date of such relocation.

          Section 6.3 Records and Accounts; Collateral Tracking System. (a) Keep true consolidated records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles and maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all contingencies, and all other reserves; and (b) maintain computerized systems capable of tracking the Eligible Leases, Eligible Containers and Gross Lease Revenues on a per unit basis, enabling the Parent Guarantor, the Servicer and the Borrower at all times to identify the same by owner and lender/lienholder.

          Section 6.4 Financial Statements, Certificates and Information. Furnish to the Agent:

          (a) [Reserved];

                 (b) Commencing with the fiscal year ending December 31, 2004, as soon as practicable and, in any event, within one hundred twenty (120) days after the end of each subsequent fiscal year (or, with respect to CAI, upon the request of the Agent, but only so long as CAI is subservicer of any of the Containers) of each of CAI, the Parent Guarantor and the Borrower, consolidated balance sheets of each of CAI, the Parent Guarantor, the Borrower and their Subsidiaries, as at the end of such fiscal year, and consolidated statements of income, cash flows and retained earnings of each of CAI, the Parent Guarantor, the Borrower and its Subsidiaries for the fiscal year then ended, each setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, accompanied by, in the case of CAI and the Parent Guarantor, a report and opinion of KPMG LLP (or such other independent certified public accountants of nationally recognized standing as are reasonably acceptable to the Lenders), which report and opinion shall have been prepared in accordance with generally accepted auditing standards and shall be unqualified as to "going concern" status, scope of audit or conformity with GAAP;

                 (c) Commencing with the fiscal year ending December 31, 2004, as soon as practicable and, in any event, within sixty (60) days after the end of each of the first three fiscal quarters in each fiscal year (or, with respect to CAI, upon the request of the Agent, but only so long as CAI is subservicer of any of the Containers) of CAI, the Parent Guarantor and the Borrower consolidated balance sheets of CAI, the Parent Guarantor, the Borrower and their Subsidiaries as at the end of such fiscal quarter, and consolidated statements of income and reconciliation of surplus of CAI, the Parent Guarantor, the Borrower and their Subsidiaries for the portion of the fiscal year then ended, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, except for the lack of footnotes thereto, and certified by the principal financial or principal accounting officer of CAI, the Parent Guarantor or the Borrower, as the case may be, but subject to normal, recurring year-end adjustments;

                 (d) Concurrently with the delivery of (i) each financial statement pursuant to paragraphs (b) and (c) of this Section 6.4, a certificate substantially in the form of Exhibit H (a Compliance Certificate), signed on behalf of the Borrower by its principal financial or principal accounting officer, and (ii) each financial statement of the Parent Guarantor pursuant to paragraph (b) of this Section 6.4, a copy of the certification with respect to financial statements filed by the chief executive officer and chief financial officer of the Parent Guarantor in compliance with the Sarbanes-Oxley Act;

                 (e) Promptly upon receipt thereof, copies of all management letters of substance and other reports of substance which are submitted to the Borrower or the Parent Guarantor by their accountants in connection with any annual or interim audit of the books of the Borrower or the Parent Guarantor made by such accountants;

                 (f) Promptly upon their becoming available, copies of such other financial statements and reports, if any, as the Borrower and/or the Parent Guarantor may be required to publicly file with the Securities and Exchange Commission or any similar or corresponding governmental commission, department or agency substituted therefor, or any similar or corresponding governmental commission, department, board, bureau, or agency, federal or state;

                 (g) If and when the Borrower and/or the Parent Guarantor gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

                 (h) Immediately upon becoming aware of the existence of any condition or event that constitutes a Default or a Servicer Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto; and

                 (i) With reasonable promptness, such other data as the Agent or any of the Lenders may reasonably request.

           Section 6.5 Business and Corporate Existence. Keep in full force and effect its corporate existence and all rights, licenses, leases and franchises reasonably necessary to the conduct of its business and comply with (a) all applicable laws and regulations wherever its business is conducted, (b) the provisions of its charter documents or by-laws, and (c) all agreements and instruments by which it or any of its properties may be bound and all applicable decrees, orders and judgments, in each case in such manner that a Materially Adverse Effect will not result. The Borrower will comply with its obligations set forth in Section 5.9 of the Security Agreement.

           Section 6.6 Payment of Taxes. Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon them or upon their income or profit or upon any property, real, personal or mixed, belonging to them, provided that neither the Parent Guarantor nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge or levy if the same shall not at the time be due and payable or can be paid thereafter without penalty or if the validity thereof shall currently be contested in good faith by appropriate proceedings diligently pursued and if the Parent Guarantor or such Subsidiary, as the case may be, shall have set aside on its books reserves deemed by it adequate with respect to such tax, assessment, charge or levy; provided, further that any proceedings of the type described in the proviso above could not (A) reasonably be expected to subject the Agent or any Lender to any civil or criminal penalty or liability, or (B) involve any significant risk of material loss, sale or forfeiture of all, or any material portion of, the Collateral.

           Section 6.7 Maintenance of Property. The Borrower shall:

                 (a) keep, or cause to be kept, all of its Containers in good repair and working order (but in no event in less than the condition as is customary in the container leasing industry), and make, or cause to be made, all needful and proper repairs, replacements, additions and improvements thereto as are necessary for the conduct of its business, and in order to maintain the Containers in accordance with manufacturer's instructions and in as good an operating condition as when originally delivered, reasonable wear and tear and causes beyond the Borrower's control excepted;

                 (b) at all times use, or cause to be used, the Container in accordance with good operating practices and shall at all times comply with all loading limitations, handling procedures and operating instructions prescribed by the manufacturer and the Agent or any Lender, which include but are not limited to the latest applicable regulations and recommendations of the International Organization of Standardization as well as any applicable local regulations, and prevent usage which may damage or shorten the life of the Container including, without limitation, excessive impact and unbalanced loading;

                 (c) not knowingly use the Containers for storage of transportation of contraband or of goods which may damage the Container including, without limitation, unprotected corrosive substances, poorly secured materials, or bulk commodities which may corrode, oxidize, severely dent, puncture, contaminate, stain or damage the Containers;

                 (d) cause the Containers to be identified by appropriate lettering and numbering, which the Borrower agrees not to change or obliterate, except at the written request of the Agent or any Lender; the Borrower may, however, add other markings as may be requested by a Lessee in accordance with the terms of the related Lease;

                 (e) comply, or cause to be complied, with the International Convention for Safe Containers (CSC) in all respects including, without limitation, plating, maintenance, examination, re-examination and marking with re-examination dates of such Container, such examination, or re-examination, shall be performed in accordance with the rules and regulations for the Safety Approval of Cargo Containers of the United States Department of Transportation.

           Section 6.8 Insurance. (a) Promptly effect and maintain, or cause to be effected and maintained by each Lessee, with financially sound and reputable companies satisfactory to the Agent or, consistent with the Servicing Standard, by such Lessee pursuant to a self-insurance program, insurance policies: (i) insuring such Containers against loss by fire, explosion, theft or such other casualties as are usually insured against companies engaged in the same or a similar business and with coverage, and with respect to any Container in an amount at least equal to the Net Book Value or Finance Lease Value, as applicable, of such Container, and (ii) insuring the Borrower against liability for personal injury and property damage liability, caused by, or relating to, such Container or its use, with such levels of coverage and deductibles that are customary with industry standards. The Agent and the Lenders reserve the right (but shall not have the obligation) to obtain (i) at Borrower's expense, insurance with respect to any or all of the foregoing risks if the Borrower shall fail to obtain such coverage in the specified amounts, and (ii) at the Lender's expense, additional insurance on its own behalf with respect to any or all of the foregoing risks (or any other risk). All insurance maintained by the Borrower for loss or damage of the Containers shall provide that losses, if any, shall be payable to Agent, for the benefit of the Lenders, or its designee as sole loss payee and Borrower shall utilize its best efforts to have all checks relating to any such losses delivered promptly to Agent, for the benefit of the Lenders, or such other person designated by the Agent. The Agent and each Lender shall be named as an additional insured with respect to all such liability insurance maintained by, or on behalf of, the Borrower. Borrower shall pay the premiums with respect to all such insurance and deliver to Agent evidence satisfactory to Agent of such insurance coverage. Borrower shall cause to be provided to Agent, not less than fifteen (15) days prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Agent of renewal or replacement coverage. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Agent, that (i) it will give each additional insured and the loss payee thirty (30) days' prior written notice of the effective date of any material alteration, cancellation or non-renewal of such policy; (ii) the interest of any named additional insurance or loss payee other than Borrower shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Borrower or any other person with respect to such policy or policies and (iii) it will permit the Agent and/or the Lender(s) to make payments to effect the continuation of coverage upon notice of cancellation due to nonpayment of premium.

                 (b) Maintain with financially sound and reputable insurance companies insurance on all other properties and assets in at least such amounts and against at least such risks as are usually insured against in the same general area as that in which the Borrower is located and by companies engaged in the same or similar businesses.

           Section 6.9 Inspection of Properties and Books. Permit the Agent or any Lender, or any of their designated representatives or agents, at any reasonable time during business hours and at reasonable intervals of time, and upon reasonable prior written notice (or, if a Default, a Servicer Default, Early Amortization Event (other than as a result of clauses (h) and (i) thereof) or an Event of Default shall have occurred and then be continuing, at any time and without prior notice), to (a) visit, inspect and appraise the Containers (subject to any lessee's right to quiet enjoyment therein) and properties of the Borrower and the Parent Guarantor; (b) examine and make copies of and take abstracts from the books and records of the Borrower and the Parent Guarantor, including Container purchase orders and purchase agreements; and (c) discuss the affairs, finances and accounts of the Borrower and the Parent Guarantor with their appropriate officers, employees and accountants. The Borrower shall pay for the reasonable out-of-pocket cost and expense (including, inter alia, travel) of the Agent and, in the case of clause (ii) below, each Lender in conducting (i) one (1) such inspection per calendar year, so long as no Default, Servicer Default, Early Amortization Event or Event of Default has occurred or is then continuing and (ii) all such inspections, if a Default, a Servicer Default, Early Amortization Event or an Event of Default has occurred and is then continuing; provided, however, that the Agent, each Lender and their duly authorized representatives, attorneys and accountants shall use reasonable commercial efforts to share information with one another and otherwise cooperate with one another to limit the number of audits per annum and minimize the expenses incurred by the Servicer in connection with any audits or inspections hereunder.

           Section 6.10 Licenses and Permits. Cause all Containers which, under applicable Law, is required to be registered, to be properly registered in the name of the Borrower. If at any time while any of the Notes are outstanding or the Commitments (or any portion thereof) remain in effect, any authorization, consent, approval, permit or license from any Governmental Authority shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower shall immediately take or cause to be taken all steps reasonably necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent with evidence thereof.

           Section 6.11 Notice of Material Claims and Litigation. Promptly notify the Agent and each Lender of the commencement of any claims (other than claims under a policy of insurance in amounts which, together with any interest accrued thereon, do not exceed the face value of such policy), actions, suits, proceedings or investigations of any kind pending or threatened against the Parent Guarantor or any of its Subsidiaries before any court, tribunal or administrative-agency or board in an amount in excess of $3,000,000, or which, if adversely determined, would be reasonably likely, either in any case or in the aggregate, to have a Material Adverse Effect or materially impair the right of the Parent Guarantor and its Subsidiaries considered as a whole, or the Borrower considered individually, to carry on their respective businesses substantially as now conducted, or which question the validity of this Agreement, any Note or the Security Documents or any action taken or to be taken pursuant hereto or thereto.

          Section 6.12 Further Assurances. Cooperate with the Agent and the Lenders and take such further actions and execute such further instruments and agreements as the Agent may reasonably request to carry out to the Lenders' satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

           Section 6.13 Pension Plans. To the extent applicable, the Parent Guarantor and its Subsidiaries shall:

                 (a) Fund any Guaranteed Pension Plan as required by the provisions of Section 302 of ERISA and Section 412 of the Code, and make all contributions to a Multiemployer Plan required pursuant to any applicable collective bargaining agreement.

                 (b) Furnish promptly to the Agent a copy of any notice of termination of a Guaranteed Pension Plan required to be sent to the PBGC and a copy of any report or demand sent or received by or with respect to a Guaranteed Pension Plan pursuant toss.ss.4041, 4041A, 4042, 4043, 4062, 4063, 4065, 4066 or 4068 of ERISA or under subtitle E of Title IV of ERISA.

                 (c) Furnish promptly to the Agent a copy of all Forms 5500, Forms 5500-C and/or Forms 5500-R relating to a Guaranteed Pension Plan, together with all attachments thereto, including any actuarial statement relating to a Guaranteed Pension Plan required to be submitted underss.103 (d) of ERISA.

                 (d) Cause any Guaranteed Pension Plan to pay all benefits when due.

                 (e) Furnish the Agent with copies of any request for waiver from the funding standards or extension of the amortization periods required by Section 303 and 304 of ERISA or Section 412 of the Code, with respect to any Guaranteed Pension Plan no later than the date on which the request is submitted to the Department of Labor or the United States Internal Revenue Service, as the case may be.

                 (f) Promptly notify the Agent of any "complete withdrawal", "partial withdrawal" or "reorganization" with respect to any Multiemployer Plan as such terms are defined in ERISA.

                 (g) With respect to any Guaranteed Pension Plan, promptly notify the Agent upon the occurrence of any "Reportable Event" as defined in ERISA.

          Section 6.14 Environmental and Safety Matters.

                 (a) Immediately report to Agent and each Lender upon becoming aware thereof (a) the introduction of any Hazardous Material onto any facility owned or operated by the Parent Guarantor or its Subsidiaries or any if the introduction thereof reasonably could be expected to have a Materially Adverse Effect and (b) the initiation of any action, suit, proceeding, investigation or regulatory action against the Parent Guarantor or any of its Subsidiary or in connection with any such facility relating to any Release of Hazardous Materials if such could reasonably be expected to have a Materially Adverse Effect.

                 (b) Immediately deliver to Agent and each Lender copies of (a) all reports (other than routine reports regularly submitted in the ordinary course of business) submitted to any Governmental Authority by the Parent Guarantor or any of its Subsidiaries in connection with either the presence of Hazardous Materials at any facility owned or operated by the Parent Guarantor or any of its Subsidiaries or any other environmental matter relating to such facility, and (b) all reports, notices, and correspondence transmitted to the Parent Guarantor or its Subsidiaries by any Governmental Authority in connection with either the presence of any Hazardous Materials at or near any such facility or any other environmental matter relating to such facility.

                 (c) Except for Hazardous Materials that the Parent Guarantor or its Subsidiaries uses or stores or that a lessee of the Parent Guarantor or its Subsidiaries uses, stores or transports in the ordinary course of its business and in compliance with all applicable Laws, keep all of its properties or assets free of Hazardous Materials. The Parent Guarantor and its Subsidiaries shall comply with and use its best efforts to ensure compliance by all tenants and subtenants with all Environmental Laws and all Laws relating to occupational safety or health and shall obtain and comply with, and use its best efforts to ensure that all tenants and subtenants obtain and comply with, any and all approvals, registrations or permits required thereunder. The Parent Guarantor and its Subsidiaries shall conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other action necessary to clean up and remove all Hazardous Materials, on, from or affecting any of its properties or assets as required by all applicable Laws, except as such laws, ordinances, rules, regulations, orders or directives may be contested by the Parent Guarantor and its Subsidiaries in good faith by appropriate proceedings and for which adequate reserves have been established in conformity with generally accepted accounting principles.

                 (d) Defend, indemnify, and hold harmless the Agent, each Lender, each Credit Support Party (to the extent they have funded a Credit Loan previously held by a Conduit Lender) and each of their respective directors, officers, employees, affiliates, representatives and agents (each an Indemnified Party) from and against any and all penalties, fines, liabilities, damages, costs, or expenses of whatever kind or nature asserted against such Indemnified Party (unless resulting from the gross negligence or willful misconduct of such Indemnified Party), arising out of, or in any way related to: (a) the Release or threatened Release of any Hazardous Materials on, at or from any property at any time owned, operated or occupied by the Parent Guarantor or its Subsidiaries; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of Laws which are based upon or in any way related to such Hazardous Materials or to any environmental matter, including reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses actually incurred.

           Section 6.15 Payment of Wages. Comply at all times with the United States Fair Labor Standards Act, as amended, including the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time, if and to the extent that non-compliance could reasonably be expected to have a Materially Adverse Effect.

           Section 6.16 Notice of Default. Promptly, upon becoming aware thereof, give written notice to the Agent of: (a) the occurrence of any Default, Servicer Default or Event of Default, (b) any litigation or proceeding affecting the Parent Guarantor or any of its Subsidiaries or any of their properties or assets which, if adversely determined, might have a Materially Adverse Effect, (c) any dispute between the Parent Guarantor or any of its Subsidiaries and any Governmental Authority that would be reasonably expected to materially interfere with their normal business operations, and (d) any Materially Adverse Effect.

           Section 6.17 OFAC. The Borrower shall ensure that no item of Container pledged as Collateral pursuant to the terms of the Security Agreement shall be traded, located, operated or used, directly or indirectly, in a Prohibited Jurisdiction or by a Prohibited Person, and no Lessee or any sublessee shall be a Prohibited Person or organized in a Prohibited Jurisdiction.

           Section 6.18 Possession of Eligible Container. The Borrower will at all times maintain possession of the Eligible Containers, except (i) for such time as such Eligible Containers is in the possession of a Lessee pursuant to the terms of a Lease, or (ii) for temporary delivery thereof to depot owners and other Persons for repairs and maintenance made in the ordinary course of business.

           Section 6.19 Interest Rate Hedge Agreements. By not later than March 31, 2005, the Borrower will enter into and thereafter maintain (or will cause to be entered into and maintained) Interest Rate Hedge Agreements with Eligible Interest Rate Hedge Providers to hedge its exposure to Finance Leases and Term Leases. The notional balances of any Interest Rate Hedge Agreements entered into with respect to Finance Leases shall amortize in a manner consistent with the remaining rental payment on such Finance Leases. The notional balance of all Interest Rate Hedge Agreements entered into with respect to Term Leases shall amortize at an annual rate reasonably consistent with the depreciation rate associated with the Containers then subject to such Term Leases. The required notional balances of such Interest Rate Hedge Agreements shall be as follows (the "Hedging Requirements"):

(i) with respect to Finance Leases, at least ninety percent (90%) and not more than one hundred percent (100%) of the portion of the Aggregate Note Principal Balance which finances the Finance Leases. The portion of the Aggregate Note Principal Balance which finances the Finance Leases is determined by the product of (A) the sum of the Aggregate Finance Lease Value and (B) 75.00%;

(ii) with respect to Term Leases, at least seventy percent (70%) and not more than one hundred percent (100%) of the portion of the Aggregate Note Principal Balance which finances the Term Leases. The portion of the Aggregate Note Principal Balance which finances the Term Leases is determined by the product of (A) the sum of the Aggregate Net Book Value and (B) 75.00%.

                 (b) After the Restatement Date, upon the acquisition of additional Finance Leases and Term Leases, then, within thirty (30) days after the date of such acquisition, the Borrower shall enter into additional Interest Rate Hedge Agreements in a notional amount such that, after giving effect thereto, the Hedging Requirements will be satisfied.

                 (c) If the Borrower, or Servicer on behalf of Borrower, fails to maintain the Hedging Requirements, the Agent shall have the right, in its sole discretion to direct the Agent, to enter into Interest Rate Hedge Agreements, caps or collars on the Borrower's behalf. In the event the Agent enters into an Interest Rate Hedge Agreement on the Borrower's behalf, the Agent shall promptly send a copy of any such agreement to the Borrower and may provide the Agent and Servicer with a written direction to deposit in the Trust Account certain amounts to purchase, or reimburse the Agent or a third party for purchase, such Interest Rate Hedge Agreement.

                 (d) As additional security hereunder, the Borrower hereby assigns to the Agent all right, title and interest of the Borrower under each Interest Rate Hedge Agreement, including, but not limited to, all present and future amounts payable by an Interest Rate Hedge Provider to the Borrower under or in connection with such Interest Rate Hedge Agreement. The Borrower acknowledges that, as a result of such assignment, the Borrower may not, without the prior written consent of the Agent, exercise any rights under any Interest Rate Hedge Agreement that could reasonably be expected to have a materially adversely effect on the rights of the Agent and Lender's hereunder, as assignee of the Borrower's rights under such Interest Rate Hedge Agreement; provided that nothing herein shall have the effect of releasing the Borrower from any of its obligations under an Interest Rate Hedge Agreement or be construed as requiring the consent of the Agent, any Lender or third party beneficiary hereunder for the performance of the Borrower's obligations thereunder.

                 (e) The Borrower shall enter into each Interest Rate Hedge Agreement only with an Eligible Interest Rate Hedge Provider. Each Interest Rate Hedge Agreement shall provide that if the Eligible Interest Rate Hedge Provider or any party providing credit support on its behalf suffers an Interest Rate Hedge Provider Minimum Rating Downgrade Event, the Interest Rate Hedge Provider will be required to post, within ten (10) Business Days of such Interest Rate Hedge Provider Minimum Rating Downgrade Event, collateral set forth in the applicable Interest Rate Hedge Agreement and execute a "Credit Support Annex" in connection therewith. Failure to post collateral within such time shall constitute a termination event under the terms of the applicable Interest Rate Hedge Agreement. Such Interest Rate Hedge Provider may transfer (at its own cost), with the cooperation of the Borrower and the Servicer, all of its rights and obligations under its Interest Rate Hedge Agreement to an Eligible Interest Rate Hedge Provider in accordance with the terms of its Interest Rate Hedge Agreement. Each Interest Rate Hedge Agreement shall also provide that if the Interest Rate Hedge Provider (or any party providing credit support identified in the Interest Rate Hedge Agreement or any credit support annex thereto on its behalf) suffers an Interest Rate Hedge Provider Required Rating Downgrade Event, such Interest Rate Hedge Provider will be required to transfer (at its own cost) all of its rights and obligations under its Interest Rate Hedge Agreement to an Eligible Interest Rate Hedge Provider not later than thirty (30) Business Days after the occurrence of the Interest Rate Hedge Provider Required Rating Downgrade Event. Upon the occurrence of an Interest Rate Hedge Provider Required Rating Downgrade Event, the Agent shall have the right to direct the Borrower to terminate the applicable Interest Rate Hedge Agreement. The Borrower may, with the prior written consent of the Agent, or shall, at the direction of the Administrative Agent, terminate the Interest Rate Hedge Agreement and simultaneously enter into a replacement Interest Rate Hedge Agreement in the event the Interest Rate Hedge Provider fails to post collateral or transfer its rights and interests under the Interest Rate Hedge Agreement in accordance with the terms of the Interest Rate Hedge Agreement.

                 (f) The Agent shall, promptly after any downgrade for which the Interest Rate Hedge Provider is required to post collateral, establish a single segregated trust account (with separate subaccounts for each financial institution acting as an Interest Rate Hedge Provider) in the name of the Agent (collectively, the "Counterparty Collateral Account"), which shall be held in trust in the name of the Agent for the benefit of itself and the Lenders and over which the Agent shall have exclusive control and the sole right of withdrawal. Notwithstanding anything to the contrary in this section, investment earnings on amounts held in the Counterparty Collateral Account shall be remitted to the applicable Interest Rate Hedge Provider upon its written request and its representation that the request is in accordance with the terms of the applicable Interest Rate Hedge Agreement. The Agent shall deposit all collateral received from an Interest Rate Hedge Provider under an Interest Rate Hedge Agreement in the Counterparty Collateral Account. Any and all funds at any time on deposit in, or otherwise held to the credit of, the Counterparty Collateral Account shall be held in trust by the Agent for the benefit of the secured parties under this Agreement. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of the Counterparty Collateral Account shall be (i) for application to obligations of the applicable Interest Rate Hedge Provider to the Borrower under its Interest Rate Hedge Agreement, if such Interest Rate Hedge Agreement becomes subject to early termination, or (ii) to return collateral or investment earnings to such Interest Rate Hedge Provider when and as required by such Interest Rate Hedge Agreement. The Agent shall take all actions necessary to return collateral to any Interest Rate Hedge Provider as described in the preceding sentence including, without limitation, issuance of entitlement orders to any Securities Intermediary (as defined in the UCC). No actions taken under this Section 6.19 shall be at the expense of the Agent.

                 (g) All payments received from an Interest Rate Hedge Provider shall be deposited by the Borrower directly into the Trust Account and distributed in accordance with Section 2.18(b) hereof.

                 (h) Any notional reductions shall be effected over all outstanding transactions under Interest Rate Hedge Agreements then in effect on a pro rata basis pursuant to the terms of the Interest Rate Hedge Agreements.

Notwithstanding anything to the contrary contained herein, Fortis Bank (Nederland) N.V., in its individual capacity on behalf of itself and its Affiliates, hereby agrees that any Interest Rate Hedge Agreement entered into by such Person with respect hereto shall be fully assignable by the Borrower upon the termination of the Security Agreement and the lien created thereunder; provided, however, that, after giving effect to such assignment, all of the following conditions shall be satisfied: (i) the Interest Rate Hedge Provider shall be secured by the Containers and Related Assets, (ii) the amount of collateral supporting the obligations to the Interest Rate Hedge Provider shall not be materially less than the amount of collateral hereunder, (iii) the priority of payments (whether in a securitization or a secured lending facility) to the Interest Rate Hedge Provider (both in terms of scheduled payments and termination payments) shall be on substantially the same terms as the priority of payments provided for hereunder and (iv) the Interest Rate Hedge Provider's rights and remedies under any successor transaction document shall not be materially less than the rights and remedies granted hereunder.

          Section 6.20 UNIDROIT Convention. The Borrower shall comply with the terms and provisions of the UNIDROIT Convention on International Interests in Mobile Goods or any other internationally recognized system for recording interests in or liens against shipping containers at the time that such convention is adopted by the container leasing industry.

          Section 6.21 Separate Identity. The Borrower will be operated, or will cause itself to be operated, so that the Borrower will not be "substantively consolidated" or other analogous theory under any applicable Insolvency Law with the Parent Guarantor, the Seller, the Servicer or any of their Affiliates.

          Section 6.22 Investment Company. The Borrower will conduct its operations in a manner which will not subject it to registration as an "investment company" under the Investment Company Act of 1940, as amended.

          Section 6.23 United States Tax Election. The Borrower shall make an election pursuant to Section 301.7701-3 of the Code to be either classified as a partnership or disregarded as an entity separate from its owner.

          Section 6.24 Independent Quotaholder. All of the common quotas of the Borrower will be owned by an Independent Person.

          Section 6.25 Intercreditor Delivery. The Borrower and Parent Guarantor shall use their commercially reasonable efforts to cause each lender to Parent Guarantor (to the extent any such indebtedness is secured by containers for which remittances are sent to the Lockbox Account), Interpool Limited and their Affiliates to execute a joinder to the Intercreditor and Lockbox Administration Agreement.

SECTION 7. NEGATIVE COVENANTS.

           Each of the Borrower and the Parent Guarantor (except as expressly set forth below) severally covenant and agree that, so long as any amounts are owing with respect to the Notes or otherwise pursuant to this Agreement or the Commitments (or any portion thereof) remain in effect, the Borrower and the Parent Guarantor shall not and, to the extent expressly set forth below, shall not permit any of their Subsidiaries, except with the prior written consent of the Agent in each instance to:

          Section 7.1 Liens. Create, incur, assume or permit to exist any Liens on the Collateral, except Permitted Liens.

          Section 7.2 Maximum Funded Debt to Tangible Net Worth. At the end of each fiscal quarter (measured on the basis of the most recent financial statements delivered pursuant to Section 6.4 hereof), permit the ratio of the Parent Guarantor's (i) Funded Debt to (ii) Tangible Net Worth, to exceed the ratio of 4.0 to 1.

          Section 7.3 Minimum Tangible Net Worth. At the end of any fiscal quarter (measured on the basis of the most recent financial statements delivered pursuant to Section 6.4 hereof), permit the Parent Guarantor's Tangible Net Worth to be less than Three Hundred Million Dollars ($300,000,000).

          Section 7.4 Fixed Charge Coverage Ratio. At the end of any fiscal quarter (measured on the basis of the most recent financial statements delivered pursuant to Section 6.4 hereof), permit the Parent Guarantor's ratio of (A) for the rolling four quarter period ending on the last day of such quarter, the sum of (i) Earnings Available for Fixed Charges, plus (ii) depreciation to (B) Fixed Charges for such period, to be less than 1.5 to 1.

          Section 7.5 Additional Financial Covenants. If on or after the Third Restatement Date, the Parent Guarantor or any of its Subsidiaries either incur additional Indebtedness, or amend the documentation for any Indebtedness outstanding on the Third Restatement Date (including any amendments or modifications affected through any of the forbearance or waiver agreements executed, or to be executed, with respect to the Financial Statement Restatement), so as to either (i) incorporate additional financial covenants, or (ii) amend covenants of the type set forth in Section 7.2, 7.3 or 7.4 hereof in such a way as to make such covenant more restrictive, then the Borrower shall promptly (but in no event later than ten (10) Business Days thereafter) notify the Agent and each Lender of such occurrence. If the Majority Lenders so elect, then such revised and/or additional financial covenants shall automatically be incorporated by reference into this Agreement without the need for further action by any party whatsoever. Thereupon, the Agent and each Lender shall have a separate and independent right to enforce such revised and/or additional financial covenants.

          Section 7.6 Distributions. The Borrower shall not make any Distributions if a Default, an Early Amortization Event or an Event of Default has occurred and is continuing or would occur after giving effect to such Distribution.

          Section 7.7 Merger, Consolidation or Sale of Assets, Etc. (a) None of the Borrower, the Parent Guarantor or any Subsidiary of the Parent Guarantor shall become a party to any merger or consolidation, or take any action looking to the dissolution or liquidation provided that, so long as no Default or Event of Default shall have occurred and be continuing or would not result as a result thereof, the following actions shall be permitted to the extent that the Borrower is not a party thereto: (A) the merger or consolidation of a Subsidiary (other than the Borrower) into the Parent Guarantor, or (B) the merger of any Subsidiary (other than the Borrower) into any other Subsidiary (other than the Borrower) or (C) any consolidation or merger of the Parent Guarantor for which all of the following conditions precedent are satisfied:

(i) if the Parent Guarantor is not the surviving entity the person formed by such consolidation or merger (each such corporation and each such person or entity being hereinafter called a "Successor") shall execute and deliver to the Agent and each Lender (x) an agreement in form and substance reasonably satisfactory to the Lessor containing an assumption by such Successor of the due and punctual performance of each covenant and condition of the Parent Guarantor under this Agreement and the Parent Guaranty and (y) an opinion of counsel as to the due execution, delivery and enforceability of such agreement;

(ii) immediately after giving effect to such transaction, no Default or Event of Default (including no breach of the financial covenants set forth in Section 7.2, 7.3, 7.4 or 7.5 hereof) shall have occurred and be continuing, and the Successor shall have delivered an officer's certificate to such effect;

(iii) the relevant Successor is, in the reasonable opinion of each of the Lenders, at least of the same creditworthiness as the Parent Guarantor immediately prior to such merger or consolidation and, if not, such Successor provides each of the Lenders with alternative security acceptable to each of the Lenders; and

(iv) after giving effect to such merger or consolidation, the Successor complies with the then single obligor credit limitation for each of the Lenders.

                 (b) The Borrower shall not sell, lease or otherwise dispose of its assets except for (i) sales and dispositions made in accordance with the provisions of Section 7.12 hereof and (ii) leases of Container entered into the ordinary course of business; provided, however, that the lease of all, or substantially all, of the Containers by the Borrower to an Affiliate of the Parent Guarantor or to a single Lessee will violate this Section 7.12(b).

                 (c) So long as CAI is subservicer, the Parent Guarantor and its Subsidiaries shall not dispose of its investment in CAI as in effect on the Restatement Date without the prior written consent of the Agent (acting at the direction of each of the Lenders), such consent not to be unreasonably withheld. Notwithstanding the foregoing, nothing in this Agreement shall prevent the Parent Guarantor or any Subsidiary from selling or disposing of investments (other than the stock of or other ownership interests in CAI), including, securities which are "margin securities" or "margin stock", as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, for fair value in bona fide transactions.

                 (d) The Parent Guarantor shall cause Interpool Limited to at all times own all of the issued and outstanding Voting Stock of the Borrower and for Interpool Limited to exercise a controlling influence over the composition of the board of directors of the Borrower or otherwise over the management or policies of the Borrower.

           Section 7.8 [Reserved].

          Section 7.9 ERISA. Permit any Plan maintained by it to (a) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) which could reasonably be expected to result in material liability for excise taxes or fiduciary liability under Section 406 of ERISA, (b) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (c) terminate any Plan in a manner that could result in the imposition of a Lien or encumbrance on the assets of the Parent Guarantor or any of its Subsidiaries pursuant to Section 4068 of ERISA.

          Section 7.10 Public Utility Holding Company. Directly or indirectly own, control or hold with power to vote any "voting security" of an "electric utility company" or a "gas utility company" or of a "holding company" holding any "voting security" of either the foregoing, as such terms are defined in the Public Utility Holding Company Act of 1935.

          Section 7.11 Transactions with Affiliates. The Borrower will not enter into or permit to exist, directly or indirectly, any transaction with any Affiliate of the Parent Guarantor or any Subsidiary thereof, except for transactions made on fair and reasonable terms which are no more favorable to such Affiliate than would be obtained in a comparable arm's-length transaction with a person that is not an Affiliate.

          Section 7.12 Dispositions of Collateral. The Borrower shall not sell, transfer, exchange or otherwise dispose of any of the Collateral, except:

(i) in connection with a sale pursuant to Section 8 hereof;

(ii) in connection with a repurchase or substitution pursuant to Sections 3.03, 3.04 or 3.05 of the Contribution and Sale Agreement (and, in connection with any such substitution, subject to the limitations set forth in the Contribution and Sale Agreement);

(iii) sales of Containers for sales proceeds of not less than the sum of the Net Book Values of the Containers that were sold, regardless of whether an Early Amortization Event, a Default or an Event of Default is then continuing or whether such sales are considered to have been made in the ordinary course of business; provided that, (x) the proceeds of such disposition are deposited into the Trust Account, and (y) after giving effect to such sale or disposition, the Aggregate Note Principal Balance will not exceed the Asset Base (calculated after giving effect to all principal payments made in connection with such sale);

(iv) sales of Containers in the ordinary course of business (including any such sales resulting from the sell/repair decision of the Servicer) regardless of the sales proceeds realized from such sales so long as a Default, Event of Default or Early Amortization Event is not then continuing or would result from such sale of Containers; provided that, (x) the proceeds of such disposition are deposited into the Trust Account, and (y) after giving effect to such sale or disposition, the Aggregate Note Principal Balance will not exceed the Asset Base (calculated after giving effect to all principal payments made in connection with such sale);

(v) if an Early Amortization Event is then continuing or would result from such sale of Containers, sales of Containers in the normal course of business (including any such sales resulting from the sell/repair decision of the Servicer) so long as the sum of the Net Book Values of all Containers that were sold for less than Net Book Value during the four (4) immediately preceding Collection Periods shall not exceed an amount equal to the product of (x) five percent (5%) and (y) an amount equal to the quotient of (i) the sum of the aggregate Net Book Values as of the last day of each of the four (4) immediately preceding Collection Periods, divided by (ii) four (4); provided that, (x) the proceeds of such disposition are deposited into the Trust Account, and (y) after giving effect to such sale or disposition, the Aggregate Note Principal Balance will not exceed the Asset Base; and

(vi) sales, transfers or exchanges for which the Agent, acting at the direction of the Majority Lenders, shall have given its prior written consent.

           Section 7.13 Other Indebtedness. The Borrower shall not contract for, create, incur, assume or suffer to exist any Indebtedness except (i) any Notes issued pursuant to this Agreement, (ii) obligations incurred pursuant to the terms of the Loan Documents, (iii) trade payables and expense accruals incurred in the ordinary course and which are incidental to the purposes permitted pursuant to the Borrower's charter documents and (iv) Interest Rate Hedge Agreements required or permitted pursuant to the terms of Section 6.19 hereof.

           Section 7.14 Charter Documents. The Borrower will not amend or modify its memorandum of association or by-laws without the prior written consent of the Agent, acting at the direction of the Majority Lenders, in each instance.

           Section 7.15 Capital Expenditures. The Borrower will not make any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personalty), except for capital improvements to the containers in the ordinary course of its business and in accordance with the Servicing Agreement.

           Section 7.16 Permitted Activities. The Borrower will not engage in any activity or enter into any transaction except as permitted (i) under its articles of organization as in effect on the date on which this Agreement is executed and (ii) pursuant to the terms of the Loan Documents.

           Section 7.17 United States Tax Election. The Borrower shall not elect to be classified as an association under Section 301.7701-3 of the Code.

           Section 7.18 Amendment to or Waiver of Loan Documents. The Borrower will not, except as expressly authorized therein, amend, modify or waive any of its rights under the provisions of any Loan Document without the prior written consent of the Agent in each instance; provided, however, the Intercreditor Agreement may be amended from time to time without the consent of the Agent or any Lender in accordance with the provisions thereof in order to add additional owners and Lenders thereto.

           Section 7.19 CAI Agreement. So long as CAI is a Subservicer of any of the Containers, the Borrower shall not amend, modify or waive any provision of, or default under, the CAI Agreement without the prior written consent of the Agent (acting at the direction of the Majority Lenders) in each instance, such consent not to be unreasonably withheld or delayed.

SECTION 8. EVENTS OF DEFAULT.

          The occurrence and continuation of any of the following events shall be Events of Default (or, if the giving of notice or lapse of time or both is required, then prior to such notice and/or lapse of time, the occurrence of such events shall be Defaults):

                 (a) if the Borrower shall default in the payment of (A) on any Payment Date of the Note Interest Payment payable on such date (after giving effect to any draws on the Restricted Cash Account), or (B) payment on the Final Maturity Date of the then unpaid principal balance of any Notes and all other amounts owing to the Noteholders pursuant to the terms of the Loan Documents, and, if such failure results solely from an administrative failure (other than by the Borrower) in wiring such payments, such condition continues unremedied for two (2) Business Days; or

                 (b) if the Parent Guarantor or the Borrower, as the case may be, shall default in the performance of or compliance with any of the covenants or agreements contained in Section 6.21, Section 6.24, Section 7.1 (for Liens in respect of Collateral representing 2% or more of the Asset Base), Section 7.2, Section 7.3, Section 7.4, Section 7.6, Section 7.7, Section 7.12, Section 7.13 or Section 7.14; or

                 (c) if the Parent Guarantor or the Borrower shall default in any material respect in the performance of or compliance with any term contained in Section 6.8, Section 6.22, Section 6.25, Section 7.1 (except as otherwise provided for in this Section 8), Section 7.10, Section 7.11 or Section 7.16 and such default shall not have been remedied within ten (10) Business Days after notice thereof shall have been given to the Borrower by the Agent or any Lender; or

                 (d) if the Parent Guarantor or the Borrower shall default in the performance of, or breach of or compliance with, any term contained herein (other than those expressly referred to in this Section 8), or in any of the other Loan Documents which could reasonably be expected to materially and adversely affect the Agent or the Lenders, and such default, if capable of cure, shall not have been remedied within thirty (30) days after the earlier to occur of (A) the date on which an officer of the Parent Guarantor or the Borrower has actual knowledge thereof and (B) the date on which notice thereof shall have been sent to the Borrower by the Agent or any Lender; provided, however, that an additional thirty (30) days grace period shall be available for defaults already subject to remedial action during the initial grace period; or

                 (e) if any representation or warranty made by any of the Parent Guarantor or the Borrower herein or in any other Loan Documents or in any other certificates, documents or agreements executed in connection with the transactions contemplated by this Agreement shall prove to have been false or incorrect in any material respect on the date when made or deemed to have been made which could reasonably be expected to materially and adversely affects the Agent or the Lenders and, if such breach is capable of cure, such inaccuracy continues unremedied for a period of thirty (30) days after the earlier to occur of (A) the date that any officer of the Parent Guarantor or the Borrower, as the case may be, has knowledge of such inaccuracy or (B) the date on which written notice thereof requiring the same to be remedied shall have been given to the Parent Guarantor or the Borrower, as the case may be, by the Agent or any Lender; provided, however, that an additional thirty (30) day grace period shall be available for defaults already subject to remedial action during the initial grace period; provided, further, that the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.12, 3.15, 3.20 and 3.21 of this Agreement shall not have the benefit of the thirty (30) day cure set forth above; or

                 (f) the occurrence of either of the following:

(A)	(i) a default by the Parent Guarantor has occurred and is continuing due to failure to make any payment when due (beyond the applicable grace period with respect thereto, if any) with respect to Indebtedness which, individually or in the aggregate, exceeds Five Million Dollars ($5,000,000), (ii) the Parent Guarantor shall have notice or actual knowledge of such default and (iii) either (A) the holder(s) of such Indebtedness have exercised remedies against the obligor (including limiting borrowings or advances) or have caused the Parent Guarantor to retain or employ a restructuring or crisis manager or specialist (other than the Parent Guarantor's independent public accountants or financial advisors) or (B) such default shall not have been (x) cured or (y) temporarily waived by the applicable holder(s) of such Indebtedness within twenty (20) Business Days after the later of such default or the expiration of any applicable grace period and, in any event, with respect to any waiver, such default shall not have been permanently waived within ninety (90) days after the later of such default or the expiration of any applicable grace period; or

(B)	(i) any default by the Parent Guarantor has occurred and is continuing with respect to the observance or performance (beyond the applicable grace period with respect thereto, if any) of any agreement or covenant relating to Indebtedness, which individually or in the aggregate, exceed Twenty-Five Million Dollars ($25,000,000) or contained in any instrument or agreement evidencing, securing or relating thereto or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause such Indebtedness to become due prior to its stated maturity, (ii) the Parent Guarantor shall have notice or actual knowledge of such default and (iii) either (A) the holder(s) of such Indebtedness have exercised remedies against the Parent Guarantor (including limiting borrowings or advances for more than fifteen (15) Business Days) or have caused the Parent Guarantor to retain or employ a restructuring or crisis manager or specialist (other than the Parent Guarantor's independent public accountants or financial advisors), or B) such default shall not have been (x) cured or (y) temporarily waived by the applicable holder(s) of such Indebtedness within sixty (60) days after the later of such default or the expiration of any applicable grace period and, in any event, with respect to any waiver, such default shall not have been permanently waived within ninety (90) days after the later of such default or the expiration of any applicable grace period; or

                 (g) if the Borrower or the Parent Guarantor shall (i) fail to pay its debts generally as the same shall become due, or (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (iii) be generally not paying its debts as such debts become due, (iv) make a general assignment for the benefit of its creditors, (v) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (vi) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (including, without limitation, any Insolvency Law (as now or hereafter in effect)), (vii) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (viii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (ix) take any corporate action for the purpose of effecting any of the foregoing; or

                 (h) if a proceeding or case shall be commenced, without the application or consent of the Borrower or the Parent Guarantor in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors (including, without limitation, any Insolvency Law (as now or hereafter in effect)), and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days; or if an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Parent Guarantor or the Borrower; or if action under the laws of the jurisdiction of incorporation or organization of the Parent Guarantor or any of its Subsidiaries similar to any of the foregoing shall be taken with respect to the Borrower or any such Subsidiary and shall continue unstayed and in effect for any period of sixty (60) days; or

                (i) if a judgment or order for the payment of money shall be entered against the Parent Guarantor or any of its Subsidiaries (including the Borrower) by any court, or if a warrant of attachment or execution or similar process shall be issued or levied against property of the Parent Guarantor or any such Subsidiary, that in the aggregate exceeds $5,000,000 in value and such judgment, order, warrant or process shall continue undischarged, unsatisfied or unstayed for sixty (60) days; or

                 (j) if the Parent Guarantor or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $3,000,000 that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or if notice of intent to terminate a Plan or Plans in a "distress situation" under Section 4041(c) of ERISA shall be filed under Title IV of ERISA by the Parent Guarantor, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or if any of such Persons files a notice of intent to terminate a Plan or Plans pursuant to a "standard" termination that qualifies as such due to an agreement by the Borrower of any member of the Controlled Group to contribute additional amounts to such Plan or Plans; or if the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such, Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Parent Guarantor and such proceedings shall not have been dismissed within thirty (30) days thereafter; or if a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

                 (k) if any of the Loan Documents shall for any reason cease to be in full force and effect in all material respects; or

                 (l) a Change of Control of the Servicer shall occur, without the consent of the Agent and the Majority Lenders; or

                 (m) all of the following shall have occurred: (A) a Servicer Default shall have occurred; (B) the Agent, acting at the direction of the Majority Lenders, shall have elected to terminate the Servicer; and (C) a replacement servicer shall have not assumed (or have been prohibited from assuming the obligations of the Servicer), despite the commercially reasonable efforts of the Agent to locate and qualify a replacement Servicer, the obligations of the Servicer within one hundred twenty (120) days thereafter; or

                 (n) the Borrower is required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

                 (o) a Default Level Asset Base Deficiency continues unremedied for thirty (30) days; or

                 (p) a default in the payment of any Agent Fees then due and payable, and the continuation of such default for more than three (3) Business Days after such amounts shall have become due and payable; or

                 (q) the failure of the Agent to have a first priority perfected security interest in the Collateral (excluding Permitted Liens) for an amount in excess of $500,000, unless cured or waived by the Agent within fifteen (15) days; or

SECTION 9. REMEDIES.

                 (a) Upon the occurrence of an Event of Default of a kind described in Sections 8(g) and (h), any unused Commitments shall automatically terminate and the then unpaid principal balance of, and accrued interest on, all Notes and all other amounts then payable hereunder, if not already due, shall immediately become and be due and payable, all without demand or notice to the Borrower or other formalities, all of which are hereby expressly waived by the Borrower.

                 (b) Upon the occurrence of an Event of Default which is not of a kind described in Sections 8(g) and (h), the Agent may, with the consent of the Majority Lenders, or shall, upon the request of the Majority Lenders, by notice to the Borrower, terminate any unused Commitments and declare the then unpaid principal balance of, and accrued interest on, all Notes (or any portion thereof) and all other amounts owing to the Lenders and the Agent under this Agreement and the other Loan Documents (or any portion thereof) to be due and payable forthwith.

                 (c) In the event the maturity of the Credit Loan shall have been accelerated pursuant to the foregoing Sections 9(a) or 9(b), the Borrower will cause the Gross Lease Revenue paid from and after such time to be paid directly to the Agent under the Security Agreement, for the benefit of the Lenders and the Agent.

                 (d) Subject to the other limitations contained in this Section 9 concerning the exercise of remedies, any Lender or the Agent may proceed to protect its rights by action at law, suit in equity or by any other appropriate measures, whether for specific performance of any covenant or agreement contained herein or in any other Loan Document and if the then unpaid principal balance of, and accrued interest on, all Notes (or any portion thereof) and shall have become due, by declaration or otherwise, to proceed to enforce the payment thereof or to enforce any other legal or equitable right of such Person.

                 (e) Upon the consent of the Majority Lenders, the Agent may, or, upon the request of the Majority Lenders, the Agent shall, subject in each case to Section 13.7, proceed to enforce the rights of the Lenders and/or the Agent, and the Lenders may direct the Agent to enforce the provisions of the Loan Documents authorizing the sale or disposition of all or any of the property included in the Collateral and, in its discretion, to exercise all or any of the other legal or equitable rights or remedies which the Agent may have when the Agent shall have become entitled to exercise remedies pursuant to the Loan Documents.

                 (f) If the Agent shall exercise any or all available remedies pursuant to the terms of any Loan Document, all moneys received by the Agent from the exercise of such remedies and any other moneys at the time in the possession of the Agent and available for distribution to the Lenders and/or the Agent shall be applied by the Agent in the following manner:

                 first, in or toward the payment of amounts owing to the Agent (excluding any amounts payable to Fortis Bank (Nederland) N.V. in its capacity as a Lender) for fees and disbursements paid or owing by the Agent to third parties for which the Agent is entitled to reimbursement or indemnification pursuant to this Agreement; provided, however, that the aggregate amount paid to the Agent pursuant to this clause first shall not exceed $75,000 in any calendar year without the prior consent of the Majority Lenders;

                 second, in or toward the reimbursement of amounts expended by each of the Lenders in accordance with the provisions of Section 13.7 of this Agreement; and

                 third, in or toward the payment of the amounts set forth in clause (III) of Section 2.18(b) hereof.

                 (g) This Agreement and each other Loan Document may be enforced against the Borrower and the Parent Guarantor by the Agent as agent of each of the Lenders, if so instructed, without the necessity of joining any or all of them as parties in the enforcement proceedings.

                 (h) All of the amounts to be paid to the Agent by the Borrower pursuant to Sections 9(c) and all interest and other amounts accrued thereon, shall be held as cash security in a cash collateral account (the "Cash Collateral Account"), to be applied upon the Agent's becoming entitled to exercise remedies pursuant to any of the Loan Documents, for the benefit of the Lenders and the Agent, against the Obligations in such manner as shall be provided in Sections 9(f) of this Agreement or in such other provisions of this Agreement as may be applicable or as the Agent shall otherwise, with the consent of the Majority Lenders, determine. The Cash Collateral Account shall be maintained in the name of, and under the sole dominion and control of, the Agent, and the Borrower hereby pledges to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders a security interest in, as security for the Obligations, any such Cash Collateral Account and all amounts from time to time held therein, including all interest and other amounts accrued thereon.

                 (i) As a separate stipulation independent from anything else herein contained, the Agent is hereby authorized, without notice to or any consent of the Borrower and without prejudice to any other right or remedy which the Agent might have from time to time or at any time or times while an Event of Default exists, without restrictions, to debit all or any of the Cash Collateral Account and appropriate, set-off or apply all or any part of the sums standing to the credit thereto towards the payment or discharge of any of the Obligations in accordance with the provisions of Section 9(f) hereof, and for the purposes of such appropriation or application, to transfer the whole or any part of the sums standing to the credit of the Cash Collateral Account to any of the offices of the Agent in any country whatsoever.

                 (j) The arrangements regarding all of or any part of the Cash Collateral Account shall not constitute a debt of the Agent due or payable to the Borrower and, accordingly, the Borrower shall at no time be entitled to withdraw any sum standing to its credit in the Cash Collateral Account until all of the Obligations have been paid in full.

                 (k) The Agent shall be permitted to invest from time to time any amounts on deposit in the Cash Collateral Account in certificates of deposit of prime commercial banks (having a maturity of fewer than 30 days). Upon the request of the Borrower, such amounts may be invested in other securities issued by any commercial bank acceptable to Majority Lenders in the ordinary course of its business; provided that all actions shall have been taken, and all such documents in form and substance reasonably satisfactory to the Agent, including an opinion of counsel, shall have been delivered to the Agent as it, in its sole discretion, shall deem reasonably necessary or advisable in order to assure the Agent that it, on behalf of the Lenders, shall have a duly perfected, first-priority lien, charge and security interest in and to such securities and the proceeds thereof.

SECTION 10. NOTICE AND WAIVERS OF DEFAULT.

           Section 10.1 Notice of Default. If any Lender shall give any notice or take any other action in respect of a claimed Default (whether or not constituting an Event of Default) under this Agreement, the Borrower shall forthwith give written notice thereof to the Agent, describing the notice or action and the nature of the claimed Default.

           Section 10.2 Waivers of Default. Any Default or Event of Default may be waived as provided in Section 20. The Agent shall notify the Borrower in writing of any waiver granted hereunder. Any Default or Event of Default so waived shall be deemed to have been cured and to be not continuing and to not have occurred for purposes of the Loan Documents, and upon such waiver the Borrower, and each of the Lenders shall be restored to their respective positions prior to the existence of the Default or Event of Default, whether or not acceleration of the maturity of the Notes shall have occurred pursuant to Section 9. No such waiver shall extend to or affect any subsequent or other Default or Event of Default or impair any rights consequent thereon. Notwithstanding anything in this Section 10 to the contrary, the Agent and the Lenders shall not be in any way obligated or required to grant any waiver and the decision to grant any waiver shall be in the sole discretion of the Lenders.

SECTION 11. SET OFF.

          In addition to, and not in limitation of, any rights granted by applicable law, and regardless of the adequacy of any collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Lender to the Parent Guarantor or the Borrower may, without notice to the Parent Guarantor or the Borrower (which is hereby expressly waived), be set off against any and all liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter rising, of the Parent Guarantor or the Borrower to such Lender. Each Lender agrees with the other Lenders that if an amount to be set off is to be applied to any Indebtedness of the Parent Guarantor or the Borrower to any such Lender, whether Indebtedness evidenced by any of the Notes or due under this Agreement or otherwise arising, such amount shall be applied ratably to all such indebtedness (except to the extent not permitted by the terms of any agreement or instrument evidencing the same). Each Lender further agrees with the other Lenders that if such Lender shall both (a) receive from either the Parent Guarantor or the Borrower or from any other source whatsoever, whether by voluntary payment, exercise of the right of set-off, counterclaim, cross action, or enforcement of any claim evidenced by the Notes, this Agreement or any other Loan Document, or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and (b) retain and apply to the payment of the amounts owing with respect to the Notes or of any amounts due to any such Lender under this Agreement or any other Loan Document any amount which is in excess of its ratable portion of the payments received by all of the Lenders, then such Lender shall make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution until the amount of such excess has been exhausted, assignment of claims, subrogation or otherwise, as shall result in each such Lender receiving in respect of its Notes and the amounts due any such Lender under this Agreement or any other Loan Document its ratable share of all such payments.

           Notwithstanding anything contained in this Section 11, any set-off rights exercisable by the Agent or any Lender hereunder against the Parent Guarantor or any of its property shall be subject to the Aggregate Maximum Guaranteed Payment (as such term is defined in the Parent Guaranty).

SECTION 12. SECURITY AND DISCHARGE.

                 (a) The Obligations shall be secured by the Parent Guaranty and the Security Agreement. The execution and delivery of the Parent Guaranty and each of the Security Documents shall constitute a condition precedent to the execution and delivery of this Agreement.

                 (b) Full Discharge.

(i) Subject to Section 9 of the Security Agreement, upon payment in full of the principal of and interest on all Notes issued hereunder and all other amounts owing to the Agent, the Lender or to any person under this Credit Agreement and all Commitments shall have been terminated, this Credit Agreement and the Security Agreement shall be discharged and the security interest of the Agent in the Containers and the Related Assets shall be terminated.

(ii) In connection with the discharge of this Credit Agreement and the release of the Collateral, the Agent shall, at the expense of the Borrower, promptly after request therefor by the Borrower, remit to the Borrower the then remaining items of the Collateral and execute and deliver to the Borrower or authorize the filing by the Borrower of any financing statements prepared by the Borrower evidencing such discharge and release.

                 (c) Partial Discharge. Upon any prepayment of the Notes in accordance with this Agreement, at the request of the Borrower, the Agent shall remit to the Borrower appropriate documentation evidencing the partial release of Collateral, so long as (w) the requested release would not give rise to a Default, an Early Amortization Event, a Servicer Default or an Event of Default, (x) the requested release would not result in an Asset Base Deficiency, (y) a Default, an Early Amortization Event, a Servicer Default or an Event of Default is not then continuing and (z) the Borrower shall use no adverse selection procedures in selecting the Collateral to be released, and the Agent shall authorize the filing by the Borrower of any financing statements prepared by the Borrower evidencing such partial discharge and release.

SECTION 13. THE AGENT.

           Section 13.1 Appointment. Each Lender hereby irrevocably designates and appoints Fortis Bank (Nederland) N.V. as the Agent for such Person under this Agreement, and each of the other Loan Documents, and each Lender hereby irrevocably authorizes Fortis Bank (Nederland) N.V., as the Agent for such Lender, to execute amendments to the Loan Documents (to the extent that such amendment has been approved by the requisite number of Lenders in accordance with the provisions of the Loan Documents) and to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms thereof, together with such other powers as are reasonably incidental thereto including, without limitation, the receipt from a Lender and remittance to the Borrower of any Credit Loan to be advanced by such Credit Lender in accordance with the provisions of Section 2.1 hereof. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

           Section 13.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it in good faith.

           Section 13.3 Exculpatory Provisions. Neither the Agent nor any shareholders, officers, directors, employees, agents, attorneys-in-fact or affiliates of the Agent shall be (a) liable for any action lawfully taken or omitted to be taken in good faith by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct or, in the case of the Agent, simple negligence in the handling of money or funds received by the Agent in accordance with the terms of the Loan Documents), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Parent Guarantor or the Borrower or any officer thereof contained in this Agreement or any other Loan Document, or by any party in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or the Parent Guarantor to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained or conditions of, this Agreement or any Loan Document or to inspect the properties, books or records of the Borrower. The Agent shall not be required to initiate or conduct any litigation or collection proceedings hereunder, and shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent shall not be deemed to have fiduciary obligation to any of the Lenders.

           Section 13.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of all counsel (including counsel to the Borrower and/or Parent Guarantor to the extent such counsel so comments in writing), Independent Accountants and other experts selected by the Agent. The Agent may deem and treat the named payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders (or such other percentage of the Lenders as required by the provisions of this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and all future holders of the Notes.

           Section 13.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless (i) the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default" or (ii) an officer of the Agent having responsibility for the transaction set forth in this Agreement shall have actual knowledge of the occurrence of an Event of Default. In the event that the Agent receives such a notice or otherwise obtains actual knowledge of the existence of an Event of Default, the Agent shall give notice thereof to the Lenders and consult with the Lenders with respect the action to be taken. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders or such other percentage of the Lenders as is expressly set forth in this Agreement, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

           Section 13.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any officers, directors, employees, agents, attorneys-in-fact or affiliates of the Agent has made any representations or warranties to it and that no action by the Agent hereinafter taken, including any review of the affairs of the Borrower or the Parent Guarantor shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and credit-worthiness of the Borrower and the Parent Guarantor and made its own decision to make its Credit Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking, or directing, any action under this Agreement or any other Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and credit-worthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or credit-worthiness of the Borrower which may come into the possession of the Agent or any officers, directors, employees, agents, attorneys-in-fact or affiliates of the Agent.

           Section 13.7 Indemnification.

                 (a) Each of the Lenders (or, in the case of a Conduit Lender, its managing agent) agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the principal balances of their respective Notes on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent (including any Lender) in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein, and the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct or, in the case of the handling of money or funds received by the Agent in accordance with the terms of the Loan Documents, simple negligence. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

                 (b) The Agent shall not be required to expend any of its own money to make up the full amount of any Credit Loan requested by the Borrower hereunder, or otherwise or incur any expense as a consequence of the failure of any Lender to make available to the Agent any Credit Loan which the Lenders have become obliged to make hereunder. If such a failure should occur and the Agent shall nevertheless have advanced money of its own or incur expense in order to make up the full amount of any such Credit Loan, it shall be deemed to have done so at the request of any Lender, which is in default, unless such Lender shall have previously notified the Agent that it should not make such an advance or incur such an expense to make good such failure, and in the absence of such prior notice, such Lender shall be obliged to pay to the Agent on demand the amount expended by the Agent out of its own funds plus any costs incurred by the Agent to carry such funds while such Lender is in default to the Agent hereunder, all of which shall constitute a loan by the Agent to such Lender which shall bear interest from the date of the advance by the Agent at its cost of funds plus the Applicable Margin from day to day on the Credit Loan with respect to which the advance or expenditure was made. During the continuance of any such default as between the Agent and such Lender, and notwithstanding anything elsewhere herein to the contrary expressed or implied, the principal amount of indebtedness in respect of Credit Loans made by such Lender in default shall be deemed to be reduced, so long as the default continues, by the amount not remitted by it to the Agent to make up such Lender's share of the amount of such Credit Loan and such principal amount and interest thereon shall be deemed assigned to and collectible by the Agent for its own account for application against the amount of its claim under the preceding sentence.

                 (c) In the event that the Agent does not receive from any Lender a payment which such Lender is required by the terms hereof to make to the Agent and the Agent has made the amount thereof available to the Borrower, as the intended recipient thereof, if the Borrower repays the Agent the amount made available to it, the Borrower shall be subrogated to the Agent's right to recover such amount from any Lender which failed to make such required payment.

           Section 13.8 Failure to Act.   Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 13.7 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

           Section 13.9 The Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, and its Affiliates as though Fortis Bank (Nederland) N.V. were not the Agent hereunder and Fortis Bank (Nederland) N.V. (any such successor) and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. With respect to its Credit Loans made or renewed by it, and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

           Section 13.10 Successor Agent.   The Agent may voluntarily resign as Agent upon thirty (30) days' notice to the Lenders and the Borrower, or shall resign upon the written request of the Majority Lenders (which, for this purpose, shall exclude any Credit Loans owing by the Borrower to the Agent or any of its Affiliates) if the Agent has failed to comply with the terms of this Agreement, with such written request also being provided to the Borrower. If the Agent shall resign as Agent under this Agreement, then the Majority Lenders shall appoint from among the Lenders a successor agent which successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the resigning Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement, or any holders of the Notes. If a successor Agent is not appointed before the end of such thirty (30) day notice period, the resigning Agent shall continue to serve as Agent hereunder for a limited period of time (not to exceed 15 days) beyond such thirty (30) day notice period; provided that (i) the Borrower and the Lenders diligently attempt to identify and appoint a successor Agent and (ii) after the expiration of such thirty (30) day period, the Agent may petition a court of competent jurisdiction to appoint a successor agent from among the existing Lenders willing to serve in such capacity. No resignation of an Agent shall become effective until such time as (i) a successor Agent has been appointed and (ii) the retiring Agent shall have assigned to the successor Agent all of its interest in the Collateral. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

           Section 13.11 Exercise of Remedies Under Security Documents.   Unless the Agent shall have determined that immediate action is desirable in order to protect the interests of the Lenders, the Agent shall consult with the Lenders before exercising any remedies under the Security Documents and shall (subject to receiving indemnification pursuant to Section 13.7) take such actions with respect thereto as shall be reasonably directed by the Majority Lenders.

           Section 13.12 Standard of Care.

          In performing its duties and functions hereunder, the Agent will exercise the same degree of care which it normally exercises in making and handling loans in which it alone is interested, but it does not assume further responsibility.

           Section 13.13 Dealing with the Lenders.

                 (a) The Agent may at all times deal solely with the several Lenders for all purposes of this Agreement and the protection, enforcement and collection of the Notes, including the acceptance and reliance upon any certificate, consent or other document of such Lenders and the division of payments in accordance with the terms of this Agreement, notwithstanding possession by the Agent of actual knowledge that any Lender has sold a participation in Credit Loans made or to be made by it hereunder to another Person.

                 (b) Promptly upon receipt thereof (or, such other time as shall be set forth in this Agreement or the other Loan Documents), the Agent shall send to each Lender a copy of all financial statements, certificates, notices or other reports delivered to the Agent pursuant to the terms of the Loan Documents.

           Section 13.14 Duties Not to be Increased.

          The duties and liabilities of the Agent shall not be increased without the written consent of the Agent.

           Section 13.15 Performance of Obligations.

          The Agent agrees to perform its obligations set forth in the Servicing Agreement in accordance with the terms thereof.

SECTION 14. EXPENSES AND INDEMNITIES.

          Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay: (a) the cost of producing and reproducing this Agreement and other instruments mentioned herein; (b) the reasonable fees, expenses and disbursements of the Agent and its counsel (as well as any outside counsel for the Lenders) incurred in connection with the preparation, negotiation and closing of this Agreement and other instruments mentioned herein, each funding hereunder, and all amendments, modifications, approvals, consents or waivers hereto, thereto, hereunder or thereunder, and (c) all reasonable out-of-pocket expenses (including attorneys' fees and costs) incurred by the Agent and by each Lender in connection with (i) the enforcement of this Agreement, the Loan Documents and the Notes against the Borrower and/or the Parent Guarantor or the administration thereof after the occurrence and during the continuance of a Default or Event of Default, and (ii) in connection with any workout, amendment, modification, approval, consent or waiver requested by the Borrower or Parent Guarantor, litigation, proceeding or dispute (other than one between two or more Lenders and other than one in which the Borrower commences proceedings against the Lenders or any Lender and prevails therein), whether arising hereunder or otherwise, in any way related to the Agent's or any Lender's relationship with the Borrower hereunder. The amount of all such expenses shall, if not paid within 30 days of receipt of invoice, until paid, bear interest at the rate applicable to principal hereunder (including any Default Rate) and be an obligation secured by any collateral. After the occurrence and during the continuance of an Event of Default, the Borrower shall pay the costs of any field audit examinations that the Agent or any Lender may conduct in its discretion; provided, however, that the Agent, each Lender and their duly authorized representatives, attorneys and accountants shall use reasonable commercial efforts to share information with one another and otherwise cooperate with on another to limit the number of audits per annum and minimize the expenses incurred by the Servicer in connection with any audits or inspections hereunder. The Borrower further agrees to indemnify and hold harmless the Indemnified Parties from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an Indemnified Party by reason of or resulting from any litigation, proceeding or dispute commenced or threatened against the Agent, or any Lender arising out of the transactions contemplated hereby unless such damages, losses, settlement payments, obligations or liabilities were caused by the gross negligence or willful misconduct of such Indemnified Party. In any investigation, proceeding or litigation, or the preparation therefor, the Agent and each Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. The covenants of this Section 14 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

SECTION 15. SURVIVAL OF COVENANTS, ETC.

          All covenants, agreements, representations and warranties made herein, in the other Loan Documents and in any certificates or other papers delivered by or on behalf of the Borrower and the Parent Guarantor, pursuant hereto shall survive the making by each Lender of Credit Loans, as herein contemplated and shall continue in full force and effect so long as amount due under this Agreement or the Notes remains outstanding and unpaid. Notwithstanding anything in this Agreement or implied by law to the contrary, the indemnification agreements of the Borrower set forth in Section 2 of this Agreement shall survive the payment of amounts due under this Agreement or the Notes. All statements of fact relating to the Borrower contained in any certificate or other paper delivered to the Agent or to any Lender at any time after the date hereof by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower and the Parent Guarantor hereunder.

SECTION 16. PARTIES IN INTEREST; SUCCESSORS AND ASSIGNS.

                 (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Parent Guarantor, and the Servicer, or the Lenders and the Agent shall bind and inure to the benefit of their respective successors and assigns.

                 (b) Any Lender may (i) assign to (A) in the case of a Conduit Lender, its Credit Support Party so long as such Credit Support Party is not a Competitor or a Prohibited Institution, or (B) one or more Affiliates of the Lender all or a portion, or (ii) assign to one or more other assignees that is neither a Competitor or a Prohibited Institution (each, an "Assignee") all or a portion (not less than $15,000,000 original principal amount, or if less than $15,000,000, such Lender's entire Credit Loan), in each case, of its interests, rights and obligations under this Agreement and the other Loan Documents, including all or a portion of such Lender's Credit Loan(s), at the time made by or owing to it, provided that (i) except in the case of an assignment by a Conduit Lender to its Credit Support Party, the parties to each such assignment shall execute and deliver to the Agent an instrument of assignment and acceptance substantially in the form of Exhibit I (an Assignment and Acceptance); (ii) such assignment shall not result in the incurrence of increased costs, expenses or taxes that are otherwise reimbursable by the Borrower in accordance with the terms of the Loan Documents; and (iii) after giving effect to such assignment the assigning Lender shall retain (if it retains any portion) a minimum of $15,000,000 original principal amount of its interests, rights, and obligations under this Agreement and the other Loan Documents. Upon acceptance and recording in the Register pursuant to paragraph (d) of this Section 16, from and after the effective date specified in each Assignment and Acceptance: (i) the Assignee (if not already a Lender hereunder) shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the same rights and obligations as a Lender under this Agreement, and the terms "Lender" and "Lenders" thereafter shall include such Assignee, and (ii) the assigning Lender shall be released from any future obligations under this Agreement with respect to the interest assigned, provided that in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under this Agreement, such Lender shall continue to be entitled to the benefits of the indemnification provisions of Sections 2 and 14 hereof, as well as to any fees or amounts accrued for its account hereunder and not yet paid and shall continue to be responsible for obligations and liabilities incurred prior to such assignment. The Borrower shall upon request of the Assignee and delivery of the assigning Lender's Note execute new Notes in appropriate denominations and class to evidence the Credit Loans after an assignment and shall deliver such new Notes to the Assignee and the assigning Lender (to the extent it retains any portion of the Credit Loans) in exchange for the return of the Notes that previously evidenced such Credit Loans.

                 (c) [Section intentionally omitted]

                 (d) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Assignees, and the principal amount of the Credit Loans owing to each Assignee from time to time (the Register). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, each Lender, and any Assignees may treat each person whose name is recorded in the Register as an Assignee for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Parent Guarantor, the Lenders, and any Assignee, at any reasonable time upon reasonable prior notice.

                 (e) If, pursuant to this Section 16, any interest in this Agreement is assigned to any Assignee that is not incorporated or organized under the laws of the United States or a state thereof, such Assignee shall agree that, if requested in writing by the Borrower or the Agent, it shall deliver to the Borrower and the Agent: (i) two valid, duly completed copies of United States Internal Revenue Service (IRS) Form W-8BEN or W-8ECI or 4224 or successor applicable form, as the case may be, certifying in each case that such Assignee is entitled to receive payments made under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, and (ii) a valid, duly completed IRS Form W-8BEN or W-8ECI or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Assignee which delivers to the Agent a Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Agent two copies of the Form W-8BEN or W-8ECI, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, certifying in the case of a Form W-8BEN or W-8ECI that such Assignee is entitled to receive payments made under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless any change in treaty, law or regulation or official interpretation thereof has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Assignee from duly completing and delivering any such letter or form with respect to it and such Assignee advises the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8BEN or W-8ECI, establishing an exemption from United States backup withholding tax.

                 (f) Each Lender may sell to one or more Persons, so long as such Person is not a Competitor or a Prohibited Institution (each, a Participant) a participation of such Lender's interests, rights and obligations under this Agreement and the other Loan Documents (including all or a portion of the Credit Loan(s)), provided that: (i) such Lender shall remain solely responsible for the performance of its obligations under this Agreement, (ii) such Participant shall be entitled to the benefit of the indemnification and cost protection provisions in Section 2 and, if the Borrower shall have been notified by the Participant that it is a Participant, the right to set off contained in Section 11; and (iii) the Borrower, the Agent and the Lenders shall continue to deal solely and directly with such selling Lender in connection with its rights and obligations under this Agreement. All amounts payable by the Borrower hereunder shall be determined as if that Lender had not sold such participation. At any time or from time to time, upon written request to a Lender by the Borrower, such Lender shall provide the Borrower a written statement of whether it has sold any participation in its interests, rights and obligations hereunder and, if so, the amount of such participation sold and the identity of the purchaser or purchasers.

                 (g) Notwithstanding anything else to the contrary contained herein, no participation or assignment shall, without the consent of the Borrower, require the Borrower to (i) register or qualify the Credit Loans, the Notes or any assignments thereof or participation therein under the Securities Act of 1933, as amended, or the Blue Sky law of any state or (ii) indemnify any Assignee or Participant against (or protect, defend or keep any such Person harmless from) any indemnification or cost protection claim pursuant to the provisions of Sections 2.8, 2.9, 2.16, 2.17 or 14 in excess of the amount that would have been payable by the Borrower had the assignment or participation, as the case may be, not occurred.

                 (h) The Borrower shall not assign, transfer or delegate any of its rights and duties under this Agreement and the other Loan Documents. Any purported assignment, transfer or delegation in violation of the prior sentence shall be null and void.

                 (i) Any Lender, Assignee or Participant may at any time pledge or assign all or any portion of its rights under this Agreement to a Federal Reserve Bank.

                 (j) No Lender may assign, or sell a participation interest in, any of its rights under this Agreement, the Notes, or any other Loan Document to the Borrower or any of the Borrower's Affiliates or to any Prohibited Institution.

SECTION 17. NOTICES, ETC.

           Except as otherwise expressly provided herein, all notices and other communications made or required to be given pursuant to this Agreement, the Notes, the Security Agreement, Parent Guaranty or the Pledge Agreement must be in writing shall be deemed to have been given: when delivered by hand, two Business Days after being properly deposited in the mails postage prepaid, when sent by telex, answer-back received, or fax transmission, or the next Business Day after being delivered to the telegraph company or overnight courier, addressed to such party at its address indicated below (or at such other address as any party may from time to time specify by notice to the other parties):

(a) If to the Borrower, at:	c/o Interpool Limited 211 College Road East Princeton, New Jersey 08540 Attention: Chief Financial Officer Telephone: (609) 452-8900 Facsimile: (609) 452-8211

(b) If to the Agent, at:	Fortis Bank (Nederland) N.V. Coolsingel 93 P.O. Box 749 3000 AS Rotterdam The Netherlands Attention: Aviation and Intermodal Finance Group Telephone: 31 10 401 6014 Facsimile: 31 10 401 6343

With a copy to:	Fortis Bank (Nederland) N.V.
Syndicated Loans Agency
Coolsingel 93
3012 AE Rotterdam
Attention: Edwin van Loopik, R01.08.05
Telephone: +31 10 401 6546
Facsimile: +31 10 401 5937

P.O. Box 749
3000 AS Rotterdam
The Netherlands

(c) If to the Lenders, at the addresses set forth below their signature lines on this Agreement; and

(d) If to the Parent Guarantor, at:	Interpool, Inc. 211 College Road East Princeton, New Jersey 08540 Attention: Chief Financial Officer Telephone: (609) 452-8900 Facsimile: (609) 452-8211

SECTION 18. MISCELLANEOUS.

          This Agreement and the Notes shall be deemed to be contracts under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of said State (including Section 5-1401 and 5-1402 of the General Obligations Law, but otherwise without giving effect to any conflicts of laws provisions contained therein). The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Agent or any Lender would otherwise have. Any instrument required by any of the provisions hereof to be in the form annexed hereto as an exhibit shall be substantially in such form, with such changes therefrom, if any, as may be approved by the Agent and the Borrower. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

SECTION 19. ENTIRE AGREEMENT, ETC.

          This Agreement, together with the other Loan Documents, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except as provided in Section 20.

SECTION 20. CONSENTS, AMENDMENTS, WAIVERS, ETC.

           No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, the Majority Lenders and Borrower, and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, no amendment, waiver or consent shall, without the prior written consent of each Lender affected thereby, do any of the following: (i) waive any of the conditions specified in Sections 4 or 5, or any Events of Default set forth in Sections 8(g) or (h); (ii) subject any of the Lenders to any additional Obligations including, without limitation, obligating any Lender to restore its Commitment to make additional Credit Loans following the termination of its Commitment after the occurrence of either an Event of Default or any Early Amortization Event; (iii) reduce the principal of or interest owing on any Note, or any fees or other amounts payable hereunder; (iv) postpone any date fixed for any payment in respect of, or waive any default in the payment of any, principal of or interest on any Credit Loans or any fees or other amounts payable hereunder, (v) change the number of Lenders which shall be required for the Lenders, or any of them, to take any action hereunder; (vi) amend any of Section 2.5, Section 2.7(b), Section 2.7(c), Section 16(h) or this Section 20, (vii) amend the definition of any of the terms "Majority Lenders", "Fair Market Value", "Net Book Value", "Finance Lease Value", "Eligible Container", "Eligible Lease", "Conversion Date", "Refinancing Event" or any defined term used in any of the foregoing definitions; (viii) release all or any substantial part of the Collateral from the Lien of the Security Agreement except in accordance with the provisions of Section 7.12 hereof; (ix) release either the Borrower or the Parent Guarantor from its obligations hereunder or under any of the other Loan Documents; or (xi) permit the creation of any Lien on the Collateral ranking prior to, or on parity with, the Lien created by the Security Agreement. Notwithstanding the foregoing only the prior written consent of the Agent shall be necessary for the approval of Key Officers. In addition, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

SECTION 21. WAIVER OF JURY TRIAL.

          THE AGENT, THE LENDERS, THE BORROWER, AND THE PARENT GUARANTOR AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY LOAN DOCUMENT, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE AGENT, THE LENDERS, THE BORROWER, AND THE PARENT GUARANTOR, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE AGENT, ANY LENDER, THE BORROWER, NOR THE PARENT GUARANTOR HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

SECTION 22. SUBMISSION TO JURISDICTION; WAIVERS.

           THE BORROWER AND THE PARENT GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                 (a) SUBMIT FOR THEMSELVES AND THEIR PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITUATED IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                 (b) CONSENT THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREE NOT TO PLEAD OR CLAIM THE SAME;;

                 (c) WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON EACH OF THEM AND AGREE THAT ALL SUCH SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER OR THE PARENT GUARANTOR AT THEIR ADDRESSES SET FORTH IN SECTION 17 OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO THE BORROWER'S AND THE PARENT GUARANTOR'S ADDRESS AS SET FORTH IN SECTION 17;

                 (d) WAIVE ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE AGENT TO EXERCISE ANY REMEDIES SET FORTH HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS;;

                 (e) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT OR OTHERWISE AFFECT THE RIGHT OF THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE PARENT GUARANTOR OR THEIR PROPERTY IN THE COURTS OF OTHER JURISDICTIONS;;

                 (f) THE BORROWER APPOINTS AND DESIGNATES INTERPOOL, INC., HAVING AN ADDRESS AT 633 THIRD AVENUE, 27TH FLOOR, NEW YORK, NEW YORK 10017, ITS TRUE AND LAWFUL ATTORNEY-IN-FACT AND DULY AUTHORIZED AGENT FOR THE LIMITED PURPOSE OF ACCEPTING SERVICING OF LEGAL PROCESS AND THE BORROWER AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS ON THE BORROWER.;

SECTION 23. ACKNOWLEDGEMENTS.

          The Borrower and the Parent Guarantor hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;;

                 (b) no Lender has any fiduciary relationship with or fiduciary duty to the Borrower and/or the Parent Guarantor arising out of or in connection with this Agreement or any of the other documents, and the relationship between the Lender, the Borrower, and the Parent Guarantor in connection herewith or therewith is solely that of debtor and creditor; and;

                (c) no joint venture is created hereby or by any other documents or otherwise exists by virtue of the transactions contemplated hereby between the Borrower, the Parent Guarantor, and the Lender.;

SECTION 24. CONFIDENTIALITY.

          The confidentiality provisions of Section 16 of the Parent Guaranty are hereby incorporated by reference mutatis mutandis. Notwithstanding anything to the contrary herein, no limitation is imposed with respect to disclosure of the tax treatment and tax structure of the transactions contemplated hereby.

SECTION 25. CERTAIN SPECIAL PROVISIONS.

          In the ease of any Lender which is a commercial paper conduit and executes this Agreement in such capacity (each, a "Conduit Lender"), the following special provisions shall apply:

           (A) No claim arising out of or relating to this Agreement or any related document, agreement or understanding (collectively, the "Operative Documents") or any of the matters contemplated by any thereof shall be had against the Conduit Lender, nor shall the Conduit Lender have any liability or obligation under any Operative Document or any of the matters contemplated by any thereof or in respect of any thereof, except solely to the extent of Excess Funds, and to the extent not paid from Excess Funds and any obligation of Conduit Lender shall be deemed no longer outstanding. "Excess Funds" shall mean all available funds of the Conduit Lender which are in excess of such portion of those funds as are needed to pay and discharge in full at maturity all of its debts, duties, liabilities and obligations, including, without limitation, all commercial paper, due or to become due within 368 days from the date of the latest maturing commercial paper issued or to be issued by it. In determining the liability of Conduit Lender in respect of any obligation ("Subject Obligation") other than the face value of the Commercial Paper, Conduit Lender is expressly agreed to have no liability of any kind with respect to any such obligation (and any such obligation shall constitute a "claim" for purposes of the United States Bankruptcy Code and any analogous law, domestic or foreign as now or hereafter in effect) except solely to the extent that the Conduit Lender has Excess Funds which pursuant to its program collateral agreement are available to satisfy such obligations.

           (B) Each party hereto further irrevocably agrees that it will not initiate against a Conduit Lender, or join with others in initiating against a Conduit Lender, any bankruptcy, insolvency, reorganization or analogous proceeding under any law, domestic or foreign as now or hereafter in effect until the 368th day following the payment in full at the maturity thereof of all Commercial Paper issued or to be issued by Conduit Lender and of all its other debts, duties, liabilities and obligations.

           (C) No recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, the Conduit Lender arising out of or based upon any Operative Document against J H Management Corporation or against any stockholder, employee, officer, director or incorporator of the Conduit Lender or J H Management Corporation; provided, however, that the foregoing shall not relieve any such Person or entity from any liability they might otherwise have arising from his, her or its willful misconduct or intentional misrepresentation.

           (D) Except as set forth in Section 16(b), 16(f) or 16(g) hereof, no provision hereof or of any other Operative Document shall restrict in any way the ability of the Conduit Lender to transfer its Loans to any Credit Support Party. "Credit Support Party" means any Person providing pursuant to any liquidity, asset purchase or other contractual obligation (each, a "Credit Support Agreement") liquidity, credit or cash collateral support in respect of the commercial paper issued by the Conduit Lender to fund its Loans.

           (E) Any action which may be taken by, or notice given by or to, such Conduit Lender under any of the Operative Documents shall be sufficient and effective if taken by, or given by or to, the managing agent (the "Managing Agent") in respect of such Conduit Lender executing this Agreement as such.

SECTION 26. DOLLAR DENOMINATED TRANSACTION.

          The parties hereto (A) acknowledge that the matters contemplated by this Agreement are part of an international financing transaction and (B) hereby agree that (i) specification and payment of Dollars is of the essence, (ii) Dollars shall be the currency of account in the case of all obligations under this Agreement and the other Loan Documents unless otherwise expressly provided herein or therein, (iii) the payment obligations of the parties under this Agreement and the other Loan Documents shall not be discharged by an amount paid in a currency or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or otherwise, except to the extent actually received by the Person entitled thereto and converted into Dollars by such Person (it being understood and agreed that, if any transaction party shall so receive an amount in a currency other than Dollars, it shall (A) if it is not the Person entitled to receive payment, promptly return the same (in the currency in which received) to the Person from whom it was received or (B) if it is the Person entitled to receive payment, either, in its sole discretion, (x) promptly return the same (in the currency in which received) to the Person from whom it was received or (y) subject to reasonable commercial practices, promptly cause the conversion of the same into Dollars), (iv) to the extent that the amount so paid on prompt conversion to Dollars under normal commercial practices does not yield the requisite amount of Dollars, the obligee of such payment shall have a separate cause of action against the party obligated to make the relevant payment for the additional amount necessary to yield the amount due and owing under this Agreement and the other Loan Documents, (v) if, for the purpose of obtaining a judgment in any court with respect to any obligation under this Agreement and the other Loan Documents, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the obligor in respect of such obligation will pay such additional amounts (if any) as may be necessary to insure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York City, New York, in accordance with normal banking procedures, will result in realization of the amount then due in Dollars and (vi) any amount due under this paragraph shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of this Agreement and the other Loan Documents.

SECTION 27. NO NOVATION.

           NOTWITHSTANDING THAT THE ORIGINAL AGREEMENT, THE AMENDED AND RESTATED AGREEMENT AND THE SECOND AMENDED AND RESTATED AGREEMENT ARE HEREBY AMENDED AND SUPERCEDED BY THIS AGREEMENT AS OF THE THIRD RESTATEMENT DATE, NOTHING CONTAINED HEREIN SHALL BE DEEMED TO CAUSE A NOVATION OR DISCHARGE OF ANY EXISTING INDEBTEDNESS OF THE BORROWER UNDER ANY SUCH DOCUMENTS OR ANY OTHER LOAN DOCUMENT, OR THE SECURITY INTEREST IN THE COLLATERAL CREATED THEREBY.

SECTION 28. LIMITATION ON DAMAGES.

          The parties hereto agree that in the event of any legal or arbitral action, suit or proceeding arising out of or relating to the Loan Documents, the Commitments, the Collateral, the use or contemplated use of proceeds of any Credit Loan, the relationship of the Borrower, the Parent Guarantor, the Agent, and the Lenders under the Loan Documents or any transaction contemplated by the Loan Documents, the prevailing party or parties shall not be entitled to an award of incidental, consequential or punitive damages; provided, however, that in no event shall attorneys' fees and expenses be considered incidental, consequential or punitive damages for purposes of this Section 28.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duty authorized officers as of the day and year first written above.

Borrower: INTERPOOL CONTAINER FUNDING, SRL By: Name: Title:

Agent: FORTIS BANK (NEDERLAND) N.V., as Agent By: Name: Title: By: Name: Title:

Parent Guarantor: INTERPOOL, INC. By: Name: Title:

Lenders: FORTIS BANK (NEDERLAND) N.V. By: Name: Title: By: Name: Title:

Address:	Coolsingel 93 P.O. Box 749 3000 AS Rotterdam The Netherlands
Attention: Aviation and Intermodal Finance Group Telephone: 31 10 401 6014 Facsimile: 31 10 401 6343

SOCIETE GENERALE, NEW YORK BRANCH By: Name: Title:

Address:	Societe Generale 1221 Ave. of the Americas, 7th Floor New York, NY 10020
Attention: Todd Kendall Telephone: 212-278-7257 Facsimile: 212-278-7320

HSH NORDBANK AG, NEW YORK BRANCH By: Name: Title: By: Name: Title:

Address:	590 Madison Avenue New York, NY 10022
Attention: Hari Raghavan; Linh Duong Telephone: 212-407-6054 Facsimile: 212-407-6072

WESTLB AG, NEW YORK BRANCH By: Name: Title: By: Name: Title:

Address:	1211 Avenue of the Americas New York, NY 10036
Attention: Carol Hom Telephone: 212-852-5949 Facsimile: 212-597-1106

GOTHAM FUNDING CORPORATION By: Name: Title:

Address:	c/o The Bank of Tokyo-Mitsubishi, Ltd., New York Branch 1251 Avenue of the Americas New York, NY 10020
Attention: Securitization Department (Chris Pohl) Telephone: 212-782-4911 Facsimile: 212-782-6448

CREDIT INDUSTRIEL ET COMMERCIAL, NEW YORK BRANCH By: Name: Title: By: Name: Title:

Address:	520 Madison Avenue, 37th Floor New York, NY 10022
Attention: Adrienne Molloy Telephone: 212-715-4605 Facsimile: 212-715-4535

CALYON NEW YORK BRANCH By: Name: Title: By: Name: Title:

Address:	1301 Avenue of the Americas New York, NY 10019
Attention: Michael Madnick Telephone: 212-261-7866 Facsimile: 212-459-3179

EXHIBIT A
TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF MARCH 15, 2005
AMONG
FORTIS BANK (NEDERLAND) N.V.,
AS AGENT,
THE LENDERS THAT ARE PARTIES THERETO
FROM TIME TO TIME,
INTERPOOL CONTAINER FUNDING, SRL,
AND
INTERPOOL, INC.

FORM OF NOTE
Up to [$____________]	_________________

          FOR VALUE RECEIVED, the undersigned, INTERPOOL CONTAINER FUNDING, SRL, a society with restricted liability organized under the Societies with Restricted Liabilities Act, 1995-7 of Barbados, having its principal office and place of business at _______________________________ (together with its successors and permitted assigns, the "Borrower"), hereby absolutely and unconditionally promises to pay to the order of ____________________________________________, a _______________________ (together with its successors and permitted assigns, the "Lender") at such address as the Lender may from time to time designate in writing, the principal sum of up to _____________________ Dollars ($[__________]) at the times and in the amounts set forth in the Third Amended and Restated Credit Agreement, dated as of March 15, 2005 (as the same may be modified, amended, extended, renewed, supplemented or restated from time to time, the "Credit Agreement"), by and between the Borrower, Interpool, Inc., the other lenders from time to time parties thereto, and Fortis Bank (Nederland) N.V., as agent (in such capacity, the "Agent"), and to pay interest on the principal balance hereof from time to time outstanding at the times and at the rate(s) per annum applicable from time to time as specified in the Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Credit Agreement.

          This Note is one of the notes referred to in, evidences borrowings under and has been issued by the Borrower in accordance with the terms of, the Credit Agreement. The Lender and any holder hereof shall be bound by and entitled to the benefits of the Credit Agreement and may enforce the agreements of the Borrower contained therein, and any holder may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof.

          The Borrower has the right under certain circumstances and the obligation under certain other circumstances to prepay in whole or some specified portion of the principal amount of this Note on the terms and conditions specified in the Credit Agreement.

          If any one or more Events of Default described in the Credit Agreement shall occur, the entire unpaid principal amount of this Note and all unpaid interest accrued hereunder may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement. After the occurrence and during the continuance of a Default in the payment of any amount due hereunder, such past due amount shall bear interest at the Default Rate as provided in the Credit Agreement.

          The Borrower and every endorser or guarantor of this Note hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note (except as otherwise specifically provided in the Credit Agreement), assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

          This Note is secured by a security interest in certain assets of the Borrower, and is guaranteed by Interpool Inc., in each case, as provided in the Credit Agreement and the other Loan Documents referred to therein.

          All of the provisions of this Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

          This Note shall be governed by, and construed in accordance with, the laws of the State of New York, including Sections 5-1401 and 5-1402 of the General Obligations Law, but otherwise without giving effect to any conflicts of law provisions contained therein.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized undersigned officer as of the date first written above.

INTERPOOL CONTAINER FUNDING, SRL By: Name: Title:

SCHEDULE 4
TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
FUNDING COMMITMENTS AND PAYMENT INSTRUCTIONS

             Lender                                                  Amount
             ------                                                  -------
Fortis Bank (Nederland) N.V.                                       $125,000,000
Societe Generale, New York Branch                                  $100,000,000
HSH Nordbank AG, New York Branch                                   $70,000,000
WestLB AG, New York Branch                                         $70,000,000
The Bank of Tokyo-Mitsubishi, Ltd., New York Branch                $45,000,000
Credit Industriel et Commercial, New York Branch                   $45,000,000
Calyon New York Branch                                             $45,000,000

Payment Instructions for Fortis Bank (Nederland) N.V.1

Bank Swift Address ABA Number Account Number Account Name Swift Address	ABN AMRO Bank N.V., New York ABNAUS33 026 009 580 63 70 70 34 27 41 Fortis Bank (Nederland) N.V. FTSBNL2R

____________
1 Instructions for so long as the Trust Account is maintained at Fortis Bank (Nederland) N.V. All payments of principal, interest and fees owing to Fortis will be directly debited by Fortis against such account.

For further credit to account no. 24.00.43.111/Interpool.

Payment Instructions for Societe Generale, New York Branch

Bank Address ABA Number Account Number Account Name Reference	Societe Generale, New York Branch 560 Lexington Ave. New York, NY 10022 026004226 9051422 LSG Interpool

Payment Instructions for HSH Nordbank AG, New York Branch

Bank Address ABA Number Account Number Reference	JPMorgan Chase New York, NY 021000021 400949687 Interpool Container Funding SRL ("ICF")

Payment Instructions for WestLB AG, New York Branch

Bank Address ABA Number Account Number Reference	The Chase Manhattan Bank, N.A. 1 Chase Manhattan Plaza, New York, NY 021000021 9201060663 WestLB AG, New York Branch Interpool Container Funding SRL

Payment Instructions for The Bank of Tokyo-Mitsubishi, Ltd., New York Branch

Bank Address ABA Number Account Number Reference	Bank of Tokyo-Mitsubishi Trust Company 1251 Avenue of the Americas, NY, NY 10020 026009687 310035147 Interpool/Gotham

Payment Instructions for Credit Industriel et Commercial, New York Branch

Bank ABA Number Account Number Account Name Reference	Deutsche Bank Trust Company Americas 021001033 04201520 Credit Industriel et Commercial CIC/Interpool 2005

Payment Instructions for Calyon New York Branch

Bank ABA Number Account Number Account Name Attention Reference	Federal Reserve Bank 026008073 0188179370100 Calyon New York Branch Loan Servicing Interpool Inc.

SCHEDULE 5
TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
POST REVOLVING PERIOD TARGETED ADVANCE RATE

Payment Date Post-Revolving Credit Period           Advance Rate
End of revolving credit period                                      0.850
                                             1                      0.837
                                             2                      0.824
                                             3                      0.811
                                             4                      0.798
                                             5                      0.786
                                             6                      0.773
                                             7                      0.760
                                             8                      0.747
                                             9                      0.734
                                            10                      0.721
                                            11                      0.708
                                            12                      0.695
                                            13                      0.683
                                            14                      0.670
                                            15                      0.657
                                            16                      0.644
                                            17                      0.631
                                            18                      0.618
                                            19                      0.605
                                            20                      0.592
                                            21                      0.580
                                            22                      0.567
                                            23                      0.554
                                            24                      0.541
                                            25                      0.528
                                            26                      0.515
                                            27                      0.502
                                            28                      0.489
                                            29                      0.477
                                            30                      0.464
                                            31                      0.451
                                            32                      0.438
                                            33                      0.425
                                            34                      0.412
                                            35                      0.399
                                            36                      0.386
                                            37                      0.373
                                            38                      0.361
                                            39                      0.348
                                            40                      0.335
                                            41                      0.322
                                            42                      0.309
                                            43                      0.296
                                            44                      0.283
                                            45                      0.270
                                            46                      0.258
                                            47                      0.245
                                            48                      0.232
                                            49                      0.219
                                            50                      0.206
                                            51                      0.193
                                            52                      0.180
                                            53                      0.167
                                            54                      0.155
                                            55                      0.142
                                            56                      0.129
                                            57                      0.116
                                            58                      0.103
                                            59                      0.090
                                            60                      0.077
                                            61                      0.064
                                            62                      0.052
                                            63                      0.039
                                            64                      0.026
                                            65                      0.013
                                            66                      0.000